Exhibit 10.1
FIRST AMENDMENT
TO THE
FIFTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This FIRST AMENDMENT TO THE FIFTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of September 30, 2025, is entered into by and among the following parties:

(i)        CARDINAL HEALTH FUNDING, LLC, a Nevada limited liability company (the “Original Seller”);

(ii)    CARDINAL HEALTH 23 FUNDING, LLC, a Nevada limited liability company (the “Additional Seller” and, together with the Original Seller, the “Sellers”);

(iii)    GRIFFIN CAPITAL, LLC, a Nevada limited liability company (“Griffin”);

(iv)    CARDINAL HEALTH 23, LLC, a Nevada limited liability company (“CH 23” and, together with the Seller, the Additional Seller and Griffin, the “Seller Parties” and each, a “Seller Party”);

(v)    WELLS FARGO BANK, N.A. (“WF”), as a Financial Institution and as the Managing Agent for WF’s Purchaser Group;

(vi)    LIBERTY STREET FUNDING LLC (“Liberty Street”), as a Conduit;

(vii)    THE BANK OF NOVA SCOTIA (“BNS”), as the Related Financial Institution for Liberty Street and as the Managing Agent for Liberty Street’s Purchaser Group;

(vii)    PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Financial Institution, as the Managing Agent for PNC’s Purchaser Group and as an LC Bank;

(ix)    BANK OF AMERICA, NATIONAL ASSOCIATION (“BofA”), as a Financial Institution and as the Managing Agent for BofA’s Purchaser Group;

(x)    VICTORY RECEIVABLES CORPORATION (“Victory”), as a Conduit; and

(xi)    MUFG BANK, LTD. (“MUFG”) (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch), as the Related Financial Institution for Victory, as Managing Agent for Victory’s Purchaser Group and as the Agent.

PRELIMINARY STATEMENTS

WHEREAS, the parties hereto are parties to that certain Fifth Amended and Restated Receivables Purchase Agreement, dated as of September 1, 2023 (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”);

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WHEREAS, concurrently herewith, each of the parties hereto is entering into that certain Amended and Restated Fee Letter, dated as of the date hereof (the “A&R Fee Letter”); and
WHEREAS, the parties hereto desire to amend the Receivables Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and adequacy of which the parties hereto hereby acknowledge, the parties hereto agree as follows:

Section 1.    Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Receivables Purchase Agreement.

Section 2.    Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as shown on the marked pages of the Receivables Purchase Agreement attached hereto as Exhibit A.

Section 3.    Representations and Warranties. On the date hereof, each Seller Party hereby represents and warrants (as to itself) to the Purchasers, the Managing Agents and the Agent as follows:

(a)    after giving effect to this Amendment and the A&R Fee Letter, no event or condition has occurred and is continuing which constitutes an Amortization Event or Potential Amortization Event;

(b)    after giving effect to this Amendment and the A&R Fee Letter, the representations and warranties of such Person set forth in the Receivables Purchase Agreement and each other Transaction Document are true and correct in all material respects as of the date hereof, as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then in all material respects as of such earlier date); and

(c)    this Amendment and the A&R Fee Letter constitute the valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

Section 4.    Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof upon receipt by the Agent of each of the following, in each case, in form and substance reasonably satisfactory to the Agent:

(a)    counterparts of this Amendment, duly executed by each of the parties hereto;

(b)    counterparts of the A&R Fee Letter, duly executed by each of the parties thereto; and

(c)    confirmation that each of the Financial Institutions has received its respective “Amendment Fee” (under and as defined in the A&R Fee Letter) in accordance with the A&R Fee Letter.

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Section 5.    Miscellaneous.

(a)    Effect of Amendment; Ratification. Except as specifically set forth herein, the Receivables Purchase Agreement (as amended hereby) is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Receivables Purchase Agreement, shall be deemed to be references to the Receivables Purchase Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Receivables Purchase Agreement other than as specifically set forth herein.

(b)    Costs, Fees and Expenses. The Sellers agree to reimburse each of the parties hereto (other than Griffin and CH 23) on demand for all reasonable and documented out-of-pocket costs, fees and expenses incurred by such parties (limited, in the case of legal fees and expenses, including, to the reasonable and documented out-of-pocket fees and expenses of one counsel to the Agent) incurred in connection with the preparation, execution and delivery of this Amendment.

(c)    Counterparts; Delivery. This Amendment may be executed in any number of counterparts (including by facsimile or other electronic means of communication) and by the different parties hereto on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. For purposes of this Amendment, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

(d)    Severability. Any provision contained in this Amendment which is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

(e)    Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Receivables Purchase Agreement or any provision hereof or thereof.

(f)    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

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(g)    WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AMENDMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.
CARDINAL HEALTH FUNDING, LLC,
as Original Seller

By: /s/ Scott B. Zimmerman
Name: Scott B. Zimmerman
Title: Authorized Signatory

CARDINAL HEALTH 23 FUNDING, LLC,
as Additional Seller

By: /s/ Scott B. Zimmerman
Name: Scott B. Zimmerman
Title: Authorized Signatory

GRIFFIN CAPITAL, LLC,
as Original Servicer

By: /s/ Scott B. Zimmerman
Name: Scott B. Zimmerman
Title: Authorized Signatory

CARDINAL HEALTH 23, LLC,
as New Servicer

By: /s/ Scott B. Zimmerman
Name: Scott B. Zimmerman
Title: Authorized Signatory

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WELLS FARGO BANK, N.A.,
as a Financial Institution and as Managing Agent
for WF’s Purchaser Group

By: /s/ Bria Brown____
Name: Bria Brown
Title: Executive Director

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PNC BANK, NATIONAL ASSOCIATION,
as a Financial Institution and as Managing Agent
for PNC’s Purchaser Group

By: /s/ Michael Ferragonio
Name: Michael Ferragonio
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as an LC Bank

By: /s/ Michael Ferragonio
Name: Michael Ferragonio
Title: Senior Vice President

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VICTORY RECEIVABLES CORPORATION,
as a Conduit

By: /s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

MUFG BANK, LTD.,
as Related Financial Institution for Victory

By: /s/ Eric Williams___
Name: Eric Williams
Title: Managing Director

MUFG BANK, LTD.,
as Managing Agent for Victory’s Purchaser Group

By: /s/ Eric Williams___
Name: Eric Williams
Title: Managing Director

MUFG BANK, LTD.,
as Agent

By: /s/ Eric Williams___
Name: Eric Williams
Title: Managing Director

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LIBERTY STREET FUNDING LLC,
as a Conduit

By: /s/ Kevin J. Corrigan_____________
Name: Kevin J. Corrigan
Title: Vice President

THE BANK OF NOVA SCOTIA,
as Related Financial Institution for Liberty Street
and as Managing Agent for Liberty Street’s
Purchaser Group

By: /s/ Elie Silver______
Name: Elie Silver
Title: Managing Director

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BANK OF AMERICA, NATIONAL
ASSOCIATION,
as a Financial Institution and as the Managing
Agent for BofA’s Purchaser Group

By: /s/ Ross Glynn
Name: Ross Glynn

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EXHIBIT A

FIFTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

dated as of September 1, 2023

among

CARDINAL HEALTH FUNDING, LLC,
as Seller,
CARDINAL HEALTH 23 FUNDING, LLC,
as Additional Seller,

GRIFFIN CAPITAL, LLC,
as Original Servicer,
CARDINAL HEALTH 23, LLC,
as Servicer

THE CONDUITS PARTY HERETO,

THE FINANCIAL INSTITUTIONS PARTY HERETO,

THE MANAGING AGENTS PARTY HERETO,
THE LC BANKS PARTY HERETO,

and

MUFG BANK, LTD.,
as Agent

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TABLE OF CONTENTS
Article I PURCHASE ARRANGEMENTS    2
Section 1.1    Purchase Facility    2
Section 1.2    Increases    4
Section 1.3    Decreases    4
Section 1.4    Payment Requirements    5
Section 1.5    Letters of Credit    5
Section 1.6    Issuance of Letters of Credit; Participations    5
Section 1.7    Requirements For Issuance of Letters of Credit    7
Section 1.8    Disbursements, Reimbursement    7
Section 1.9    Repayment of LC Participation Advances    8
Section 1.10    Documentation    9
Section 1.11    Determination to Honor Drawing Request    9
Section 1.12    Nature of LC Participations and LC Reimbursement Obligations    10
Section 1.13    Liability for Acts and Omissions    11
Section 1.14    Defaulting Financial Institutions    13
Section 1.15    Deferred Funding.    13
Article II PAYMENTS AND COLLECTIONS    ~~13~~15
Section 2.1    Payments    ~~13~~15
Section 2.2    Collections Prior to Amortization    ~~14~~15
Section 2.3    Collections Following Amortization    ~~15~~16
Section 2.4    Application of Collections    ~~15~~17
Section 2.5    Payment Rescission    ~~16~~17
Section 2.6    Maximum Purchaser Interests    ~~16~~18
Section 2.7    Clean Up Call    ~~17~~18
Section 2.8    Demand for Payment of Demand Loans    ~~17~~18
Section 2.9    Allocation between Sellers.    ~~17~~18
Article III CONDUIT FUNDING    ~~17~~19
Section 3.1    CP Costs    ~~17~~19
Section 3.2    CP Costs Payments    ~~17~~19
Section 3.3    Calculation of CP Costs    ~~17~~19
Article IV FINANCIAL INSTITUTION FUNDING    ~~17~~19
Section 4.1    Financial Institution Funding    ~~17~~19
Section 4.2    Calculation of Yield; Yield Payments    ~~18~~20
Section 4.3    [Reserved]    ~~18~~20
Section 4.4    Financial Institution Discount Rates    ~~18~~20
Section 4.5    [Reserved]    ~~18~~20
Section 4.6    Extension of Scheduled Facility Termination Date    ~~18~~20
Section 4.7    Inability to Determine Rates; Change in Legality    ~~20~~22
Section 4.8    Benchmark Replacement Setting    ~~22~~23
Article V REPRESENTATIONS AND WARRANTIES    ~~26~~28
Section 5.1    Representations and Warranties of the Seller Parties    ~~26~~28
Section 5.2    Additional Representations and Warranties of Sellers.    ~~30~~32
Section 5.3    Financial Institution Representations and Warranties    ~~32~~34
i
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Article VI CONDITIONS OF PURCHASES    ~~33~~34
Section 6.1    Conditions Precedent to Initial Incremental Purchase    ~~33~~34
Section 6.2    Conditions Precedent to All Incremental Purchases and Reinvestments    ~~33~~34
Article VII COVENANTS    ~~34~~35
Section 7.1    Affirmative Covenants of the Seller Parties    ~~34~~35
Section 7.2    Negative Covenants of the Seller Parties    ~~42~~44
Article VIII ADMINISTRATION AND COLLECTION    ~~44~~46
Section 8.1    Designation of Servicer    ~~44~~46
Section 8.2    Duties of Servicer    ~~45~~46
Section 8.3    Collection Notices; Power-of-Attorney    ~~46~~48
Section 8.4    Responsibilities of Sellers.    ~~47~~48
Section 8.5    Reports    ~~47~~49
Section 8.6    Servicing Fees    ~~48~~49
Article IX AMORTIZATION EVENTS    ~~48~~49
Section 9.1    Amortization Events    ~~48~~49
Section 9.2    Remedies    ~~51~~52
Article X INDEMNIFICATION    ~~51~~53
Section 10.1    Indemnities by the Seller Parties    ~~51~~53
Section 10.2    Increased Cost and Reduced Return; Accounting Based Consolidation Events    ~~54~~56
Section 10.3    Other Costs and Expenses    ~~56~~58
Section 10.4    Taxes    ~~57~~58
Article XI THE AGENT    ~~60~~62
Section 11.1    Authorization and Action    ~~60~~62
Section 11.2    Delegation of Duties    ~~60~~62
Section 11.3    Exculpatory Provisions    ~~61~~62
Section 11.4    Reliance by Agent    ~~61~~63
Section 11.5    Non-Reliance on Agent and Other Purchasers    ~~61~~63
Section 11.6    Reimbursement and Indemnification    ~~62~~63
Section 11.7    Agent in its Individual Capacity    ~~62~~63
Section 11.8    Successor Agent    ~~62~~64
Section 11.9    Erroneous Payments    ~~62~~64
Article XII ASSIGNMENTS; PARTICIPATIONS    ~~65~~66
Section 12.1    Assignments    ~~65~~66
Section 12.2    Participations    ~~66~~68
Article XIII MANAGING AGENTS    ~~67~~69
Section 13.1    Managing Agents    ~~67~~69
Article XIV MISCELLANEOUS    ~~68~~69
Section 14.1    Waivers and Amendments    ~~68~~69
Section 14.2    Notices    ~~69~~70
Section 14.3    Sellers Jointly and Severally Liable    ~~70~~71
Section 14.4    Ratable Payments    ~~73~~75
Section 14.5    Protection of Ownership Interests of the Purchasers    ~~73~~75
Section 14.6    Confidentiality    ~~74~~76
    3
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Section 14.7    Bankruptcy Petition    ~~75~~77
Section 14.8    Limitation of Liability    ~~75~~77
Section 14.9    CHOICE OF LAW    ~~76~~77
Section 14.10    CONSENT TO JURISDICTION    ~~76~~77
Section 14.11    WAIVER OF JURY TRIAL    ~~76~~78
Section 14.12    Integration; Binding Effect; Survival of Terms    ~~77~~78
Section 14.13    Counterparts; Severability; Section References    ~~77~~78
Section 14.14    Roles    ~~77~~79
Section 14.15    Characterization    ~~77~~79
Section 14.16    Confirmation and Ratification of Terms    ~~78~~80
Section 14.17    Excess Funds    ~~79~~80
Section 14.18    Patriot Act    ~~79~~80
Section 14.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions    ~~79~~81

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Exhibits and Schedules
Exhibit I    Definitions
Exhibit II    Form of Purchase Notice
Exhibit III    Legal Names; Jurisdictions of Organization; Locations of Records; Federal Employer Identification Numbers; State Organizational Identification Numbers
Exhibit IV    [Reserved]
Exhibit V    Form of Compliance Certificate
Exhibit VI    Form of Assignment Agreement
Exhibit VII    Credit and Collection Policy
Exhibit VIII    [Reserved]
Exhibit IX    Form of Monthly Report
Exhibit X    [Reserved]
Exhibit XI    Form of Reduction Notice
Exhibit XII    Form of Letter of Credit Application
Schedule A    Commitments, Wiring Instructions, Related Financial Institutions, LC Banks, Conduits and Managing Agents
Schedule B    Documents to be Delivered to the Agent
Schedule C    Notice Addresses
Schedule D    Concentration Limit
Schedule E    Subject Conversion Condition Documents

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FIFTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
This Fifth Amended and Restated Receivables Purchase Agreement, dated as of September 1, 2023, is entered into by and among Cardinal Health Funding, LLC, a Nevada limited liability company (the “Original Seller”), Cardinal Health 23 Funding, LLC, a Nevada limited liability company (the “Additional Seller,” and, together with the Original Seller, the “Sellers” and each, a “Seller”), Griffin Capital, LLC, a Nevada limited liability company (“Griffin”), not in its individual capacity but solely as initial servicer (“Original Servicer”), Cardinal Health 23, LLC, a Nevada limited liability company (“CH-23”), not in its individual capacity but solely as servicer (“New Servicer,” and collectively with the Sellers and the Original Servicer (for so long as such Original Servicer acts as Permitted Sub-Servicer hereunder), the “Seller Parties” and each a “Seller Party”), the entities listed on Schedule A to this Agreement under the heading “Financial Institutions” (together with their respective successors and assigns hereunder, the “Financial Institutions”), the entities listed on Schedule A to this Agreement under the heading “LC Banks” (together with their respective successors and assigns hereunder, the “LC Banks”), the entities listed on Schedule A to this Agreement under the heading “Conduits” (together with any of their respective successors and assigns hereunder, the “Conduits”), the entities listed on Schedule A to this Agreement under the heading “Managing Agents” (together with any of their respective successors and assigns hereunder, the “Managing Agents”) and MUFG Bank, Ltd., as agent for the Purchasers and the Managing Agents hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.
PRELIMINARY STATEMENTS
The parties hereto (other than the Additional Seller and the New Servicer) are parties to that certain Fourth Amended and Restated Receivables Purchase Agreement, dated as of November 1, 2013, as amended by the First Amendment and Joinder, dated as of November 3, 2014, the Second Amendment, dated as of November 14, 2016, the Third Amendment, dated as of August 30, 2017, the Fourth Amendment, dated as of September 30, 2019, the Fifth Amendment, dated as of May 13, 2022, and the Sixth Amendment, dated as of September 30, 2022 (as amended, restated, supplemented or otherwise modified from time to time up to the date hereof, the “Existing Agreement”).
The Original Seller has transferred and assigned to the Purchasers pursuant to the Existing Agreement, and desires to continue to transfer and assign to the Purchasers pursuant to this Agreement Purchaser Interests from time to time.
The Additional Seller wishes to transfer and assign to the Purchasers pursuant to this Agreement Purchaser Interests from time to time.
The Sellers wish to designate and appoint the New Servicer as Servicer hereunder with respect to the Purchaser Interests sold by the Sellers.
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The Sellers wish to designate and appoint the Original Servicer as a Permitted Sub-Servicer hereunder with respect to the Purchaser Interests sold by the Original Seller (collectively, the “Legacy Receivables”).
Each Conduit may, in its absolute and sole discretion, purchase the Purchaser Interests from the Sellers from time to time.
In the event that any Conduit declines to make any purchase of Purchaser Interests or if the related Purchaser Group does not include a Conduit, the applicable Related Financial Institution(s) will, at the request of the Additional Seller, for itself and/or on behalf of the Original Seller, purchase such Purchaser Interests from time to time on the terms and subject to the conditions set forth herein.
On the terms and subject to the conditions set forth herein, the LC Banks have agreed to issue Letters of Credit, and each Financial Institution has agreed to acquire risk participations in such Letters of Credit.
MUFG has been requested and is willing to act as Agent on behalf of the Purchasers and Managing Agents in accordance with the terms hereof.
The parties hereto now desire to amend and restate the Existing Agreement in its entirety to read as set forth herein.
AGREEMENT
Now therefore, in consideration of the foregoing and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that, the Existing Agreement is hereby amended and restated in its entirety to read as follows:
Article I

PURCHASE ARRANGEMENTS
1.Purchase Facility.
(a)On the terms and subject to the conditions set forth herein, the Additional Seller, for itself and/or on behalf of the Original Seller, may, from time to time prior to the Amortization Date (but not more often than six times per calendar month), instruct (i) the Purchaser Groups ratably (based on the Commitments of their respective Related Financial Institutions) to make purchases of and reinvestments in Purchaser Interests, and each such purchase or reinvestment by a Purchaser Group shall be funded by (x) a Conduit (if any) in such Purchaser Group if such Conduit elects to make such purchase or reinvestment in its sole and absolute discretion (it being understood and agreed that no Conduit shall have any obligation to fund any purchase or reinvestment hereunder), or (y) by the Related Financial Institution(s) in such Purchaser Group if such Purchaser Group does not include a Conduit or if the Conduit(s) in such Purchaser Group decline(s) to make such purchase or reinvestment, or (ii) any LC Bank to issue Letters of Credit in return for Purchaser Interests, and upon each such issuance, each Financial Institution shall (and shall be deemed to) purchase a risk participation in such Letters of Credit and shall be required to make LC Participation Advances in connection with any draws
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under such Letters of Credit equal to such Financial Institution’s Pro Rata Share of such draws. In connection with each such purchase, reinvestment or issuance, the Sellers shall (and shall be deemed to) sell and assign the related Purchaser Interests to the Agent for the benefit of the Purchasers. Notwithstanding anything set forth in this Section 1.1(a) or otherwise herein to the contrary, under no circumstances shall any Purchaser be obligated to fund any purchase of, or reinvestment in, any Purchaser Interest or issue any Letter of Credit, as applicable, if, after giving effect thereto:
(i)the sum of the Aggregate Capital plus the LC Exposure, would exceed the Purchase Limit;
(ii)the LC Exposure would exceed the LC Facility Limit;
(iii)the sum of (A) such Purchaser’s outstanding Capital, plus (B) the outstanding Capital of all other Purchasers in such Purchaser’s Purchaser Group, plus (C) such Purchaser’s Purchaser Group’s Pro Rata Share of the LC Exposure, would exceed the Purchaser Group Commitment of such Purchaser Group;
(iv)if such Purchaser is a Financial Institution, the sum of such Financial Institution’s outstanding Capital plus such Financial Institution’s Pro Rata Share of the LC Exposure, would exceed such Financial Institution’s Commitment;
(v)the amounts then available to be drawn under all outstanding Letters of Credit issued by any LC Bank would exceed its LC Limit; or
(vi)the aggregate of all Purchaser Interests would exceed 100%;
provided, however, that, for the avoidance of doubt, none of the foregoing conditions shall apply to any Financial Institution’s obligation to fund LC Participation Advances hereunder. The Sellers may, subject to this clause (a) and the other requirements and conditions herein, use the proceeds of any purchase by the Purchasers hereunder to satisfy any LC Reimbursement Obligation to the LC Bank and the Financial Institutions pursuant to Section 1.8 below.
Notwithstanding anything herein to the contrary, no LC Bank shall have any obligation hereunder to issue, and shall not issue, any Letters of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country, except, in each case, to the extent such use is licensed by OFAC and otherwise authorized under applicable law or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.
(b)The Additional Seller, for itself and/or on behalf of the Original Seller, may, upon at least 10 Business Days’ notice to the Agent and each Managing Agent, terminate in whole or reduce in part, ratably among the Financial Institutions, the unused portion of the Purchase Limit (but not below the amount that would cause the Aggregate Capital plus the LC Exposure to exceed the Purchase Limit or the LC Exposure to exceed the LC Facility Limit); provided that (i) each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof and (ii) in connection with each such termination or reduction of the Purchase Limit, the Financial Institutions’ respective Commitments and the Purchaser Groups’ respective Purchaser Group Commitments, in each case, shall be automatically terminated in whole or ratably reduced in part (as the case may be) by an amount
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(in the aggregate for all Financial Institutions and Purchaser Groups) equal to such termination or reduction in the Purchase Limit.
2.Increases. The Additional Seller, for itself and/or on behalf of the Original Seller, will provide the Agent and each Managing Agent with notice by at least 12:00 noon (New York time) one Business Day (or, with respect to the issuance of a Letter of Credit, three Business Days) prior in a form set forth as Exhibit II hereto of each Incremental Purchase (other than an LC Reimbursement Purchase deemed requested pursuant to Section 1.8) (each such notice, a “Purchase Notice”). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000 and shall be in integral multiples of $100,000 thereafter), whether the issuance of a Letter of Credit is being requested (in which case, the Purchase Notice shall specify the applicable LC Bank and shall include the related documents and information specified in Section 1.6(a)) and date of purchase and, in the case of an Incremental Purchase to be funded by any of the Financial Institutions, the requested Discount Rate and Tranche Period. Following receipt of a Purchase Notice (other than a Purchase Notice that requests only the issuance of a Letter of Credit), each Managing Agent will promptly notify the Purchasers in its Purchaser Group of such Purchase Notice.
On the date of each Incremental Purchase (other than an LC Reimbursement Purchase deemed requested pursuant to Section 1.8, which shall be funded in accordance with such Section), subject to satisfaction of the applicable conditions set forth in Section 1.1(a), this Section 1.2 and Article VI, (i) in the case of any Incremental Purchase other than the issuance of a Letter of Credit, the Purchasers in each Purchaser Group (which may be Conduits and/or Financial Institutions, as determined in accordance with Section 1.1(a)) will deposit (or will initiate a deposit and, if requested, will provide the Sellers the related wire confirmation number) to the Facility Account, in immediately available funds, no later than 1:00 p.m. (New York time), an amount equal to such Purchaser Group’s Pro Rata Share of the aggregate Purchase Price of such Incremental Purchase, and (ii) in the case of the issuance of a Letter of Credit, such Letter of Credit shall be issued in accordance with Sections 1.5 and 1.6.
Each Purchaser’s obligations hereunder shall be several, such that the failure of any Purchaser to make available to the Sellers any funds in connection with any purchase shall not relieve any other Purchaser of its obligation, if any, hereunder to make funds available on the date of such purchase, but no Purchaser shall be responsible for the failure of any other Purchaser to make funds available in connection with any purchase.
3.Decreases. The Additional Seller, for itself and/or on behalf of the Original Seller, will provide the Agent and each Managing Agent with prior written notice substantially in the form of Exhibit XI (a “Reduction Notice”) in conformity with the Required Notice Period of any proposed reduction of Aggregate Capital on any Settlement Date from Collections and each Managing Agent will promptly notify each Purchaser in such Managing Agent’s Purchaser Group of such Reduction Notice after such Managing Agent’s receipt thereof. Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of the Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the aggregate amount by which the Aggregate Capital will be reduced (the “Aggregate Reduction”), which shall be applied to reduce the Capital of the various Purchasers ratably (based on the amount of their respective outstanding Capital). Only one (1) Reduction Notice shall be outstanding at any time. Notwithstanding the foregoing, the
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Aggregate Reduction will not be made if the Amortization Date shall have occurred for any reason on or prior to the Proposed Reduction Date.

4.Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement or any other Transaction Documents shall be paid or deposited (or such Seller Party shall initiate a payment or deposit and, if requested, will provide the Agent or any Managing Agent the related wire confirmation number) in accordance with the terms hereof no later than 12:00 noon (New York time) on the day when due in immediately available funds, and if not received (or if such payment or deposit is not initiated) before 12:00 noon (New York time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser, they shall be paid to such Purchaser by wire transfer of immediately available funds in accordance with the “Wiring Instructions” specified for such Purchaser on Schedule A or in accordance with such other wiring instructions specified by such Purchaser (or its Managing Agent) in writing to each other party hereto. If such amounts are payable to the Agent, they shall be paid to the Agent with the “Wiring Instructions” specified for the Agent on Schedule A or in accordance with such other wiring instructions specified by the Agent in writing to each other party hereto. All computations of Yield, per annum fees or discount calculated as part of any CP Costs, per annum fees hereunder and per annum fees under any Fee Letter shall be made on the basis of a year of 360 days (or, if calculated by reference to the Prime Rate, 365 or 366 days, as applicable) for the actual number of days elapsed. If any amount hereunder or under any other Transaction Document shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

5.Letters of Credit. Upon the request of the Additional Seller, for itself and/or on behalf of the Original Seller, pursuant to a Purchase Notice delivered in accordance with Section 1.2 and subject to all applicable terms and conditions set forth herein (including, without limitation, those conditions set forth in Section 1.1(a), Section 1.2, Section 1.6 and Article VI), the applicable LC Bank shall issue or cause the issuance of Letters of Credit on behalf of the Sellers or their assignees or subassignees (and, if applicable, on behalf of, or for the account of, the Performance Guarantor, an Originator or an Affiliate of an Originator in favor of such beneficiaries as the Performance Guarantor, such Originator or such Affiliate may elect). For the avoidance of doubt, Yield shall accrue on all amounts drawn under Letters of Credit for each day on and after the applicable LC Reimbursement Date so long as such drawn amounts shall have not been reimbursed to the applicable LC Bank pursuant to the terms hereof.

6.Issuance of Letters of Credit; Participations.
(a)In accordance with Section 1.2, the Additional Seller, for itself and/or on behalf of the Original Seller, may from time to time request that an LC Bank issue a Letter of Credit by completing and delivering to the Agent and such LC Bank a Purchase Notice together with (i) a Letter of Credit Application completed to the satisfaction of the Agent and such LC Bank, and (ii) such other certificates, documents and other papers and information as the Agent and such LC Bank may reasonably request. The Additional Seller, for itself and/or on behalf of the Original Seller, will also have the right to give instructions and make agreements with respect to any Letter of Credit Application and the disposition of documents, and to agree with the LC Bank upon any amendment, extension or renewal of any Letter of Credit.
(b)Each Letter of Credit will, among other things, (i) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after the date of issuance, extension or renewal, as the case may be, of such Letter of Credit and in no event later than twelve (12) months after the Scheduled Facility Termination Date. The terms of each Letter of Credit may include customary “evergreen” provisions providing that such Letter of Credit’s
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expiry date shall automatically be extended for additional periods not to exceed twelve (12) months unless, not less than thirty (30) days (or such longer period as may be specified in such Letter of Credit) (the “LC Expiry Notice Date”) prior to the applicable expiry date, the applicable LC Bank delivers written notice to the Sellers and the beneficiary thereof declining such extension; provided, however, that if (x) any such extension would cause the expiry date of such Letter of Credit to occur after the date that is twelve (12) months after the Scheduled Facility Termination Date or (y) the applicable LC Bank determines that any condition precedent (including, without limitation, those set forth in Section 1.1(a) or Exhibit VI) to issuing such Letter of Credit hereunder (as if such Letter of Credit were then being first issued) is not satisfied (other than any such condition requiring the Sellers to submit a Purchase Notice or Letter of Credit Application in respect thereof), then such LC Bank, in the case of clause (x) above, may (or, at the written direction of any Financial Institution, shall) or, in the case of clause (y) above, shall, use reasonable efforts in accordance with (and to the extent permitted by) the terms of such Letter of Credit to prevent the extension of such expiry date (including notifying the Sellers and the beneficiary of such Letter of Credit in writing prior to the LC Expiry Notice Date that such expiry date will not be so extended). Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the applicable LC Bank or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by such LC Bank, as determined by such LC Bank.
(c)Immediately upon the issuance by an LC Bank of any Letter of Credit (or any amendment to a Letter of Credit increasing the amount thereof), such LC Bank shall be deemed to have sold and transferred to each Financial Institution, and each Financial Institution shall be deemed irrevocably and unconditionally to have purchased and received from such LC Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Financial Institution’s Pro Rata Share, in such Letter of Credit, each drawing made thereunder and the obligations of the Sellers hereunder with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments or Pro Rata Shares of the Financial Institutions pursuant to this Agreement, it is hereby agreed that, with respect to all outstanding Letters of Credit and unreimbursed drawings thereunder, there shall be an automatic adjustment to the participations pursuant to this Section 1.6(c) to reflect the new Pro Rata Shares of the assignor and assignee Financial Institutions or of all Financial Institutions with Commitments, as the case may be. In the event that an LC Bank makes any payment under any Letter of Credit and the Sellers shall not have reimbursed such amount in full to such LC Bank pursuant to Section 1.8(a) or 1.8(b), each Financial Institution that has not made an LC Reimbursement Purchase in accordance with Section 1.8(b) will be obligated to make LC Participation Advances with respect to such Letter of Credit in accordance with Section 1.8(c).
7.Requirements For Issuance of Letters of Credit. The Sellers shall authorize and direct the LC Bank to name the Sellers, the Performance Guarantor, an Originator or an Affiliate of an Originator as the “Applicant” or “Account Party” of each Letter of Credit.

8.Disbursements, Reimbursement.
(a)In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable LC Bank will promptly notify the Agent who will notify the Sellers and each Managing Agent of such request, and the applicable LC Bank will honor such drawing if and when required pursuant to the terms of the applicable Letter of Credit (the date on which an LC Bank honors a drawing on a Letter of Credit, the “Honor Date”). The Sellers shall reimburse (such obligation to reimburse the LC Bank, the “LC Reimbursement Obligation”) the LC Bank (i) if the Sellers shall have received notice of such drawing prior to 10:00 a.m. (New York time) on any Business Day, by no later than 2:00 p.m. (New York time)
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on such Business Day or (ii) otherwise, by noon (New York time) on the Business Day immediately following the day that the Sellers receive such notice (each such date for reimbursement, an “LC Reimbursement Date”) in an amount equal to the amount so paid by such LC Bank; provided, however, that recourse to the Sellers for the LC Reimbursement Obligation shall be limited to the Collateral and all of the other rights, interests and assets from time to time owned by the Sellers (including all rights and interests of the Sellers under or in connection with the Transaction Documents). For the avoidance of doubt, no Cardinal Entity (other than the Sellers) or any other account party on a Letter of Credit (unless such account party is a Seller) shall have any obligation to reimburse the LC Bank or any other Person for a drawing under a Letter of Credit or shall otherwise be required to fund or perform the LC Reimbursement Obligation hereunder on behalf of the Sellers or otherwise.
(b)Upon receipt of a notice of a drawing under a Letter of Credit pursuant to clause (a) above, unless the Sellers shall have already satisfied the LC Reimbursement Obligation from its own funds, (i) the Sellers will be deemed (without further action or notice) to have requested that an Incremental Purchase (each such Incremental Purchase, an “LC Reimbursement Purchase”) be made on the applicable LC Reimbursement Date in an amount equal to such LC Reimbursement Obligation, (ii) the Agent will notify each Managing Agent of such requested LC Reimbursement Purchase and (iii) interest shall accrue and be owing by the Sellers to the LC Bank on such amount so paid by such LC Bank between such Honor Date and the LC Reimbursement Date at a rate per annum equal to the Discount Rate at such time; provided, however, that recourse to the Sellers for such interest payment obligations shall be limited to the Collateral and all of the other rights, interests and assets from time to time owned by the Sellers (including all rights and interests of the Sellers under or in connection with the Transaction Documents). Subject to satisfaction of the conditions set forth in Section 1.1(a) and Article VI, an LC Reimbursement Purchase will be made on the LC Reimbursement Date by the Purchasers in each Purchaser Group (which may be Conduits and/or Financial Institutions, as determined in accordance with Section 1.1(a)) by delivering their respective Pro Rata Shares of such LC Reimbursement Purchase (or, in the case of a Defaulting Financial Institution, by the Agent using funds in the LC Collateral Account, if available, to fund such Defaulting Financial Institution’s Pro Rata Share of the LC Reimbursement Purchase) directly to the applicable LC Bank on behalf of the Sellers in respect of the Sellers’ LC Reimbursement Obligation. In the event an LC Bank is not reimbursed for the full amount of any drawing under any Letter of Credit by the applicable time on any LC Reimbursement Date (including, without limitation, because the conditions precedent to an LC Reimbursement Purchase deemed to have been requested by the Sellers pursuant to this Section are not satisfied), such LC Bank will promptly notify the Agent who will promptly notify each Financial Institution (or its Managing Agent) thereof (which notice may be delivered in writing, orally or by e-mail).
(c)Upon its (or its Managing Agent’s) receipt of any notice (including, without limitation, oral notice) pursuant to Section 1.8(b) that an LC Bank has not been reimbursed for the full amount of any drawing under any Letter of Credit by the applicable time on the applicable LC Reimbursement Date, each Financial Institution shall make available to such LC Bank an amount in immediately available funds equal to its Pro Rata Share of the amount of the drawing (an “LC Participation Advance”). For the avoidance of doubt, each Financial Institutions obligation under this clause (c) shall be binding upon such Financial Institution notwithstanding the limitation on recourse to the Sellers set forth in Section 1.8(a). If any Financial Institution so notified fails to make available to the applicable LC Bank the amount of such Financial Institution’s Pro Rata Share of such amount by 4:00 p.m. (New York time) on the LC Reimbursement Date, then interest shall accrue on such Financial Institution’s obligation to make such payment, from the LC Reimbursement Date to the date on which such Financial Institution makes such payment (i) at a rate per annum equal to the Federal Funds Rate during the first three days following the LC Reimbursement Date and (ii) at a rate per annum equal to the Prime Rate on and after the fourth day following the LC Reimbursement Date. Each
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Financial Institution’s Commitment to make LC Participation Advances to the LC Banks in respect of participation interests acquired by it pursuant to Section 1.6(c) shall survive and continue (notwithstanding the occurrence of the Amortization Date or any other termination of the purchase facility evidenced by this Agreement) until the last to occur of the following events: (i) the applicable LC Bank ceases to be obligated to issue or cause to be issued Letters of Credit hereunder, (ii) no Letter of Credit issued hereunder remains outstanding and un-cancelled or (iii) all Persons (other than the Sellers) have been fully reimbursed for all payments made under or relating to Letters of Credit.
9.Repayment of LC Participation Advances.
(a)Upon receipt by an LC Bank for its account of immediately available funds from or for an account of the Sellers (i) in reimbursement of any payment made by such LC Bank under a Letter of Credit with respect to which any Financial Institution has made an LC Participation Advance to such LC Bank, or (ii) in payment of Yield on the LC Reimbursement Purchases made or deemed to have been requested in connection with any such draw, such LC Bank will pay to each Financial Institution, ratably (based on the outstanding drawn amounts funded by each Financial Institution in respect of such Letter of Credit), in the same funds as those received by the LC Bank.
(b)If an LC Bank is required at any time to return to the Sellers, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by the Sellers to such LC Bank pursuant to this Agreement in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Financial Institution shall, on demand of the LC Bank, forthwith return to such LC Bank the amount of its Pro Rata Share of any amounts so returned by such LC Bank (including any interest on such amounts owing by such LC Bank to the Sellers, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding) plus interest at the Federal Funds Rate, from the date the payment was returned by such LC Bank through, but not including, the date the payment is returned by such Financial Institution.
(c)If any Letters of Credit are outstanding and undrawn on the Amortization Date, the LC Collateral Account shall be funded from Collections (or, in the Sellers’ sole discretion, by other funds available to the Sellers) in an amount equal to the aggregate undrawn face amount of such Letters of Credit plus all related fees to accrue through the stated expiration dates thereof (such fees to accrue, as reasonably estimated by the applicable LC Bank, the “LC Fee Expectation”).
(d)Funds in the LC Collateral Account will be used to reimburse the LC Banks and (to the extent they have unreimbursed LC Participation Advances) the Financial Institutions for fees related to the Letters of Credit and for any draws on the Letters of Credit and LC Participation Advances which have not been reimbursed by the Sellers or repaid from Collections. On each Settlement Date funds (if any) then on deposit in the LC Collateral Account shall be released to the Servicer for application as Collections in accordance with Article II to the extent that, after giving effect to such release and all distributions of Collections and any Purchases on such Settlement Date, (i) the Purchaser Interest will not exceed 100%, and (ii) only if the Amortization Date has occurred, the amount of the funds on deposit in the LC Collateral Account will not be less than 100% of the LC Exposure at such time, plus the amount of the LC Fee Expectation at such time. Any funds on deposit in the LC Collateral Account after all Letters of Credit have expired, all draws on the Letters of Credit have been reimbursed, all LC Participation Advances have been repaid, all fees due with respect to the Letters of Credit have been paid in full, and the Amortization Date has occurred, shall be applied as Collections in accordance with Article II.
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10.Documentation. The Sellers agree to be bound by the terms of each Letter of Credit Application and by the applicable LC Bank’s reasonable interpretations of any Letter of Credit issued hereunder and by each LC Bank’s written regulations and customary practices relating to letters of credit, though the LC Bank’s reasonable interpretation of such regulations and practices may be different from the Sellers’ own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct by an LC Bank, such LC Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Sellers’ or the account party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

11.Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, an LC Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

12.Nature of LC Participations and LC Reimbursement Obligations. Each Financial Institution’s obligation in accordance with this Agreement to make LC Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of the Sellers to reimburse the applicable LC Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article I under all circumstances, including the following circumstances:
(i)any set-off, counterclaim, recoupment, defense or other right which such Financial Institution may have against any LC Bank, the Agent, any Managing Agent, any Purchaser, any Seller Party or any other Person for any reason whatsoever;
(ii)the failure of any Seller Party or any other Person to comply with the conditions set forth in this Agreement for the making of a purchase, reinvestments, requests for Letters of Credit or otherwise, it being acknowledged that such conditions are not required for the making of LC Participation Advances hereunder;
(iii)any lack of validity or enforceability of any Letter of Credit or any set-off, counterclaim, recoupment, defense or other right which any Seller Party, the Originator or any Affiliate thereof on behalf of which a Letter of Credit has been issued may have against any LC Bank, the Agent, any Managing Agent, any Purchaser, any Seller Party or any other Person for any reason whatsoever;
(iv)any claim of breach of warranty that might be made by any Seller Party, any LC Bank, any Financial Institution, any other Purchaser, the Agent, any Managing Agent or any other Person against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which any Seller Party, any LC Bank, any Financial Institution, any other Purchaser, the Agent, any Managing Agent or any other Person may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), any LC Bank, any Financial Institution, the Agent, any Purchaser or any Managing Agent or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Seller Party or any Affiliate of any Seller Party and the beneficiary for which any Letter of Credit was procured);
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(v)the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Agent, any LC Bank, any Financial Institution, any Managing Agent, any Purchaser or any Seller Party has been notified thereof;
(vi)payment by an LC Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of such LC Bank;
(vii)the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
(viii)any failure by an LC Bank or any of its Affiliates to issue any Letter of Credit in the form requested by the Additional Seller, for itself and/or on behalf of the Original Seller, unless such LC Bank has received written notice from the Additional Seller of such failure within three Business Days after the LC Bank shall have furnished the Additional Seller, for itself and/or on behalf of the Original Seller, a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;
(ix)any Material Adverse Effect;
(x)any breach of this Agreement or any other Transaction Document by any party thereto;
(xi)the bankruptcy or insolvency of any Seller Party, the Originator or any Affiliate of the foregoing;
(xii)the fact that an Amortization Event or a Potential Amortization Event shall have occurred and be continuing;
(xiii)the fact that this Agreement, any other Transaction Document or the obligations of any Seller Party hereunder or thereunder shall have been terminated; and
(xiv)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
13.Liability for Acts and Omissions. As between the Sellers, on the one hand, and the Agent, the LC Banks, the Financial Institutions, the Managing Agents and the Purchasers, on the other, the Sellers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by, the respective beneficiaries of such Letter of Credit. In furtherance and not in limitation of the foregoing, none of the Agent, the LC Banks, the Financial Institutions, the Managing Agents or the Purchasers shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if any LC Bank or any Financial Institution shall have been notified thereof); (ii) the validity or sufficiency of any
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instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Sellers against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Sellers and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, electronic mail, cable, telegraph, telex, facsimile or otherwise, whether or not they be encrypted; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent, the LC Banks, the Financial Institutions, the Managing Agents and the Purchasers, including any governmental acts, and none of the above shall affect or impair, or prevent the vesting of, any of any LC Bank’s rights or powers hereunder. Nothing in the preceding sentence shall relieve any LC Bank from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Agent, the LC Banks, the Financial Institutions, the Managing Agents or the Purchasers or their respective Affiliates, be liable to any Seller Party or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
Without limiting the generality of the foregoing, the Agent, the LC Banks, the Financial Institutions, the Managing Agents and the Purchasers and each of its Affiliates (i) may rely on any written communication believed in good faith by such Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the applicable LC Bank or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Agent, the LC Banks, the Financial Institutions, the Managing Agents or the Purchasers or their respective Affiliates, in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and may honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by any LC Bank under or in connection with any Letter of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, shall not put such LC Bank under any
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resulting liability to any Seller Party, the Agent, any Financial Institution, any other Purchaser, any Managing Agent or any other Person.
14.Defaulting Financial Institutions.
(a)If any Financial Institution becomes a Defaulting Financial Institution at any time when there are undrawn Letters of Credit outstanding, then such Defaulting Financial Institution shall (i) within two (2) Business Days following notice by any LC Bank, cash collateralize for the benefit of the LC Banks a portion of the amount of the then outstanding Letters of Credit equal to such Defaulting Financial Institution’s Pro Rata Share of the undrawn stated amount of outstanding Letters of Credit by depositing such amount into the Defaulting Financial Institution Account, and (ii) maintain funds in the Defaulting Financial Institution Account to cash collateralize such Defaulting Financial Institution’s Pro Rata Share of the undrawn stated amount of outstanding Letters of Credit. The Agent shall apply funds deposited into the Defaulting Financial Institution Account to satisfy a Defaulting Financial Institution’s obligation to fund its portion of an LC Participation Advance required to be made by such Defaulting Financial Institution.
(b)No amount payable by the Sellers for the account of a Defaulting Financial Institution (whether on account of Capital, Yield, fees, indemnity payments or other amounts) shall be paid or distributed to such Defaulting Financial Institution (or its Managing Agent), but instead shall be deposited to the Defaulting Financial Institution Account until the amount therein is equal to the amount of such Defaulting Financial Institution’s Pro Rata Share of the stated amount of the undrawn Letters of Credit that is not cash collateralized, and to the extent of any remaining amounts, to pay to such Defaulting Financial Institution amounts owed to it.
(c)Any funds on deposit in the Defaulting Financial Institution Account after all Letters of Credit have expired, all draws on the Letters of Credit have been reimbursed, all LC Participation Advances have been repaid, all fees due with respect to the Letters of Credit have been paid in full, and the Amortization Date has occurred, shall be applied as Collections in accordance with Article II.
(d)No Defaulting Financial Institution shall have any right to approve or disapprove any amendment, waiver or consent under this Agreement (and any amendment, waiver or consent which by its terms requires the consent of all Financial Institutions or each affected Financial Institution may be effected with the consent of the applicable Financial Institutions other than Defaulting Financial Institutions), except that (x) the Commitment of any Defaulting Financial Institution may not be increased or extended without the consent of such Financial Institution and (y) any waiver, amendment or modification requiring the consent of all Financial Institutions or each affected Financial Institution that by its terms affects any Defaulting Financial Institution more adversely than other affected Financial Institutions shall require the consent of such Defaulting Financial Institution.
15.Deferred Funding.
(a)Notwithstanding anything to the contrary set forth in this Section 1.15 or otherwise in this Agreement, the parties hereto hereby acknowledge and agree that any Approved Purchaser may, in its sole discretion, by written notice (a “Deferred Funding Notice”) delivered to the Agent and the Additional Seller, elect to fund its ratable portion of any Incremental Purchase requested by the Additional Seller in accordance with Section 1.2 on or before the thirty-fifth (35th) day (or, if such day is not a Business Day, the next succeeding Business Day) following the Additional Seller’s delivery of the related Purchase Notice (the “Deferred Funding Date” and such deferred portion of any Incremental Purchase, the “Deferred Amount”), rather
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than on the date requested in such Purchase Notice (any Approved Purchaser making such an election, a “Deferring Purchaser” and any Purchaser that is not a Deferring Purchaser with respect to any Purchase Notice, a “Non-Deferring Purchaser” with respect to such Purchase Notice). Each Deferred Funding Notice shall be delivered by the applicable Deferring Purchaser (or its Managing Agent on its behalf) to the Additional Seller and the Agent not later than 2:00 p.m. (New York City time) one (1) Business Day prior to the date such proposed Incremental Purchase is to be made. No Deferring Purchaser (or, for the avoidance of doubt, any related Conduit) shall be obligated to fund its Deferred Amount until the applicable Deferred Funding Date. A Deferring Purchaser shall (or its related Conduit may, in its sole discretion) fund its Deferred Amount on the applicable Deferred Funding Date (including, without limitation, if such Deferred Funding Date occurs on or after the Amortization Date). The Additional Seller shall be obligated to accept the proceeds of such Deferring Purchaser’s Deferred Amount on the applicable Deferred Funding Date in accordance with this paragraph. Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, the parties hereto acknowledge and agree that a Deferring Purchaser that (i) has timely delivered a Deferred Funding Notice to the Additional Seller with respect to any Purchase Notice and (ii) funds its Deferred Amount on or before the applicable Deferred Funding Date, will not be in default of its obligations under this Agreement solely due to its failure to fund its ratable portion of such Incremental Purchase on the date requested in such Purchase Notice.
(b)In the event that one or more Approved Purchasers is a Deferring Purchaser with respect to any Purchase Notice and the Agent has received notice thereof in accordance with Section 1.15(a), the Agent shall notify each of the Non-Deferring Purchasers not later than 4:00 p.m. (New York City time) on the Business Day preceding the date requested in such Purchase Notice. Each of the Non-Deferring Purchasers may, in its sole discretion, make available to the Additional Seller a supplemental Incremental Purchase (a “Deferred Supplemental Funding”) in an amount equal to the aggregate Capital of the Incremental Purchase that was unfunded by Deferring Purchasers multiplied by a fraction, the numerator of which is the Commitment of such Non-Deferring Purchaser and the denominator of which is the aggregate Commitment of all Non-Deferring Purchasers. Each of the Non-Deferring Purchasers shall notify the Agent, the Additional Seller and the Servicer no later than 11:00 a.m. (New York City time) on the date requested in such Purchase Notice whether or not such Non-Deferring Purchaser agrees, in its sole discretion, to make such Deferred Supplemental Funding. Any Non-Deferring Purchaser not responding within such time period shall be deemed to have declined to consent to such Deferred Supplemental Funding. Such Deferred Supplemental Fundings shall, upon satisfaction of the applicable conditions set forth in Article VI and pursuant to the other conditions set forth in this Article I, be made by wire transfer in Dollars in same day funds no later than 1:00 p.m. (New York City time) two Business Days following the related date requested in such Purchase Notice. On the Deferred Funding Date for each Deferring Purchaser, the Servicer shall, at the written direction of the Additional Seller, apply the fundings made by the related Deferring Purchaser (i) first, pro rata to repay any Deferred Supplemental Fundings made by the Non-Deferring Purchasers pursuant to this Section 1.15(b) until such time as all Capital is held by the Committed Purchasers pro rata in accordance with their Commitments and (ii) second, after the principal of Deferred Supplemental Fundings made by Non-Deferring Purchasers has been repaid by the related Incremental Purchases of the Deferring Purchasers, to the Additional Seller, the portion of the requested Incremental Purchase that was unfunded after giving effect to Deferred Supplemental Fundings. The proceeds of any Incremental Purchase when funded by a Deferring Purchaser on the applicable Deferred Funding Date shall be applied in accordance with the preceding sentence and the Additional Seller and each Purchaser shall be obligated to accept the proceeds of any Incremental Purchase when funded by a Deferring Purchaser as set forth therein.
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Article II

PAYMENTS AND COLLECTIONS
1.Payments. Notwithstanding any limitation on recourse contained in this Agreement, the Sellers will immediately pay to the Agent or relevant Purchaser or Purchasers, as applicable, when due, for the account of the Agent or the relevant Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in each Fee Letter, (ii) all CP Costs, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be due and payable by the Sellers and applied to reduce the outstanding Aggregate Capital or the LC Adjusted Exposure in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts payable, if required, pursuant to Section 2.6, (vi) all amounts payable pursuant to Article X, if any, (vii) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, and (viii) all Default Fees (collectively, the “Obligations”). If any Person fails to pay any of the Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or any Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time the Sellers receive any Collections or are deemed to receive any Collections, the Sellers will immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections shall be held in trust by the Sellers for the exclusive benefit of the Purchasers and the Agent.
2.Collections Prior to Amortization. Prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the benefit of the Agent and the Purchasers for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2. If at any time any Collections and/or Deemed Collections are received by the Servicer prior to the Amortization Date, (i) the Servicer shall set aside (x) the Termination Percentage (hereinafter defined) of Collections evidenced by the Purchaser Interests of each Terminating Financial Institution and its related Conduit(s), if any, (y) Collections to be used to effect any Aggregate Reduction in accordance with Section 1.3 and (z) amounts necessary to pay Obligations due on the next succeeding Settlement Date and (ii) the Sellers hereby request and, subject to Section 6.2, the Purchasers (other than any Terminating Financial Institutions and their related Conduits, if any) hereby agree to make, simultaneously with such receipt, a reinvestment (each a “Reinvestment”) with that portion of the balance of each and every Collection and Deemed Collection received by the Servicer that is part of any Purchaser Interest (other than any Purchaser Interests of Terminating Financial Institutions and their related Conduits, if any), such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest and the LC Adjusted Exposure, in each case, immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital and the LC Adjusted Exposure, in each case, immediately prior to such receipt (but giving effect to any reduction thereof pursuant to application of an Aggregate Reduction).
On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Agent’s or the applicable Purchaser’s account (or, in the case of any amount to be applied in reduction of the LC Adjusted Exposure, to the LC Collateral Account), no later than 12:00 noon (New York time), the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment to be applied in the following order of priority (if not previously paid in accordance with Section 2.1):
first, to reduce unpaid Obligations,
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second, to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions and their respective related Conduits (if any), applied ratably to each Terminating Financial Institution (and its related Conduit(s), if any) according to its respective Termination Percentage, third, if applicable, to ratably reduce the Aggregate Capital of all Purchasers (other than any Terminating Financial Institutions) and/or to reduce the LC Adjusted Exposure by deposit of funds to the LC Collateral Account, in each case, to the extent required to fund any Aggregate Reduction on such Settlement Date in accordance with Section 1.3 or 2.6, as applicable, and fourth, the balance, if any, to Sellers on such Settlement Date, as allocated by the Servicer pursuant to Section 2.9.
Prior to the occurrence of the Amortization Date, each Terminating Financial Institution (and its related Conduit(s), if any) shall be allocated a ratable portion of Collections received from and after the applicable Financial Institution Termination Date, until such Terminating Financial Institution’s and its related Conduit(s)’s (if any) Capital shall be paid in full. This ratable portion shall be calculated on the Financial Institution Termination Date of such Terminating Financial Institution as a percentage (the “Termination Percentage”) equal to (i) Capital of such Terminating Financial Institution outstanding on its Financial Institution Termination Date, divided by (ii) the sum of (x) the Aggregate Capital outstanding on such Financial Institution Termination Date and (y) the LC Adjusted Exposure on such Financial Institution Termination Date. Each Terminating Financial Institution’s Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution’s Capital shall be reduced ratably with all Financial Institutions in accordance with Section 2.3.
3.Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer will set aside and hold in trust, for the holder of each Purchaser Interest, (a) the percentage evidenced by such Purchaser Interest of all Collections and Deemed Collections received on such day, (b) to the extent not set aside and held in trust pursuant to the immediately preceding clause (a), an additional amount for payment to the LC Collateral Account equal to the sum of (i) an amount necessary to reduce the LC Adjusted Exposure to zero and (ii) an amount equal to the LC Fee Expectation at such time, (c) an additional amount of Collections and Deemed Collections for the payment of any Aggregate Unpaids owed by Sellers and not previously paid by Sellers in accordance with Section 2.1 and (d) to the extent not set aside and held in trust pursuant to the immediately preceding clause (c), an additional amount for the payment of any amounts payable pursuant to Article X owed by Sellers and not previously paid by Sellers in accordance with Section 2.1. On and after the Amortization Date, the Servicer will, at any time upon the request from time to time by (or pursuant to standing instructions from) the Agent (i) remit to the Agent’s or applicable Purchaser’s account (or in the case of amounts applied in reduction of the LC Adjusted Exposure, to the LC Collateral Account) the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Capital associated with each such Purchaser Interest, the LC Adjusted Exposure and any other Aggregate Unpaids.
4.Application of Collections. If the amount of funds held in trust by the Servicer are not sufficient to pay in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), the Servicer will distribute such funds in the following order of priority:
first, to the payment of the Servicer’s reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if Sellers or one of their Affiliates is not then acting as the Servicer,
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second, to the reimbursement of the Agent’s, the Purchasers’ and the Managing Agents’ costs of collection and enforcement of this Agreement, third, ratably to the payment of all accrued and unpaid fees under any Fee Letter, CP Costs and Yield, fourth, to the ratable reduction of Aggregate Capital (without regard to any Termination Percentage) until reduced to zero, fifth, to the LC Collateral Account (i) the amount necessary to reduce the LC Adjusted Exposure to zero and (ii) an amount equal to the LC Fee Expectation at such time, sixth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Sellers or one of their Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, and seventh, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Sellers.
Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in Section 2.4 above, shall be shared ratably (within each priority) among the Agent and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.
5.Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Sellers will remain obligated for the amount of any payment or application so rescinded, returned or refunded, and will promptly pay to the Agent or applicable Managing Agent(s) (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding.
6.Maximum Purchaser Interests. Sellers shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate 100%. If the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Sellers will pay to the Purchasers (ratably based on the ratio of each Purchaser’s Capital at such time to the Aggregate Capital at such time) and/or, to the extent the LC Adjusted Exposure is greater than zero, shall deposit to the LC Collateral Account, in either case, within one (1) Business Day, an amount or amounts to be applied to reduce the Aggregate Capital or to reduce the LC Adjusted Exposure (as the case may be), such that after giving effect to such payment and/or deposit the aggregate of the Purchaser Interests equals or is less than 100%. For the avoidance of doubt, (x) so long as any Purchaser has failed to fund any portion of its Incremental Purchase with respect to any Purchase Notice (including any Deferred Amount), such unfunded amount shall not be included in the calculation of the Purchaser Interests of such Purchaser unless and until such amount has been funded and (y) any
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Deferred Supplemental Funding funded on the date requested in a Purchase Notice by a Non-Deferring Purchaser shall be included in the calculation of the Purchaser Interest of such Non-Deferring Purchaser until the related repayment of such Deferred Supplemental Funding has been funded.
7.Clean Up Call. In addition to Sellers’ rights pursuant to Section 1.3, Sellers shall have the right (after providing written notice to the Agent and each Managing Agent in accordance with the Required Notice Period), at any time when the sum of the Aggregate Capital plus the LC Adjusted Exposure is less than an amount equal to 10.0% of the maximum sum of the Aggregate Capital plus the LC Adjusted Exposure at any time since November 19, 2007, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser, any Managing Agent or the Agent.
8.Demand for Payment of Demand Loans. At any time when any Seller Party is required to make any payment hereunder and such Seller Party does not have sufficient funds to make such payment, the Sellers shall demand payment of the Demand Loans (or such portion of the Demand Loans as would be sufficient to make such payment) and remit the amount received as a result of such demand to the Servicer, the Purchasers or the Agent (as applicable) for disposition as provided herein.
9.Allocation between Sellers. Notwithstanding any other provision to the contrary herein or in any other Transaction Document, all funds to be attributed, remitted, credited or otherwise distributed to the Sellers (in each case, a “Distribution”) shall be allocated between the Sellers in accordance with the allocation to be provided by the Servicer prior to the time of such Distribution.
Article III

CONDUIT FUNDING
1.CP Costs. The Sellers will pay CP Costs with respect to the Capital associated with each Purchaser Interest of the Conduits for each day that any Capital in respect of any such Purchaser Interest is outstanding.
2.CP Costs Payments. On each Settlement Date, the Sellers will pay to each Conduit an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of such Conduit for the immediately preceding Accrual Period in accordance with Article II.
3.Calculation of CP Costs. On each Determination Date, each Conduit will calculate the aggregate amount of its CP Costs for the applicable Accrual Period and will notify the Sellers of such aggregate amount.
Article IV

FINANCIAL INSTITUTION FUNDING
1.Financial Institution Funding.
(a)Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either Adjusted Daily One Month Term SOFR or the Base
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Rate in accordance with the terms and conditions hereof. Until the Sellers give notice to the Agent and the applicable Managing Agent(s) of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Base Rate. If any Purchaser Interest of any Conduit is assigned or transferred to, or funded by, any Related Financial Institution of such Conduit pursuant to any Funding Agreement or to or by any other Person, each such Purchaser Interest so assigned, transferred or funded shall each be deemed to have a new Tranche Period commencing on the date of any such transfer or funding and shall accrue Yield for each day during its Tranche Period at either Adjusted Daily One Month Term SOFR or the Base Rate in accordance with the terms and conditions hereof as if each such Purchaser Interest was held by a Financial Institution, and with respect to each such Purchaser Interest, the assignee or transferee thereof or lender with respect thereto shall be deemed to be a Financial Institution in the transferring Conduit’s Purchaser Group solely for the purposes of Sections 4.1, 4.2, 4.3, 4.4 and 4.5.
(b)In connection with the use or administration of Daily One Month Term SOFR, the Agent will have the right to make Conforming Changes in consultation with the Sellers from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective following such consultation with the Sellers without any further action or consent of any other party to this Agreement or any other Transaction Document. The Agent will promptly notify the Sellers and the Managing Agents of the effectiveness of any Conforming Changes in connection with the use or administration of Daily One Month Term SOFR.
2.Calculation of Yield; Yield Payments. On each Determination Date, each Financial Institution shall notify the Agent or its Managing Agent, as applicable (and the Agent and Managing Agents shall promptly notify Sellers), of the aggregate amount of accrued and unpaid Yield owing in respect of such Financial Institution’s Purchaser Interests which is to be paid on the next occurring Settlement Date. On the Settlement Date for each Purchaser Interest of the Financial Institutions, Sellers will pay to each Financial Institution an aggregate amount equal to all accrued and unpaid Yield for the entire Tranche Period of each Purchaser Interest funded by such Financial Institution in accordance with Article II.
3.[Reserved].
4.Financial Institution Discount Rates. Sellers may select Adjusted Daily One Month Term SOFR or the Base Rate for each Purchaser Interest of the Financial Institutions. Until Sellers give notice to the Agent or the applicable Managing Agent of another Discount Rate, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof (or assigned or transferred to, or funded by, any Related Financial Institution pursuant to any Funding Agreement or to or by any other Person) shall be the Base Rate.
5. [Reserved].
6.Extension of Scheduled Facility Termination Date.
(a)Sellers may request one or more 364-day extensions of the Scheduled Facility Termination Date then in effect by giving written notice of such request to the Agent (each such notice an “Extension Notice”) at least 60 days prior to the Scheduled Facility Termination Date then in effect. After the Agent’s receipt of any Extension Notice, the Agent shall promptly advise each Financial Institution of such Extension Notice. Each Financial Institution may, in its sole discretion, by a revocable notice (a “Consent Notice”) given to the Agent on or prior to the 30th day prior to the Scheduled Facility Termination Date then in effect
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(such period from the date of the Extension Notice to such 30th day being referred to herein as the “Consent Period”), consent to such extension of such Scheduled Facility Termination Date; provided, however, that, except as provided in Section 4.6(b), such extension shall not be effective with respect to any of the Financial Institutions if any one or more Financial Institutions: (i) notifies the Agent during the Consent Period that such Financial Institution either does not wish to consent to such extension or wishes to revoke its prior Consent Notice or (ii) fails to respond to the Agent within the Consent Period (each Financial Institution that does not wish to consent to such extension or wishes to revoke its prior Consent Notice or fails to respond to the Agent within the Consent Period is herein referred to as a “Non-Renewing Financial Institution”). If none of the events described in the foregoing clauses (i) or (ii) occurs during the Consent Period and all Consent Notices have been received, then, the Scheduled Facility Termination Date shall be irrevocably extended until the date that is 364 days after the Scheduled Facility Termination Date then in effect. The Agent shall promptly notify Sellers of any Consent Notice or other notice received by the Agent pursuant to this Section 4.6(a).
(b)Upon receipt of notice from the Agent pursuant to Section 4.6(a) of any Non-Renewing Financial Institution or that the Scheduled Facility Termination Date has not been extended, one or more of the Financial Institutions (including any Non-Renewing Financial Institution) may proffer to the Agent the names of one or more institutions meeting the criteria set forth in Section 12.1(b)(i) that are willing to accept assignments of and assume the rights and obligations under this Agreement and the other applicable Transaction Documents of the Non-Renewing Financial Institution and of the Conduit(s) (if any) in its Purchaser Group. Provided the proffered name(s) are acceptable to the Agent and the LC Banks (in their sole discretion), the Agent shall notify the remaining Financial Institutions of such fact, and, subject to clause (d) below, the then existing Scheduled Facility Termination Date shall be extended for an additional 364 days upon satisfaction of the conditions for an assignment in accordance with Section 12.1 and the Commitment of each Non-Renewing Financial Institution shall be reduced to zero. If the rights and obligations under this Agreement and the other applicable Transaction Documents of each Non-Renewing Financial Institution and of the Conduit(s) (if any) in each of their Purchaser Groups are not assigned as contemplated by this Section 4.6(b) (each such Non-Renewing Financial Institution whose (or whose related Conduit’s) rights and obligations under this Agreement and the other applicable Transaction Documents are not so assigned is herein referred to as a “Terminating Financial Institution”) and at least one Financial Institution is not a Non-Renewing Financial Institution, the then existing Scheduled Facility Termination Date shall be extended for an additional 364 days; provided, however, that (i) the Purchase Limit shall be reduced on the Financial Institution Termination Date applicable to each Terminating Financial Institution by an aggregate amount equal to the Terminating Commitment Availability of each Terminating Financial Institution as of such date and shall thereafter continue to be reduced by amounts equal to any reduction in the Capital of any Terminating Financial Institution (after application of Collections pursuant to Sections 2.2 and 2.3), (ii) the Purchaser Group Commitment of each Purchaser Group shall be reduced by the aggregate amount of the Terminating Commitment Amount of each Terminating Financial Institution in such Purchaser Group and (iii) the Commitment of each Terminating Financial Institution shall be reduced to zero on the Financial Institution Termination Date applicable to such Terminating Financial Institution. Subject to clause (d) below, upon reduction to zero of all of the Purchaser Interests of a Terminating Financial Institution and of its related Conduit(s) (is any) (after application of Collections thereto pursuant to Sections 2.2 and 2.3) and payment in full of all other amounts required to be paid to such Terminating Financial Institution and such Conduit(s) (if any) hereunder, all rights and obligations of such Terminating Financial Institution and such Conduit(s) (if any) hereunder shall be terminated and such Terminating Financial Institution and each such Conduit (if any) shall no longer be a “Financial Institution” or a “Conduit”, as applicable; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Financial Institution and any such Conduit prior to its termination as a Financial Institution or Conduit, as applicable.
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(c)Any requested extension may be approved or disapproved by a Financial Institution in its sole discretion. In the event that the Commitments are not extended in accordance with the provisions of this Section 4.6, the Commitment of each Financial Institution (other than its commitment to make LC Participation Advances hereunder) shall be reduced to zero on the Scheduled Facility Termination Date. Upon reduction to zero of the Commitment of a Financial Institution, reduction of the LC Exposure to zero, reduction to zero of the Capital of all of the Purchaser Interests of such Financial Institution and of each Conduit (if any) in its Purchaser Group and payment in full of all other amounts required to be paid to such Financial Institution and any such Conduit hereunder all rights and obligations of such Financial Institution and any such Conduit hereunder shall be terminated and such Financial Institution and any such Conduit shall no longer be a “Financial Institution” or “Conduit”, as applicable; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Financial Institution and any such Conduit prior to its termination as a Financial Institution or Conduit, as applicable.
(d)Notwithstanding the foregoing, no extension of the Scheduled Facility Termination Date pursuant to Section 4.6(b) shall occur at any time when the LC Exposure is greater than zero unless each LC Bank has consented in writing to such extension, which consents may be granted or withheld in each LC Bank’s sole discretion.
7.Inability to Determine Rates; Change in Legality.
(a)Subject to Section 4.8, if, on any day with respect to any Daily One Month Term SOFR Capital:
(i)the Agent determines (which determination shall be conclusive and binding absent manifest error) that the “Term SOFR Reference Rate” or “Daily One Month Term SOFR”, as applicable, cannot be determined pursuant to the definition thereof, or
(ii)the Required Financial Institutions determine that for any reason in connection with any request for a Daily One Month Term SOFR Capital or a conversion thereto or a continuation thereof that Daily One Month Term SOFR for any day with respect to Daily One Month Term SOFR Capital does not adequately and fairly reflect the cost to the applicable Purchasers of funding such Purchase, and the Required Financial Institutions have provided notice of such determination to the Agent, the Agent will promptly so notify the Sellers and each Purchaser.
Upon notice thereof by the Agent to the Sellers, any obligation of the Purchasers to make Daily One Month Term SOFR Capital, and any right of the Sellers to continue Daily One Month Term SOFR Capital or to convert Base Rate Capital to Daily One Month Term SOFR Capital, shall be suspended (to the extent of the affected Daily One Month Term SOFR Capital) until the Agent (with respect to clause (ii), at the instruction of the Required Financial Institutions) revokes such notice. Upon receipt of such notice, (i) the Additional Seller, for itself and/or on behalf of the Original Seller, may revoke any pending request for a Purchase of, conversion to or continuation of Daily One Month Term SOFR Capital (to the extent of the affected Daily One Month Term SOFR Capital) or, failing that, the Sellers will be deemed to have converted any such request into a request for a Purchase of or conversion to Base Rate Capital in the amount specified therein and (ii) any outstanding affected Daily One Month Term SOFR Capital will be deemed to have been converted into Base Rate Capital on such day. Upon any such conversion, the Sellers shall also pay accrued interest on the amount so converted. Subject to Section 4.8, if the Agent determines (which determination shall be conclusive and binding absent manifest
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error) that the “Term SOFR Reference Rate” or “Daily One Month Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Capital shall be determined by the Agent without reference to clause (b) of the definition of “Base Rate” until the Agent revokes such determination.
(b)If any Purchaser determines that any change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Purchaser or its applicable lending office to make, maintain or fund Purchases whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, or Daily One Month Term SOFR, or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, or Daily One Month Term SOFR, then, upon notice thereof by such Purchaser to the Sellers (through the Agent), (a) any obligation of the Purchasers to make Daily One Month Term SOFR Capital, and any right of the Sellers to continue Daily One Month Term SOFR Capital or to convert Base Rate Capital to Daily One Month Term SOFR Capital, shall be suspended, and (b) the interest rate on which Base Rate Capital shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (b) of the definition of “Base Rate”, in each case until such Purchaser notifies the Agent and the Sellers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Sellers shall, if necessary to avoid such illegality, upon demand from any Purchaser (with a copy to the Agent), prepay or, if applicable, convert all Daily One Month Term SOFR Capital to Base Rate Capital (the interest rate on which Base Rate Capital of such Purchaser shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (b) of the definition of “Base Rate”) immediately, and (ii) if necessary to avoid such illegality, the Agent shall during the period of such suspension compute the Base Rate without reference to clause (b) of the definition of “Base Rate,” in each case until the Agent is advised in writing by each affected Purchaser that it is no longer illegal for such Purchaser to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, or Daily One Month Term SOFR. Upon any such prepayment or conversion, the Sellers shall also pay accrued interest on the amount so prepaid or converted.
8.Benchmark Replacement Setting.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event, the Agent and the Sellers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all affected Purchasers and the Sellers so long as the Agent has not received, by such time, written notice of objection to such amendment from the Required Financial Institutions. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 4.8(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(c)Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Sellers and the Purchasers of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will promptly notify the Sellers of (x) the removal or reinstatement of any tenor of a Benchmark
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pursuant to clause (d) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Purchaser (or group of Purchasers) pursuant to this Section 4.8, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 4.8.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Agent may modify the definition of “Tranche Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Tranche Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Sellers’ receipt of notice of the commencement of a Benchmark Unavailability Period (i) the Additional Seller, for itself and/or on behalf of the Original Seller, may revoke any pending request for a Daily One Month Term SOFR Capital, conversion to or continuation of Daily One Month Term SOFR Capital to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Sellers will be deemed to have converted any such request into a request for a Purchase of or conversion to Base Rate Capital, and (ii) any outstanding affected Daily One Month Term SOFR Capital will be deemed to have been converted into Base Rate Capital. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(f)Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate, or Daily One Month Term SOFR or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Term SOFR, Daily One Month Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities
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may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, Daily One Month Term SOFR any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Sellers. The Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Daily One Month Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Sellers, any Purchaser or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
(g)Tax Treatment. The Agent and the Sellers shall use commercially reasonable efforts to satisfy any applicable guidance of the Internal Revenue Service that is intended to prevent any implementation of a Benchmark Replacement or adoption of any Benchmark Replacement Adjustment from resulting in a deemed exchange of any Purchase under this Agreement for purposes of Treasury Regulations Section 1.1001-3.
(h)Certain Defined Terms. As used in this Section 4.8:
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Period” pursuant to clause (d) of this Section 4.8.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of this Section 4.8.
“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Sellers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Sellers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for
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calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published
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component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 4.8 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 4.8.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
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Article V

REPRESENTATIONS AND WARRANTIES
1.Representations and Warranties of the Seller Parties. Each Seller Party hereby represents and warrants to the Agent, the Managing Agents and the Purchasers, only as to itself and as applicable to it (on a several basis and not jointly), and subject to the limitations set forth in Section 6.2(i), on and as of the date hereof, the date of each Incremental Purchase and the date of each Reinvestment that:
(a)Limited Liability Company Existence and Power. Such Seller Party is a limited liability company duly organized, validly existing and in good standing under the laws of its state of organization, and is duly qualified to do business and is in good standing as a foreign entity, and has and holds all limited liability company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.
(b)Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Sellers, Sellers’ use of the proceeds of purchases made hereunder, are within its limited liability company powers and authority and have been duly authorized by all necessary limited liability company action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.
(c)No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its articles of organization or operating agreement (or equivalent organizational documents), (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.
(d)Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.
(e)Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party’s knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.
(f)Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms,
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except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(g)Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Agent, the Managing Agents or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Agent, the Managing Agents or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
(h)Jurisdiction of Organization; Places of Business, etc. Exhibit III correctly sets forth such Seller Party’s legal name, jurisdiction of organization, Federal Employer’s Identification Number and State Organizational Identification Number. The offices where such Seller Party keeps all of its Records are located at the address(es) listed on Exhibit III, or such other location of which the Agent and each Managing Agent have been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.5(a) has been taken and completed. Each Seller is a Nevada limited liability company and a “registered organization” (within the meaning of Section 9-102 of the UCC as in effect in the State of New York).
(i)Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of the Sellers at each Collection Bank and the post office box number or bank departmental number of each Lock-Box, are listed in the Collection Account Disclosure Letter or have been provided to the Agent in a written notice that complies with Section 7.2(b). The Sellers have not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control or “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box or Collection Account, or the right to take dominion and control or “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event. Each Seller Party has taken all steps necessary to ensure that the Agent has “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over all Lock-Boxes and Collection Accounts.
(j)Material Adverse Effect. Since August 15, 2023, (i) CH-23 represents and warrants that no event has occurred that would have a material adverse effect on (x) the financial condition or operations of CH-23 and its Subsidiaries or (y) the ability of CH-23 to perform its obligations under this Agreement (ii) Griffin represents and warrants that no event has occurred that would have a material adverse effect on (x) the financial condition or operations of Griffin and its Subsidiaries or (y) the ability of Griffin to perform its obligations under this Agreement, and (iii) the Sellers represent and warrant that no event has occurred that would have a material adverse effect on (A) the financial condition or operations of the Sellers, (B) the ability of the Sellers to perform its obligations under the Transaction Documents, or (C) the collectability of the Receivables generally or any material portion of the Receivables.
(k)Not an Investment Company. Such Seller Party is neither (i) an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute nor (ii) a “covered fund” under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. In determining that it is not a “covered fund” under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sellers
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relies on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or any successor statute.
(l)Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.
(m)Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which the Agent and each Managing Agent have been notified in accordance with Section 7.1(a)(vii).
(n)Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase under the applicable Receivables Sale Agreement or in any calculation of the Net Receivables Balance contained in any report delivered to the Agent was an Eligible Receivable on such purchase date or date of such report, as the case may be.
(o)Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the applicable Receivables Sale Agreement does not jeopardize the true sale analysis with respect to the applicable Seller’s acquisition of Receivables.
(p)Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Policies and procedures have been implemented and maintained by or on behalf of the Seller Parties that are designed to achieve compliance by the Seller Parties and their Subsidiaries, Affiliates, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions, and the Seller Parties and their Subsidiaries, Affiliates, officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established hereby, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.
(i)(x) None of the Seller Parties or any of their Subsidiaries, Affiliates, directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the facility established hereby is a Sanctioned Person, (y) none of the Seller Parties or any of their Subsidiaries is organized or resident in a Sanctioned Country, and (z) no Seller Party has violated or been found in violation of any Anti-Corruption Laws, Anti-Terrorism Laws or of any Sanctions.
(ii)No proceeds received by the Seller Parties or any of their Subsidiaries or Affiliates in connection with any Purchase or Reinvestment will be used in any manner that will violate Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.
(q)Except for the Permitted Linked Accounts, there are no “Linked Accounts” (as defined in the Collection Account Agreement with Bank of America, National Association) with respect to any Lock-Box Account or Collection Account maintained at Bank of America, National Association
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(r)Each of the Sellers is an entity (other than a bank) whose common stock or analogous equity interests are listed on the New York Stock Exchange or the American Stock Exchange or have been designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange (as used in this clause, a “listed entity”) or that is organized under the laws of the United States or of any state and at least 51 percent of whose common stock or analogous equity interest is owned by a listed entity and is excluded on that basis from the definition of Legal Entity Customer as defined in the Beneficial Ownership Rule.
(s)The Sellers represent, warrant and agree that they have not, do not and will not during the term of this Agreement (x) issue any obligations that (a) constitute asset-backed commercial paper or (b) are securities required to be registered under the Securities Act of 1933 or that may be offered for sale under Rule 144A of the Securities Act of 1933,  or (y) issue any other debt obligations or equity interests other than (i) debt obligations substantially similar to the obligations of the Sellers under this Agreement that are (A) issued to other banks, asset-backed commercial paper conduits or other similar purchasers or subsidiaries of any of the foregoing in privately negotiated transactions, and (B) subject to transfer restrictions substantially similar to the transfer restrictions set forth in Article XII, and (ii) equity interests issued to the Servicer, the Originator or any of their Affiliates under the terms of the organizational documents of the Sellers.  The Sellers represent and warrant that their assets and liabilities are consolidated with the assets and liabilities of the Performance Guarantor for purposes of generally accepted accounting principles.
2.Additional Representations and Warranties of ~~Seller~~Sellers.~~s.~~  The Sellers hereby further represent and warrant to the Agent, the Managing Agents and the Purchasers, on and as of the date hereof, the date of each Incremental Purchase and the date of each Reinvestment that:
(a)Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.
(b)Margin Regulations. Each Seller is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any purchase or Letter of Credit extension hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each purchase or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of each Seller only, or of each Seller and its respective Subsidiaries on a consolidated basis) will be Margin Stock.
(c)Good Title. Immediately prior to each purchase hereunder, the appliable Sellers shall be the legal and beneficial owner of the Receivables and the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the applicable Seller’s ownership interest in each Receivable, its Collections and the Related Security, provided, however, that prior to the occurrence of an Amortization Event, the applicable Seller’s interest in the Related Security shall be perfected only to the extent that such Related Security is subject to Article 9 of the UCC and such interest may be perfected by the filing of a financing statement.
(d)Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for
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the benefit of such Purchaser or Purchasers shall acquire from the applicable Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents, provided, that prior to the occurrence of an Amortization Event, the Agent’s interest in the Related Security shall be perfected only to the extent that such Related Security is subject to Article 9 of the UCC and such interest may be perfected by the filing of a financing statement. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (on behalf of the Purchasers) ownership or security interest in the Receivables, the Collections and the Related Security, provided, that prior to the occurrence of an Amortization Event, Agent’s interest in the Related Security shall be perfected only to the extent that such Related Security is subject to Article 9 of the UCC and such interest may be perfected by the filing of a financing statement).
(e)Names. In the past five (5) years, neither Seller has used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.
(f)Ownership of the Sellers. Griffin owns, directly or indirectly, 100% of the issued and outstanding membership or other equity interests of the Original Seller, free and clear of any Adverse Claim. CH-23 owns, directly or indirectly, 100% of the issued and outstanding membership or other equity interests of the Additional Seller, free and clear of any Adverse Claim. Such membership and equity interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of the Sellers or any other equity interest in the Sellers.
(g)Payments to Transferor; Collections. With respect to each Receivable transferred to the applicable Seller under the applicable Receivables Sale Agreement, the applicable Seller has given reasonably equivalent value to relevant Transferor in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by such Transferor of any Receivable under the relevant Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended. In the case of this Agreement, each remittance of Collections by a Seller to the Agent or any Purchaser hereunder will have been (i) in payment of a debt incurred by such Seller in the ordinary course of business or financial affairs of such Seller and (ii) made in the ordinary course of business or financial affairs of such Seller. In the case of each Receivables Sale Agreement, each remittance of Collections by the applicable Transferor to the applicable Seller thereunder will have been (i) in payment of a debt incurred by such Transferor in the ordinary course of business or financial affairs of such Transferor and (ii) made in the ordinary course of business or financial affairs of such Transferor. In the case of any Transferor RPA, each remittance of Collections by the Originator to the applicable Transferor thereunder will have been (i) in payment of a debt incurred by the Originator in the ordinary course of business or financial affairs of such Originator and (ii) made in the ordinary course of business or financial affairs of the Originator.
(h)Net Receivables Balance. The Sellers have determined that, immediately after giving effect to each purchase under the Existing Agreement and each purchase hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the LC Adjusted Exposure, plus (iii) the Aggregate Reserves.
(i)Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as
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such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
3.Financial Institution Representations and Warranties. Each Financial Institution hereby represents and warrants to the Agent, to the LC Bank and to the Conduit (if any) and the Managing Agent in such Financial Institution’s Purchaser Group that:
(a)Existence and Power. Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.
(b)No Conflict. The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Financial Institution.
(c)Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder, except that has already been received.
(d)Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).
Article VI

CONDITIONS OF PURCHASES
1.Conditions Precedent to Initial Incremental Purchase. The initial Incremental Purchase of a Purchaser Interest under, and the effectiveness of, this Agreement is subject to the conditions precedent that (a) the Agent shall have received on or before the date of such purchase those documents listed on Schedule B and (b) the Agent, each LC Bank and each Managing Agent shall have received all fees and expenses required to be paid on or prior to the date hereof pursuant to the terms of this Agreement and each Fee Letter.
2.Conditions Precedent to All Incremental Purchases and Reinvestments. Each Incremental Purchase of a Purchaser Interest and each Reinvestment (in each case, for the avoidance of doubt, excluding any LC Participation Advance) shall be subject to the further conditions precedent that (a) in the case of each such Incremental Purchase or Reinvestment, Servicer shall have delivered to the Agent and each Managing Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent and such Managing Agent, all Monthly Reports as and when due under Section 8.5 and all Weekly Reports and Daily Reports, if required, as and when due under Section 8.5; (b) the Amortization Date shall not have
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occurred; (c) the Agent and each Managing Agent shall have received such other approvals, opinions or documents as it may reasonably request and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by the Sellers that such statements are then true):
(i)the representations and warranties set forth in Section 5.1 and 5.2 are true and correct in all material respects on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date (other than the representation and warranty set forth in Section 5.1(j), which representation and warranty shall be true and correct on the date of the initial Incremental Purchase as though made on and as of such date);
(ii)no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event or a Potential Amortization Event; and
(iii)none of the conditions or circumstances listed in sub-paragraphs (i) through (vi) of Section 1.1(a) exist at the time of, or would be caused to exist by, such Incremental Purchase or Reinvestment.
It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of the Sellers to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of the Sellers to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent, to rescind the related purchase and direct the Sellers to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.
Article VII

COVENANTS
1.Affirmative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, only as to itself and as applicable to it (on a several basis and not jointly), as set forth below:
(a)Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish or cause to be furnished to the Agent, each LC Bank and each Managing Agent (provided, that, for purposes of clauses (i), (ii), (iv), and (v) hereof, posting to EDGAR or on the website of Cardinal Health, Inc. shall constitute delivery of such reports, notices or filings to the Agent, each LC Bank and each Managing Agent):
(i)Annual Reporting. In the case of the Performance Guarantor, within one hundred twenty (120) days after the close of each of its fiscal years, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Performance Guarantor
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for such fiscal year certified in a manner reasonably acceptable to the Agent by independent public accountants reasonably acceptable to the Agent. In the case of the Sellers, within one hundred twenty (120) days after the close of each of its fiscal years, unaudited financial statements (which shall include a balance sheet and a profit and loss statement).
(ii)Quarterly Reporting. In the case of the Performance Guarantor, within sixty (60) days after the close of the first three (3) quarterly periods of each of its fiscal years, balance sheets of Performance Guarantor as at the close of each such period and statements of income and retained earnings and a statement of cash flows for Performance Guarantor for the period from the beginning of such fiscal year to the end of such quarter, all certified in a manner reasonably acceptable to the Agent by Performance Guarantor’s chief financial officer.
(iii)Compliance Certificate. Together with the documents required to be delivered pursuant to clauses (i) and (ii) above, a compliance certificate in substantially the form of Exhibit V signed by an Authorized Officer of Performance Guarantor.
(iv)Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of Performance Guarantor copies of all financial statements, reports and proxy statements so furnished.
(v)S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Performance Guarantor or any of its Subsidiaries files with the Securities and Exchange Commission.
(vi)Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent, any Managing Agent (so long as the Agent is copied on such communication) or any Purchaser (so long as each other Purchaser is copied on such communication), copies of the same.
(vii)Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment and (B) if such proposed change or amendment would be reasonably likely to materially adversely affect the collectibility of the Receivables or materially decrease the credit quality of any newly created Receivables, requesting the Agent’s, each LC Bank’s and each Managing Agent’s consent thereto.
(viii)Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Agent may from time to time reasonably request (taking into consideration the burden and expense, if any, imposed upon such Seller Party) in order to protect the interests of the Agent and the Purchasers under or as contemplated by this Agreement.
(b)Notices. Such Seller Party will notify the Agent, each LC Bank and each Managing Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
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(i)Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.
(ii)Judgment and Proceedings. (A) The entry of any judgment or decree against Servicer or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Servicer and its Subsidiaries exceeds $250,000 and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Sellers.
(iii)Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.
(iv)Termination Date. Subject to Section 7.2(f), the occurrence of the “Termination Date” under and as defined in each Receivables Sale Agreement and the termination of any Transferor RPA in accordance with its terms or otherwise.
(v)Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which such Seller Party is a debtor or an obligor.
(c)Compliance with Laws and Preservation of Corporate Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect. Such Seller Party shall ensure that policies and procedures are maintained and enforced by or on behalf of such Seller Party to promote and achieve compliance by such Seller Party and each of its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.
(d)Audits. Such Seller Party will furnish to the Agent, each LC Bank and each Managing Agent from time to time such information with respect to it and the Receivables as the Agent, each LC Bank or each Managing Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Agent upon reasonable notice and at the sole cost of such Seller Party, subject to the penultimate sentence of this Section 7.1(d), permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Sellers or the Servicer having knowledge of such matters (the procedures described in the foregoing clauses (i) and (ii) are referred to herein as an “Audit”). All such examinations and visits shall be at the sole cost of such Seller Party; provided, however, that (i) (A) for so long as no Amortization Event has occurred and is continuing, (B) the Ratings Level then in effect is either Ratings Level 1 or Ratings Level 2 and (C) the immediately preceding Audit was satisfactory to the Agent and each Managing Agent in all material respects, such cost shall be borne by such Seller Party not more than once per calendar year, and (ii) (A) for so long as no Amortization Event has occurred and is continuing, (B) the
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Ratings Level then in effect is either Ratings Level 3 or Ratings Level 4 and (C) the immediately preceding Audit was satisfactory to the Agent and each Managing Agent in all material respects, such cost shall be borne by such Seller Party not more than twice per calendar year (although in no event shall the foregoing proviso be construed to limit the Agent or its agents or representatives to one or two, as applicable, Audits during any calendar year period). The Agent will use commercially reasonable efforts to determine if the costs and expenses to be incurred by the Agent in connection with any Audit are estimated to exceed $35,000 and, if so, will so notify the applicable Seller Party promptly after knowledge thereof.
(e)Keeping and Marking of Records and Books.
(i)Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.
(ii)Such Seller Party will, (A) on or prior to June 29, 2000, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests and (B) upon the request of the Agent following the occurrence of an Amortization Event, (x) mark each Contract with a legend describing the Purchaser Interests and (y) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.
(f)Compliance with Contracts and Credit and Collection Policy. Such Seller Party will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.
(g)Performance and Enforcement of Receivables Sale Agreements. Each Seller will, and will require the applicable Transferor to, perform each of their respective obligations and undertakings under and pursuant to the applicable Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will use commercially reasonable efforts to enforce the rights and remedies accorded to such Seller under the applicable Receivables Sale Agreement. Each Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the applicable Receivables Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.
(h)Ownership. Each Seller will take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the applicable Receivables Sale Agreement irrevocably in such Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect such Seller’s interest in such Receivables, Related Security and Collections and such other action to
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perfect, protect or more fully evidence the interest of such Seller therein as the Agent may reasonably request), provided, that prior to the occurrence of an Amortization Event, such Seller’s interest in the Related Security shall be perfected only to the extent that such Related Security is subject to Article 9 of the UCC and such interest may be perfected by the filing of a financing statement; and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request), provided, that prior to the occurrence of an Amortization Event, the Agent’s interest in the Related Security shall be perfected only to the extent that such Related Security is subject to Article 9 of the UCC and such interest may be perfected by the filing of a financing statement.
(i)Purchasers’ Reliance. The Sellers acknowledge that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon each Seller’s identity as a legal entity that is separate from each Cardinal Entity and their respective Affiliates. Therefore, the Sellers will take all reasonable steps, including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request, to maintain each Seller’s identity as a separate legal entity and to make it manifest to third parties that each Seller is an entity with assets and liabilities distinct from those of each Cardinal Entity and any Affiliates thereof and not just divisions of any Cardinal Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, each Seller will:
(i)conduct its own business in its own name and require that all full-time employees of such Seller, if any, identify themselves as such and not as employees of any Cardinal Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as such Seller’s employees);
(ii)compensate all employees, consultants and agents directly, from such Seller’s own funds, for services provided to such Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of such Seller is also an employee, consultant or agent of any Cardinal Entity or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between such Seller and such Cardinal Entity or such Affiliate, as applicable on a basis that reflects the services rendered to such Seller and such Cardinal Entity or such Affiliate, as applicable;
(iii)clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of any Cardinal Entity, such Seller will lease such office at a fair market rent;
(iv)have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;
(v)conduct all transactions with each Cardinal Entity and the Servicer (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm’s-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between such Seller and
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any Cardinal Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;
(vi) (A) at all times have a Board of Managers consisting of three members, at least one member of which is an Independent Manager reasonably acceptable to the Agent; provided that any Independent Manager that is employed by Global Securitization Services, LLC, Lord Securities Corporation or Amacar Group LLC for the purpose of providing director services to special purpose entities and that meets the other requirements of an Independent Manager set forth herein shall be deemed approved by the Agent and (B) not remove any Independent Manager or replace any Independent Manager (other than a replacement by an individual employed by Global Securitization Services, LLC, Lord Securities Corporation or Amacar Group LLC for the purpose of providing director services to special purpose entities and who otherwise meets the other requirements of an Independent Manager set forth herein; provided that written notice of the replacement of the current Independent Manager with an Independent Manager employed by one of the entities specifically referred to herein will be furnished to the Agent), in each case without the prior written consent of the Agent;
(vii)observe all corporate formalities as a distinct entity, and ensure that (I) all limited liability company actions relating to (1) the dissolution or liquidation of Sellers or (2) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of their Board of Managers (including the Independent Manager) and (II) all limited liability company actions relating to the selection, maintenance or replacement of the Independent Manager are duly authorized in compliance with Seller’s articles of organization and operating agreement;
(viii)maintain such Seller’s books and records separate from those of each Cardinal Entity and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of any Cardinal Entity and any Affiliate thereof;
(ix)prepare its financial statements separately from those of each Cardinal Entity and insure that any consolidated financial statements of any Cardinal Entity or any Affiliate thereof that include such Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that such Seller is a separate legal entity and that its assets will be available first and foremost to satisfy the claims of the creditors of such Seller;
(x)except to the extent funds of any Seller and CH-23 and funds of any Seller and Cardinal or Griffin may be commingled in connection with the performance by CH-23 and Cardinal and Griffin of their respective servicing obligations hereunder as Servicer (in the case of CH-23) and Permitted Sub-Servicer (in the case of Cardinal and Griffin), respectively, maintain the funds or other assets of such Seller separate from, and not commingled with, those of any Cardinal Entity or any Affiliate thereof and only maintain bank accounts or other depository accounts to which such Seller alone is the account party, into which such Sellers alone makes deposits and from which such Sellers alone (or the Agent hereunder) has the power to make withdrawals;
(xi)pay all of such Seller’s operating expenses from such Seller’s own assets (except for certain payments by any Cardinal Entity or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));
(xii)operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage,
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instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the applicable Receivables Sale Agreement (it being understood that such Seller may make the Demand Loans to Cardinal pursuant to and in accordance with the terms of the Cash Management Agreement and the A&R Administrative Services Agreement); and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the applicable Receivables Sale Agreement, to make payment to the Transferor thereunder for the purchase of Receivables from such Transferor under the related Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;
(xiii)maintain its limited liability company charter in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its articles of organization and operating agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;
(xiv)maintain the effectiveness of, and continue to perform and require the applicable Transferor, the Originator and the Approved Sub-Originators to perform under the applicable Receivables Sale Agreement, each Transferor RPA, each Sub-Originator Sale Agreement, the Cash Management Agreement, the Omnibus Amendment and each Performance Guaranty, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify such Receivables Sale Agreement, each Transferor RPA, each Sub-Originator Sale Agreement, the Cash Management Agreement, the Omnibus Amendment or each Performance Guaranty, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach thereunder or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent and the Required Financial Institutions;
(xv)maintain its limited liability company separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;
(xvi)maintain at all times the Required Capital Amount (as defined in the applicable Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or membership interest or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and
(xvii)take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by counsel for such Seller and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.
(j)Collections.
(i)Such Seller Party will (A) instruct all Obligors to remit all Collections directly to a Lock-Box or Collection Account, (B) cause all proceeds from all
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Lock-Boxes to be directly deposited by a Collection Bank into a Lock-Box Account or Collection Account, (C) cause each Lock-Box, Lock-Box Account and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect, (D) cause the Cash Management Agreement to be in full force and effect and (E) not, and will not permit any other Person to, remit, deposit, credit or otherwise transfer any funds other than Collections, Brokerage Receivables, Permitted Commingled Collections and immaterial amounts of other receipts not constituting Collections to any Lock-Box or Collection Account.
(ii)At all times, in the event any payments relating to Receivables are remitted directly to such Seller Party or any Affiliate of such Seller Party, such Seller Party will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, such Seller Party will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers. Sellers will maintain exclusive ownership, dominion and control or “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) (subject to the terms of this Agreement) of each Lock-Box Account and Collection Account and will not grant the right to take dominion and control or “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement. All Collections from time to time deposited to any Collection Account, shall be held in trust, for the exclusive benefit of the Agent and the Purchasers.
(k)Taxes. Such Seller Party will file all Tax returns and reports required by law to be filed by it and will promptly pay all Taxes and governmental charges at any time owing and required by law to be paid by it including with respect to the Receivables, except any such Taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.
(l)Insurance. The Sellers will maintain in effect, or cause to be maintained in effect, at the Sellers’ own expense, commercial general liability insurance. The Agent, for the benefit of the Purchasers, shall be named on such insurance policies as an additional insured with respect to all such liability insurance maintained by the Sellers. The Sellers will pay or cause to be paid, the premiums therefor and deliver to the Agent a certificate of insurance evidencing such insurance. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to the Sellers’ obligations hereunder.
(m)Payment to Transferor. With respect to any Receivable purchased by either Seller from a Transferor, such sale shall be effected under, and in strict compliance with the terms of, the applicable Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Transferor in respect of the purchase price for such Receivable.
(n)Beneficial Ownership Rule.     Promptly following any change that would result in a change to the status of any Seller as an excluded “Legal Entity Customer” under the Beneficial Ownership Rule, such Seller shall execute and deliver to the Agent a Certification of Beneficial Owner(s) complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to the Agent.
2.Negative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its
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terms, each Seller Party hereby covenants, only as to itself and as applicable to it (on a several basis and not jointly), that:
(a)Name Change, Jurisdiction of Organization, Offices, Records and Books of Accounts. Such Seller Party will not change its name, identity, corporate or other organizational structure or jurisdiction of organization (within the meaning of Section 9-503 or 9-507 of the UCC of all applicable jurisdictions) or relocate any office where Records are kept unless it shall have: (i) given the Agent at least forty-five (45) days’ prior written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.
(b)Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account that is subject to a Collection Account Agreement.
(c)Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not make any change to the Credit and Collection Policy that could materially adversely affect the collectibility of the Receivables or materially decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), such Seller Party will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.
(d)Sales, Liens. The Sellers will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security (other than an Adverse Claim arising through or under an Obligor) or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and the Sellers will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Sellers or any Cardinal Entity.
(e)Net Receivables Balance. The Sellers will not at any time permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital, plus (ii) the LC Adjusted Exposure, plus (iii) the Aggregate Reserves.
(f)Termination Date Determination. Neither Seller will designate the Termination Date (as defined in the applicable Receivables Sale Agreement), or send any written notice to the applicable Transferor in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of each Receivables Sale Agreement, and any such designation of the Termination Date or provision of notice in respect thereof not in compliance with this clause (f) shall be void ab initio.
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(g)Transferor RPA Termination. No Transferor will terminate any Transferor RPA, nor send any written notice to the Originator in respect thereof, without providing 10 Business Days’ prior written notice thereof to the Agent, except with respect to (i) the occurrence of a termination pursuant to Section 7.2 of the applicable Transferor RPA and (ii) a termination permitted under Section 1.1(b) hereunder, and any such termination of any Transferor RPA or provision of notice to the Originator in respect thereof not in compliance with this clause (g) shall be void ab initio.
(h)Sub-Originator Sale Agreement Termination. Sub-Originator Sale Agreement Termination. The Seller Parties shall not permit the Originator to terminate any Sub-Originator Sale Agreement, nor send (or permit the Originator to send) any written notice to the applicable Approved Sub-Originator in respect thereof, without providing 10 Business Days’ prior written notice thereof to the Agent, except with respect to (i) the occurrence of a termination pursuant to Section 7.2 of the applicable Sub-Originator Sale Agreement and (ii) a termination permitted under Section 1.1(b) hereunder, and any such termination of any Sub-Originator Sale Agreement or provision of notice to any Approved Sub-Originator in respect thereof not in compliance with this clause (h) shall be void ab initio.
(i)Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. No Seller Party shall (x) use, or permit its Subsidiaries or their respective directors, officers, employees or agents to use, the proceeds of any Purchase or Reinvestment (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any Person under any applicable Sanctions or result in the violation of any Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions or (y) engage in, or permit any of its Subsidiaries or any director, officer, employee, agent or other Person acting on behalf of such Seller Party or any of its Subsidiaries in any capacity in connection with or directly benefitting from the Agreement to engage in, or to conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.
(j)Linked Accounts. Except for the Permitted Linked Accounts, no Seller Party shall permit any “Linked Account” (as defined in the Collection Account Agreement with Bank of America, National Association) to exist with respect to any Lock-Box Account or Collection Account maintained at Bank of America, National Association; provided, however, that at any time (x) during the continuance of an Amortization Event, (y) during the continuance of a Potential Amortization Event or (z) the Ratings Level then in effect is either Ratings Level 3 or Ratings Level 4, any Seller Party shall, if so instructed by the Agent (in its sole discretion), cause the Permitted Linked Accounts to cease being a “Linked Accounts” promptly, but not later than five (5) Business Days following such Seller Party’s receipt of such instruction.
Article VIII

ADMINISTRATION AND COLLECTION
1.Designation of Servicer. (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. CH-23 is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent (on behalf of the Purchasers) may, and at the direction of the Required Financial Institutions shall, at any time following the occurrence of a Collection Notice Event, by notice to
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CH-23 and the Sellers designate any Person to succeed CH-23 as Servicer or any successor Servicer.
(a)Without the prior written consent of the Agent and each Managing Agent, CH-23 will not delegate any of its duties or responsibilities as Servicer to any Person other than (i) the Originator, (ii) Cardinal, (iii) Cardinal Health 2, Inc., a Nevada corporation, (iv) Cardinal Health 7, LLC, (v) Griffin (in all respects until such time as the post-consummation covenant set forth at Section 2.5 of the Omnibus Agreement is satisfied, and thereafter, only with respect to the Legacy Receivables) and (vi) with respect to certain Receivables that are Charged-Off Receivables, outside collection agencies in accordance with its customary practices (each, a “Permitted Sub-Servicer”). No Permitted Sub-Servicer will further delegate to any other Person, other than another Permitted Sub-Servicer, any of the duties or responsibilities of the Servicer delegated to it by CH-23. If the Agent shall, in accordance with this Agreement, designate as Servicer any Person other than CH-23, all duties and responsibilities theretofore delegated by CH-23 to each Permitted Sub-Servicer may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to CH-23 and to the Sellers (and, at the Agent’s discretion, any Permitted Sub-Servicer).
(b)Notwithstanding the foregoing subsection (b), (i) CH-23 shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with CH-23 in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent and the Purchasers shall not be required to (but may at their sole option) give notice, demand or other communication to any Person other than CH-23 in order for communication to the Servicer and any of its Permitted Sub-Servicers with respect thereto to be accomplished. CH-23, at all times that it is the Servicer, shall be responsible for providing any Permitted Sub-Servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.
2.Duties of Servicer. (a) The Servicer will take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.
(a)The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account and effect a Collection Account Agreement with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer will promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly will instruct all Obligors with respect to the Receivables to, remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, the Sellers and the Servicer will not deposit or otherwise credit, and will not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.
(b)The Servicer will administer the Collections in accordance with the procedures described herein and in Article II. The Servicer will set aside and hold in trust for the account of the Sellers and the Purchasers their respective shares of the Collections of Receivables in accordance with Article II. The Servicer will, upon the request of the Agent, segregate, in a manner reasonably acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer
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or the Sellers prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.
(c)The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable or restructure any Receivable into a Note Receivable and sell such Note Receivable and its Related Security on a non-recourse basis, as agent for and on behalf of the applicable Seller, to a third party (other than Griffin or the Originator), in each case, as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that (i) such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off Receivable or limit the rights of the Agent, the Managing Agents or the Purchasers under this Agreement and (ii) any such restructuring shall be subject to the following conditions: (A) no Amortization Event shall exist immediately before such restructuring or after giving effect thereto (unless otherwise consented to by the Agent (at the instruction of each Managing Agent) in writing), (B) prior to such restructuring or concurrently therewith, the applicable Seller shall pay a Deemed Collection to the Agent in the amount of the Outstanding Balance of such Receivable and (C) Servicer shall identify the Receivable to be restructured to the Agent in writing. Upon and not until satisfaction of the conditions set forth in the foregoing clauses (A), (B) and (C), any Receivable restructured into a Note Receivable shall cease to be a “Receivable” for any purposes hereunder and the lien of the Agent for the benefit of the Purchasers shall be automatically released without further action. Notwithstanding anything to the contrary contained herein, the Agent shall have the right, in its reasonable discretion, to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.
(d)The Servicer will hold in trust for the Sellers and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and will, upon the occurrence of a Collection Notice Event, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer will, as soon as practicable following receipt thereof, turn over to the Sellers any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer will, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.
(e)Any payment by an Obligor in respect of any indebtedness owed by it to the Originator, any Transferor or any Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.
3.Collection Notices; Power-of-Attorney. (a) The Agent is authorized at any time after the occurrence of a Collection Notice Event to date and to deliver to the Collection Banks the Collection Notices. The Sellers hereby transfer to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and sole “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of each Lock-Box and the Collection Accounts. In case any authorized signatory of any Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such
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authority had remained in force. Each Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled after the occurrence of a Collection Notice Event to (i) endorse such Seller’s name on checks and other instruments representing Collections, (ii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than such Seller and (iii) designate any Person to succeed CH-23 as Servicer and enforce the Receivables, the related Contracts and the Related Security.
(a)Each Seller hereby authorizes the Agent, and irrevocably appoints the Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of such Sellers, which appointment is coupled with an interest, to take any and all steps in the name of such Seller and on behalf of such Seller necessary or desirable, in the reasonable determination of the Agent, after the occurrence of a Amortization Event, to collect any and all amounts or portions thereof due under any and all Receivables, related Contracts and Related Security, including endorsing the name of such Seller on checks and other instruments representing Collections and otherwise enforcing Obligations hereunder and under the Transaction Documents. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
4.Responsibilities of ~~Seller~~Sellers.~~s.~~  Anything herein to the contrary notwithstanding, the exercise by the Agent, the Managing Agents and the Purchasers of their rights hereunder shall not release the Servicer, the Transferors, the Originator or the Sellers from any of their respective duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of any Seller.
5.Reports. (a) The Servicer will prepare and forward to the Agent and the Managing Agents (i) on the seventeenth (17th) calendar day of each month (or if such day is not a Business Day, the next succeeding Business Day) and at such times as the Agent or the Required Financial Institutions shall request, a Monthly Report and (ii) at such times as the Agent or the Required Financial Institutions shall request, a listing by Obligor of all Receivables together with an aging of such Receivables.
(a)If on any date, less than two of S&P, Moody’s and Fitch are then maintaining senior unsecured long-term debt ratings on Cardinal of at least BBB- (as determined by S&P and Fitch) or Baa3 (as determined by Moody’s), then the Servicer shall prepare and forward to the Agent and each Managing Agent on the Tuesday of each week thereafter for the immediately preceding calendar week, a Weekly Report with respect to the calendar week most recently ended, which report shall be in addition to any required or requested Monthly Report. If on any date, less than two of S&P, Moody’s and Fitch are then maintaining senior unsecured long-term debt ratings on Cardinal of at least BB (as determined by S&P and Fitch) or Ba2 (as determined by Moody’s), the Servicer shall prepare and forward to the Agent and each Managing Agent on each Business Day thereafter, a Daily Report with respect to the immediately preceding Business Day or such other Business Day determined by the Agent, which report shall be in addition to any required or requested Monthly Report.
6.Servicing Fees. In consideration of CH-23’s agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as CH-23 continues to perform as Servicer hereunder, the Sellers will pay over to CH-23 on the 20th calendar day of each month, in arrears for the preceding Calculation Period (as defined in the Receivables Sale Agreements), a fee (the
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“Servicing Fee”) equal to 1.00% per annum of the average aggregate Outstanding Balance of all Receivables during such period, as compensation for its servicing activities.
Article IX

AMORTIZATION EVENTS
1.Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:
(a)(i) Any Seller Party shall fail (A) to make any payment or deposit required hereunder when due, which failure continues for two (2) consecutive days after such Seller Party has received notice, or has actual knowledge, of such failure, or (B) to perform or observe in any material respect any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and Section 9.1(d)) and such failure, if capable of cure, shall continue for ten (10) consecutive Business Days after such Seller Party has received notice, or has actual knowledge, of such failure; or (ii) Cardinal shall fail to make any payment in respect of the Demand Loans, whether upon demand or when otherwise due and such failure continues for two (2) consecutive days after any Seller Party has received notice, or has actual knowledge, of such failure.
(b)Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made and, if capable of cure, such breach shall continue for ten (10) consecutive Business Days after such Seller Party has received notice, or has actual knowledge, of such breach.
(c)(i)    Failure of any Seller to pay any Indebtedness when due in excess of $15,775 (such Indebtedness being referred to hereinafter as “Seller’s Material Indebtedness”); or the default by any Seller in the performance of any term, provision or condition contained in any agreement under which any Seller’s Material Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Seller’s Material Indebtedness to cause, such Seller’s Material Indebtedness to become due prior to its stated maturity; or any Seller’s Material Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.
(i)Failure of Servicer to pay Indebtedness when due in excess of $250,000 (such Indebtedness being referred to hereinafter as “Material Indebtedness”); or the default by Servicer in the performance of any term, provision or condition contained in any agreement under which any Material Indebtedness of Servicer was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of Servicer shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.
(ii)The Performance Guarantor or the Originator (a) shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness having an aggregate principal amount (excluding undrawn committed amounts, but including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $100,000,000 and such failure shall continue beyond any applicable grace period (or, in
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the event such Indebtedness does not have a grace period for non-payment of non-principal amounts, such failure with respect to any non-principal amount shall continue for three Business Days) or (b) shall fail to observe or perform any other agreement, or any circumstance or condition shall exist, in either case relating to Indebtedness having an aggregate principal amount (excluding undrawn committed amounts, but including amounts owing to all creditors under any combined syndicated credit arrangement) of more than $100,000,000 or contained in any instrument or other agreement evidencing, securing or relating thereto, the effect of which failure, circumstance or condition is to cause such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (in each case automatically or otherwise), prior to its stated maturity.
(d)(i) Any Seller Party, Performance Guarantor or any of their respective Significant Subsidiaries shall generally not pay its debts as such debts become due; or (ii) any Seller Party, Performance Guarantor or any of their respective Significant Subsidiaries shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (iii) any proceeding shall be instituted against any Seller or by any Seller Party, Performance Guarantor or any of their respective Significant Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property; or (iv) any Seller Party, Performance Guarantor or any of their respective Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth in clause (i), (ii) or (iii) above in this subsection (d); or (v) any proceeding of the type described in clause (iii) of this subsection (d) shall be instituted against Servicer or Performance Guarantor and shall not be withdrawn, vacated or dismissed within 60 days after the commencement thereof.
(e)The Purchaser Interests of the Purchasers shall exceed in the aggregate 100% for a period of two (2) consecutive Business Days.
(f)As of the end of any calendar month, the Delinquency Ratio shall exceed 7.50%.
(g)As at the end of any calendar month:
(i)(x) the Collections-to-Sales Ratio for such calendar month shall be less than 75% or (y) the Collections-to-Sales Ratios for each of such calendar month and the immediately preceding calendar month shall be less than 80%; or
(ii)the three-month rolling average Dilution-to-Sales Ratio shall exceed 5.50%.
(h)(i) A Change of Control shall occur with respect to any Seller Party; or (ii) a Change of Control shall occur with respect to Performance Guarantor and shall result in a Material Adverse Effect.
(i)(i) One or more final judgments for the payment of money shall be entered against any Seller; or (ii) one or more final judgments for the payment of money shall be entered against Servicer in excess of $250,000 on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution; or (iii) one or more final judgments for the payment of money shall be entered against Performance Guarantor or the Originator in excess of $25,000,000 on claims not covered by insurance or as to which the
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insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.
(j)The Termination Date (as defined in each Receivables Sale Agreement) shall occur under such Receivables Sale Agreement; or the relevant Transferor shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to the applicable Seller under the applicable Receivables Sale Agreement.
(k)This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of any Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.
(l)Any Transferor RPA shall terminate in accordance with its terms or otherwise; or the Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables (as defined in the applicable Transferor RPA) to the applicable Transferor under the applicable Transferor RPA.
(m)Performance Guarantor shall fail to perform or observe in any material respect any term, covenant or agreement required to be performed by it under any Performance Guaranty and, if capable of cure, such failure shall continue for ten (10) consecutive Business Days after such Seller Party has received notice, or has actual knowledge, of such failure, or any Performance Guaranty shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.
(n)Any Letter of Credit is drawn upon and is not fully reimbursed (including, pursuant to an LC Reimbursement Purchase) by the Sellers for any reason (including, because of any limitation on recourse to the Sellers pursuant to Section 1.8(a)) within two (2) Business Days following the applicable LC Reimbursement Date.
2.Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Financial Institutions shall, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the federal bankruptcy code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, (v) notify Obligors of the Purchasers’ interest in the Receivables and (vi) make demand on Cardinal for payment of the Demand Loans. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent, the Managing Agents and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.
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Article X

INDEMNIFICATION
1.Indemnities by the Seller Parties. Without limiting any other rights that the Agent, any Managing Agent, any Purchaser, any Funding Source or any of their respective Affiliates may have hereunder or under applicable law, (A) the Sellers hereby agree to indemnify (and pay upon demand to) the Agent, each Managing Agent, each Funding Source, each Purchaser and their respective Affiliates, assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement, or the use of the proceeds of any purchase hereunder, or the acquisition, funding or ownership either directly or indirectly, by a Purchaser or a Funding Source of a Purchaser Interest or of an interest in the Receivables, or any Receivable or any Contract or any Related Security, the issuance of or any drawing under any Letter of Credit, participating such Letter of Credit (or a portion thereof) to another Financial Institution hereunder, acquiring a participation in or funding an LC Participation Advance in respect of a Letter of Credit hereunder, the maintenance of any LC Collateral Account, or any action of any Seller Party or any Affiliate of any Seller Party, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer’s activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):
(i)Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;
(ii)Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or
(iii)Excluded Taxes and Taxes;
provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of any Indemnified Party to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Sellers will indemnify each Indemnified Party for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Sellers or the Servicer) relating to or resulting from:
(i)any representation or warranty made by any Seller Party or any Cardinal Entity (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, that shall have been false or incorrect when made or deemed made;
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(ii)the failure by any Seller Party or any Cardinal Entity to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Sellers or any Cardinal Entity to keep or perform any of its obligations, express or implied, with respect to any Contract;
(iii)any failure of any Seller Party or any Cardinal Entity to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;
(iv)any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract;
(v)any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, (A) a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms and/or (B) a claim that the sale or other assignment of all or any part of the applicable Originator’s (or any of its assignees’) rights under the related Contract violates any anti-assignment clause contained therein), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;
(vi)the commingling of Collections of Receivables at any time with other funds;
(vii)any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or Reinvestment (including any Letter of Credit), the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to any Seller Party or any Cardinal Entity in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
(viii)any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
(ix)any Amortization Event described in Section 9.1(d);
(x)either:
(A)any failure of the Originators to acquire and maintain legal and equitable title to, and ownership of any Receivable originated by an Approved Sub-Originator and the Related Security and Collections with respect thereto from the applicable Approved Sub-Originator, free and clear of any Adverse Claim (other than any Adverse Claim created or permitted hereunder); or any failure of the Originators to give reasonably equivalent value to any Approved Sub-Originator under any Sub-Originator Sale Agreement in consideration of the transfer by such Approved Sub-Originator of any Receivable originated by such Approved Sub-Originator, or any attempt by any Person to
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void such transfer under statutory provisions or common law or equitable action; or
(B)any failure of any Transferor to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from the Originator, free and clear of any Adverse Claim (other than any Adverse Claim created or permitted hereunder); or any failure of such Transferor to give reasonably equivalent value to the Originator under any Transferor RPA in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;
(xi)any failure of either Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from the relevant Transferor, free and clear of any Adverse Claim (other than any Adverse Claim created or permitted hereunder); or any failure of either Seller to give reasonably equivalent value to the applicable Transferor under the applicable Receivables Sale Agreement in consideration of the transfer by such Transferor of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;
(xii)any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);
(xiii)the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;
(xiv)any action or omission by any Seller Party or any Cardinal Entity which reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;
(xv)any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action;
(xvi)any inability of the Agent or any Purchaser to review any Contract or to exercise its rights under any Contract or this Agreement as a result of a confidentiality provision in any such Contract and
(xvii)any and all losses, claims, damages, liabilities and related expenses incurred as a result of a breach of Section 7.2(i) hereof (including, without limitation, any civil penalties or fines assessed by OFAC).
2.Increased Cost and Reduced Return; Accounting Based Consolidation Events.
(a)If any Regulatory Change occurring or implemented after November 6, 2012 or any Specified Regulation:
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(i)shall subject an Affected Party to any Taxes (other than (i) Taxes indemnified under Section 10.4, (ii) Taxes attributable to such Affected Party’s failure to comply with Section 10.4(d), and (iii) Excluded Taxes) with respect to any Purchaser Interest owned, maintained or funded by it (or its participation in any of the foregoing), any Letter of Credit or participation therein (or any obligation to fund any drawing thereunder or to make LC Participation Advances in respect thereof) or any obligations or right to make purchases or Reinvestments, to issue or participate in any Letter of Credit or to provide funding or maintenance therefor (or its participation in any of the foregoing), or shall change the basis of taxation of payments to the Affected Party of Purchasers’ Capital or Yield, per annum fees or discount calculated as part of any CP Costs, per annum fees hereunder and per annum fees under any Fee Letter owned by, owed to, funded or maintained in whole or in part by it (or its participation in any of the foregoing) or any other amounts due under this Agreement in respect of the Purchaser Interest owned, maintained or funded by it or its obligations or rights, if any, to issue or participate in any Letter of Credit, to make or participate in purchases or Reinvestments or to provide funding therefor or the maintenance thereof;
(ii)shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board or other Governmental Authority to be an affiliate) of any Affected Party, or credit extended by any Affected Party;
(iii)shall impose any other condition affecting any Purchaser Interest owned, maintained or funded (or participated in) in whole or in part by any Affected Party, or its obligations or rights, if any, to make (or participate in) purchases or Reinvestments, to issue or participate in any Letter of Credit, or to provide (or to participate in) funding therefor or the maintenance thereof;
(iv)shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) or similar Person assesses deposit insurance premiums or similar charges; or
(v)shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party;
and the result of any of the foregoing is or would be, in each case, as determined by the applicable LC Bank or Managing Agent:
(A)to increase the cost to (or impose a cost on) (1) an Affected Party funding or making, issuing or maintaining any purchases or Reinvestments, any Letter of Credit or participation therein, any purchases, reinvestments, or loans or other extensions of credit under any Liquidity Agreement, any Enhancement Agreement or any commitment (hereunder or under any Liquidity Agreement or any Enhancement Agreement) of such Affected Party with respect to any of the foregoing, or (2) a Financial Institution or a LC Bank for continuing its or any Seller’s relationship with any Purchaser,
(B)to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, any Liquidity Agreement or any Enhancement Agreement (or its participation in any such Liquidity Agreement or Enhancement Agreement) with respect thereto, or
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(C)to reduce the rate of return on the capital of such Affected Party as a consequence of its obligations hereunder, under any Liquidity Agreement or under any Enhancement Agreement (or its participation in any such Liquidity Agreement or Enhancement Agreement), including its funding or maintenance of any portion of the Purchaser Interest, or arising in connection herewith (or therewith) to a level below that which such Affected Party could otherwise have achieved hereunder or thereunder, then upon demand by such Managing Agent or LC Bank, the Sellers shall pay to such Managing Agent or LC Bank, for benefit of the relevant Affected Party, such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction; provided, however, that such fee, expense, increased cost or reduction is applicable generally to the class of institutions of which such Affected Party is a member; provided, further, however that no failure to make such demand shall adversely affect the rights of any such Affected Party to such compensation except as provided in the next sentence. Notwithstanding the foregoing, the Sellers shall not be required to compensate an Affected Party for any such additional or increased cost or reduction suffered more than nine months prior to the date that such Affected Party (or its Managing Agent on its behalf) notifies the Sellers of such Affected Party’s intention to claim compensation therefor (except that if a Regulatory Change or a Specified Regulation giving rise to such additional or increased cost or reduction is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof).
(b)In determining any amount provided for or referred to in this Section 10.2, no Managing Agent may claim or receive, on behalf of the Affected Parties in, or related to, its Purchaser Group, reimbursement or compensation for amounts under this Section 10.2 that would result in (i) the total compensation (inclusive of Yield and fees and after giving effect to the payment of such amounts under this Section 10.2 and imposition of the related additional or increased costs or reduction in the rate of return on Capital) received, in the aggregate, by all such Affected Parties, exceeding (ii) the total compensation (inclusive of Yield and fees) that would have been payable to all such Affected Parties immediately prior to such Regulatory Change or Specified Regulation, as the case may be. Subject to the nine-month limitation set forth in the last sentence of Section 10.2(a), amounts payable by the Sellers under this Section 10.2(b) may be demanded at any time without regard to the timing of issuance of any financial statement by any Affected Party.
3.Other Costs and Expenses. Subject to any written agreement between the Agent or a Purchaser, on the one hand, and any Seller, on the other hand, to the contrary, the Sellers will pay to the Agent, each Managing Agent and each Purchaser on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of any Purchaser’s auditors auditing the books, records and procedures of any Seller, reasonable fees and out-of-pocket expenses of legal counsel for each Purchaser, each Managing Agent and the Agent (which such counsel may be employees of any Purchaser, any Managing Agent or the Agent) with respect thereto and with respect to advising any Purchaser, any Managing Agent and the Agent as to their respective rights and remedies under this Agreement. The Sellers will pay to the Agent, each Managing Agent and each Purchaser on demand any and all reasonable costs and expenses of the Agent, the Managing Agents and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement, the other Transaction Documents and any other documents delivered hereunder and in connection with (i) any amendment, modification, or waiver of this Agreement, any other Transaction Document or any
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Funding Agreement or (ii) the restructuring, workout or administration of this Agreement and the other Transaction Documents following an Amortization Event; provided, that the Agent, each Managing Agent and each Purchaser agree that, with respect to counsel fees and expenses incurred in connection with clause (i) of this Section 10.3, unless an Amortization Event has occurred and is continuing, all of such entities will be represented by a single law firm.
4.Taxes.
(a)All payments by or on account of the Sellers or the Servicer hereunder or under any Transaction Document shall be made free and clear of and without deduction for any and all Taxes, except as required by applicable Law. If any Law shall require the deduction or withholding of any Taxes from or in respect of any sum payable hereunder or under any Transaction Document, (i) except to the extent such Taxes are attributable to the applicable Affected Party’s failure to comply with Section 10.4(d), the sum payable by the Sellers or the Servicer, as the case may be, shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.4) the applicable Affected Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Sellers or the Servicer, as the case may be, shall make such deductions, (iii) the Sellers or the Servicer, as the case may be, shall pay the full amount deducted to the relevant authority in accordance with applicable Law and (iv) the Sellers or the Servicer, as the case may be, shall furnish to the Agent the original or a certified copy of a receipt or other documentation reasonably acceptable to the Agent evidencing payment thereof within thirty (30) days after such payment is made.
(b)In addition, the Sellers hereby agrees to pay any present or future stamp, court, documentary, intangible, recording, filing or similar Taxes and any other excise or property Taxes, charges or similar levies which arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt under, or otherwise with respect to, this Agreement or any Transaction Document (“Other Taxes”).
(c)The Sellers hereby agree to indemnify each Affected Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 10.4) withheld or deducted on payments to, or paid by, such Affected Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Notwithstanding the preceding sentence, the Sellers shall not be obligated to indemnify any Affected Party for any Taxes or any liability arising therefrom or with respect thereto to the extent such Taxes or liabilities are attributable to such Affected Party’s failure to comply with Section 10.4(d). Payments due under this indemnification shall be made within 30 days of the date the applicable Affected Party makes demand therefor pursuant to clause (f) of this Section 10.4.
(d)Any Affected Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments under this Agreement or any Transaction Document pursuant to the Law of any relevant jurisdiction shall deliver to each of the Sellers, the Servicer and the Agent, at the time or times prescribed by applicable Law, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Section 10.4(d)(i), (ii) and (iii)) shall not be required if in the Affected Party’s reasonable judgment such completion, execution or submission would subject such Affected Party to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Affected Party. Without limiting the generality of the foregoing:
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(i)Each Affected Party this is a “United States person” as defined in Section 7701(a)(30) of the Code (each a “U.S. Affected Party”), on or prior to November 6, 2012 (or, in the case of any such U.S. Affected Party that is not a party hereto on such date, on or prior to the date on which such U.S. Affected Party first becomes entitled to any payment under this Agreement or any Transaction Document), shall deliver to each of the Sellers, the Servicer and the Agent, a duly completed and executed copy of U.S. Internal Revenue Service Form W-9 certifying that such U.S. Affected Party is exempt from U.S. federal backup withholding Tax.
(ii)Each Affected Party that is not a “United States person” as defined in Section 7701(a)(30) of the Code (each a “Non-U.S. Affected Party”), on or prior to November 6, 2012 (or, in the case of any such Non-U.S. Affected Party that is not a party hereto on such date, on or prior to the date on which such Non-U.S. Affected Party first becomes entitled to any payment under this Agreement or any Transaction Document), shall deliver to each of the Sellers, the Servicer and the Agent (A) a duly completed and executed copy of U.S. Internal Revenue Service Form W-8BEN certifying that such Affected Party is entitled to receive payments under this Agreement from the Sellers, the Servicer and the Agent without deduction or withholding of any U.S. federal withholding Taxes; (B) a duly completed and executed copy of U.S. Internal Revenue Service Form W-8ECI certifying that such Affected Party is entitled to receive payments under this Agreement from the Sellers, the Servicer and the Agent without deduction or withholding of any U.S. federal withholding Taxes; or (C) if such Non-U.S. Affected Party is not the beneficial owner, a duly completed and executed copy of U.S. Internal Revenue Service Form W-8IMY, accompanied by duly completed and executed copies of U.S. Internal Revenue Service Forms W-8ECI, W-8BEN, W-9 and/or other certification documents from the beneficial owners, as applicable. Each Non-U.S. Affected Party, on or prior to November 6, 2012 (or, in the case of any such Non-U.S. Affected Party that is not a party hereto on such date, on or prior to the date on which such Non-U.S. Affected Party first becomes entitled to any payment under this Agreement or any Transaction Document), shall deliver to each of the Sellers, the Servicer and the Agent a duly completed and executed copy of any other form or documentation prescribed by applicable Law as a basis for claiming exemption from U.S. federal withholding Tax, together with such supplementary documentation as may be prescribed by applicable Law to permit the Sellers, the Servicer and the Agent to determine the withholding or deduction required to be made.
(iii)If a payment made to an Affected Party under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Affected Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Affected Party shall deliver to the Sellers and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Sellers or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Sellers or the Agent as may be necessary for the Sellers and the Agent to comply with their obligations under FATCA and to determine that such Affected Party has complied with such Affected Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Affected Party shall promptly deliver to each of the Sellers, the Servicer and the Agent updates, renewals or additional copies, duly completed and executed, of any form or other
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documentation (or any successor thereto) contemplated by this Section 10.4(d) (A) from time to time as reasonably requested by the Additional Seller, for itself and/or on behalf of the Original Seller, the Servicer or the Agent, and (B) on or before the date that such form or other documentation expires or becomes obsolete or inaccurate.
(e)Without limiting Section 11.6, each Financial Institution, LC Bank and Managing Agent shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Taxes attributable to such Financial Institution or LC Bank (or to any member of its Purchaser Group or any related Affected Party) (but only to the extent that neither of the Sellers nor the Servicer has already indemnified the Agent for such Taxes pursuant to this Section 10.4 and without limiting the obligation of the Sellers or the Servicer to do so), and (ii) any Excluded Taxes attributable to such Financial Institution, LC Bank or Managing Agent (or to any member of its Purchaser Group or any related Affected Party), in each case, that are payable or paid by the Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Financial Institution, LC Bank or Managing Agent by the Agent shall be conclusive absent manifest error. Each Purchaser and Managing Agent hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Purchaser or Managing Agent under any Transaction Document or otherwise payable by the Agent to such Purchaser or Managing Agent from any other source against any amount due to the Agent under this clause (e).
(f)Each Managing Agent shall deliver a written statement to Seller, the Servicer and the Agent as to the amount due, if any, to the Purchasers in its Purchaser Group and any related Affected Parties under this Section 10.4. Such written statement shall set forth in reasonable detail the calculations upon which such Managing Agent determined such amount and shall be final, conclusive and binding on the Sellers, the Servicer and the Agent in the absence of manifest error. Unless otherwise provided herein, the amount specified in such written statement shall be payable on demand after receipt by the Sellers of such written statement.
(g)If any party determines, in its sole discretion (exercised in good faith), that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 10.4 (including by the payment of additional amounts pursuant to this Section 10.4), it shall pay to such indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such indemnifying party under this Section 10.4 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the indemnifying party, upon the request of the indemnified party, agrees to repay the amount paid over to it pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such indemnified party in the event such indemnified party is required to repay such refund to such Governmental Authority. This clause (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any other party or Person. Notwithstanding anything herein to the contrary, in no event will any indemnified party be required to pay any amount pursuant to this clause (g) the payment of which would place such indemnified party in a less favorable net after-Tax position than the indemnified party would have been if the Taxes subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
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(h)Each party’s obligations under this Section 10.4 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, an Affected Party, subject to the provisions of Section 11.8 and Section 12.1, respectively, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.
Article XI

THE AGENT
1.Authorization and Action. Each Purchaser hereby designates and appoints MUFG to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party’s successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to file each of the Uniform Commercial Code financing or continuation statements (and amendments thereto and assignments or terminations thereof) on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).
2.Delegation of Duties. The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
3.Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. The Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent has received notice from Sellers or a Purchaser.
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4.Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Sellers), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.
5.Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Sellers and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.
6.Reimbursement and Indemnification. Each Financial Institution and each Managing Agent agrees to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably based on the ratio of each such indemnifying Financial Institution’s commitment to the aggregate Commitment (or, in the case of an indemnifying Managing Agent, ratably based on the Commitment(s) of each Financial Institution in such Managing Agent’s Purchaser Group to the aggregate Commitment), to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) except with respect to any expenses arising out of the willful misconduct or gross negligence of the Agent (to the extent a final judgment of a court of competent jurisdiction holds that the Agent was grossly negligent or engaged in willful misconduct), for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.
7.Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Sellers or any Affiliate of the Sellers as though the Agent were not the Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent, and the terms “Financial Institution,” “Purchaser,” “Related Financial Institution,” “Financial Institutions,” “Purchasers,” and “Related Financial Institutions” shall include the Agent in its individual capacity.
8.Successor Agent. The Agent may, upon five days’ notice to the Sellers and the Purchasers and with the consent of the Sellers (such consent not to be unreasonably withheld), and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) and with the consent of the Sellers (such consent not to be unreasonably
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withheld), resign as Agent. If the Agent shall resign, then the Required Financial Institutions during such five-day period shall appoint from among the Purchasers and the Managing Agents a successor agent. If for any reason no successor Agent is appointed by the Required Financial Institutions during such five-day period, then effective upon the termination of such five-day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and the Sellers and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.
9.Erroneous Payments. (a) If the Agent (x) notifies a Purchaser or its related Managing Agent, an Affected Party or an Indemnified Party, or any Person who has received funds on behalf of a Purchaser, a Managing Agent, an Affected Party or an Indemnified Party (any such Purchaser, Managing Agent, Affected Party, Indemnified Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Agent) received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Purchaser, Managing Agent, Affected Party, Indemnified Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within 5 Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Agent pending its return or repayment as contemplated below in this Section 11.9 and held in trust for the benefit of the Agent, and such Purchaser, Managing Agent, Affected Party or Indemnified Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the sum of (i) the Federal Funds Rate plus (ii) 1.0% and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(a)Without limiting immediately preceding clause (a), each Purchaser, Managing Agent, Affected Party and Indemnified Party and any Person who has received funds on behalf of a Purchaser, Managing Agent, Affected Party or Indemnified Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such
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payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Purchaser, Managing Agent, Affected Party or Indemnified Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Purchaser, Managing Agent, Affected Party or Indemnified Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this clause (ii).
For the avoidance of doubt, the failure to deliver a notice to the Agent pursuant to this clause (b) shall not have any effect on a Payment Recipient’s obligations pursuant to the foregoing clause (a) or on whether or not an Erroneous Payment has been made.
(b)Each Purchaser, Managing Agent, Affected Party and Indemnified Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Purchaser, Managing Agent, Affected Party or Indemnified Party under any Transaction Document, or otherwise payable or distributable by the Agent to such Purchaser, Managing Agent, Affected Party or Indemnified Party under any Transaction Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Agent has demanded to be returned under immediately preceding clause (a).
(c)The parties hereto agree that (x) irrespective of whether the Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Purchaser, Managing Agent, Affected Party or Indemnified Party, to the rights and interests of such Purchaser, Managing Agent, Affected Party or Indemnified Party, as the case may be) under the Transaction Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Sellers or any other Seller Party, Purchaser, Managing Agent or Affected Party; provided that this Section 11.9 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Sellers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from, or on behalf of (including through the exercise of remedies under any Transaction Document), the Sellers for the purpose of making a payment on the Obligations.
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(d)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(e)Each party’s obligations, agreements and waivers under this Section 11.9 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Purchaser, Managing Agent, Affected Party or Indemnified Party, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.
Article XII

ASSIGNMENTS; PARTICIPATIONS
1.Assignments. (a) Each Seller, the Agent, each Managing Agent, each LC Bank and each Financial Institution hereby agree and consent to the complete or partial assignment by any Conduit of all or any portion of its rights under, interest in, title to and/or obligations under this Agreement (or interests therein) to the Financial Institutions pursuant to any Funding Agreement or to any other Person, and upon such assignment, such Conduit shall be released from its obligations so assigned. Further, the Sellers and each Financial Institution hereby agree that any assignee of any Conduit of this Agreement or of all or any of the Purchaser Interests of any Conduit shall have all of the rights and benefits under this Agreement as if the term “Conduit” explicitly referred to and included such party (provided that (i) the Purchaser Interests of any such assignee that is a Conduit or a commercial paper conduit shall accrue CP Costs based on such assignee’s CP Rate, and (ii) the Purchaser Interests of any other such assignee shall accrue Yield pursuant to Section 4.1), and no such assignment shall in any way impair the rights and benefits of any Conduit hereunder. Neither the Sellers nor the Servicer shall have the right to assign its rights or obligations under this Agreement.
(a)Any Financial Institution may at any time and from time to time, upon notice to the Agent and the Sellers, assign to one or more Persons (“Purchasing Financial Institutions”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VI hereto (the “Assignment Agreement”) executed by such Purchasing Financial Institution and such selling Financial Institution. Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s, and (ii) be approved by the Agent, each LC Bank and the Sellers (such approval not to be unreasonably withheld or delayed); provided, however, that no such approval of the Sellers shall be required (but, for the avoidance of doubt, such approval of the Agent and the LC Banks shall be required in any event) (A) in the event that the Sellers do not approve of the proposed Purchasing Financial Institution and the Sellers, the Agent, such Conduit and the selling Financial Institution fail to agree on an alternative funding entity within 15 days after the selling Financial Institution gives notice pursuant to this Section 12.1(b) of the proposed assignment or (B) if an Amortization Event or a Potential Amortization Event shall have occurred and is continuing. Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder (including, without limitation, the applicable obligations of a Related Financial Institution) to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by the Sellers, the Purchasers, the Managing Agents or the Agent shall be required.
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(b)In the event that any Financial Institution shall cease to have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s (an “Affected Financial Institution”), such Affected Financial Institution and its related Conduit shall be obligated, upon ten (10) Business Days prior written request of the Additional Seller, for itself and/or on behalf of the Original Seller, to sell and assign all of their respective rights and obligations under the Transaction Documents (including their Capital) (i) to any other Financial Institution selected by the Sellers that is (x) a party to this Agreement, (y) not an Affected Financial Institution and (z) willing, in such Financial Institution’s sole discretion, to purchase and assume such rights and obligations (it being understood and agreed that no Financial Institution shall have any obligation to purchase or assume any such rights or obligations of any other Financial Institution or Conduit), or (ii) if no other Financial Institution then meets the criteria specified in clause (i) above or no Financial Institution agrees to purchase the Affected Financial Institution’s rights and obligations under the Transaction Documents, to any other commercial bank selected by the Sellers and acceptable to the Agent and each LC Bank (such acceptance not to be unreasonably withheld) with short-term debt ratings of A-1 or better by S&P and P-1 by Moody’s, which commercial bank is willing to purchase and assume such rights and obligations; provided that the Affected Financial Institution, its related Conduit, their Managing Agent and any other related Affected Parties receive payment in full, pursuant to an Assignment Agreement, of all amounts then owing to them under the Transaction Documents (including, without limitation, all their outstanding Capital, accrued Yield, any fees accrued under the Fee Letter); and provided, further, that any such sale and assignment shall be made pursuant to an Assignment Agreement in form and substance reasonably satisfactory to the Agent, each LC Bank and the Sellers; and provided, further, that if the Affected Financial Institution or any Affiliate thereof is the Agent, another Person shall have been appointed as a successor Agent in accordance with Section 11.8.
(c)Notwithstanding any other provision of this Agreement to the contrary, any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of principal and interest) under this Agreement to secure obligations of such Purchaser to a Federal Reserve Bank located in the United States of America, without notice to or consent of the Sellers, the Agent, any LC Bank or any Managing Agent; provided that no such pledge or grant of a security interest shall release a Purchaser from any of its obligations hereunder or substitute any such pledgee or grantee for such Purchaser as a party hereto.
(d)The Agent, acting solely for this purpose as an agent of the Sellers, shall maintain at one of its offices in New York a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Purchasers, and the Commitments of, and amount of Capital owing to, each Purchaser pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Sellers, the Servicer, the Agent and each Affected Party shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Sellers, the Servicer and any Affected Party at any reasonable time and from time to time upon reasonable prior notice.
2.Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions in such Financial Institution’s Purchaser Group or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution’s rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and the Sellers, each Purchaser, each Managing Agent and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such
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Financial Institution’s rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(c)(i). Each Financial Institution that sells a participating interest shall, acting solely for this purpose as an agent of the Sellers, maintain a register on which it enters the name and address of each Participant and the amount of each Participant’s participating interest in the Purchaser Interests or other obligations under this Agreement (the “Participant Register”); provided that no Financial Institution shall have any obligation to disclose all or any portion of the Participant Register to the Sellers, the Servicer, the Agent or any other Person (including the identity of any Participant or any information relating to a Participant’s participating interest in the Purchaser Interests or other obligations) except to the extent such disclosure is necessary to establish that such Purchaser Interests or other obligations are in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Financial Institution shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining the Participant Register.
Article XIII

MANAGING AGENTS
1.Managing Agents. Each Purchaser Group shall designate a “Managing Agent” hereunder, which Managing Agent shall become a party to this Agreement. Unless otherwise notified in writing to the contrary by the applicable Purchaser, the Agent and the Seller Parties shall provide all notices and payments specified to be made by the Agent or any Seller Party to a Purchaser hereunder to such Purchaser’s Managing Agent, if any, for the benefit of such Purchaser, instead of to such Purchaser. Each Managing Agent may perform any of the obligations of, or exercise any of the rights of, any member of its Purchaser Group and such performance or exercise shall constitute performance of the obligations of, or exercise of the rights of, such member hereunder. Each member of the MUFG Conduit’s Purchaser Group hereby designates MUFG, and MUFG hereby agrees to perform the duties and obligations of, such Purchaser Group’s Managing Agent.
Article XIV

MISCELLANEOUS
1.Waivers and Amendments. (a) No failure or delay on the part of any party to this Agreement in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
(a)No provision of this Agreement may be amended, supplemented, modified or waived except in writing.
(b)in accordance with the provisions of this Section 14.1(b). No amendment or waiver of any provision of this Agreement shall be effective unless in a writing signed by the Agent, the Required Financial Institutions, all LC Banks and, in the case of an amendment, the
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Sellers and the Servicer; provided, however, that with respect to any material modification or waiver and to the extent required pursuant to the documents governing each Conduit’s commercial paper program, the Rating Agencies then rating the Commercial Paper notes of the applicable Conduit shall have confirmed that the ratings of the Commercial Paper notes of such Conduit will not be downgraded or withdrawn as a result of such modification or waiver; and provided, further, that no such modification or waiver shall:
(i)without the consent of each affected Purchaser, (A) extend the Scheduled Facility Termination Date (except as provided in Section 4.6) or the date of any payment or deposit of Collections by the Sellers or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution’s Pro Rata Share, any Conduit’s Pro Rata Share, any Financial Institution’s Commitment or any Conduit’s Conduit Purchase Limit (other than, to the extent applicable, pursuant to Section 4.6), (E) amend, modify or waive any provision of the definition of Required Financial Institutions or this Section 14.1(b) or Section 4.6 or Section 14.7, (F) consent to or permit the assignment or transfer by the Sellers of any of their rights and obligations under this Agreement, (G) change the definition of “Capital,” “Purchaser Interest,” “Net Receivables Balance,” “Eligible Receivable,” “Loss Reserve,” “Dilution Reserve,” “Carrying Cost Reserve,” “Aggregate Reserves,” “Dynamic Reserve” or “Reserve Floor,” (H) except as expressly set forth herein and in the other Transaction Documents, (x) release all or a material portion of the Collateral from the Agent’s security interest created hereunder or (y) release or terminate any Performance Guaranty or (I) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (H) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or
(ii)without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.
Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, the Agent may, with the prior written consent of the Sellers and each LC Bank, amend this Agreement solely to add additional Persons with short-term debt ratings of A-1 or better by S&P and P-1 by Moody’s as Financial Institutions hereunder and (ii) the Agent, all LC Banks and the Required Financial Institutions may enter into amendments to modify any of the terms or provisions of Article XI, Article XII, Section 14.14 or any other provision of this Agreement without the consent of the Sellers, provided that such amendment has no negative impact upon any Seller; and provided, further, that in the case of material amendments and to the extent required pursuant to the documents governing each Conduit’s commercial paper program, the Rating Agencies then rating the Commercial Paper notes of the applicable Conduit shall have confirmed that the ratings of the Commercial Paper notes of such Conduit will not be downgraded or withdrawn as a result of such amendments. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon the Sellers, the Purchasers, the Managing Agents and the Agent.
2.Notices.
(a)Except as provided in this Section 14.2 and in Section 1.8, all communications and notices provided for hereunder shall be in writing (including facsimile or
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electronic mail communication) and shall be given to the other parties hereto by facsimile, electronic mail or by overnight mail at their respective mailing or electronic mail addresses or facsimile numbers set forth on Schedule C or at such other mailing or electronic mail address or facsimile number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means. The Sellers hereby authorize (i) the Agent and the Purchasers to effect purchases and (ii) the Agent or applicable Managing Agent to effect Tranche Period and Discount Rate selections, in each case, based on telephonic notices made by any Person whom the Agent or applicable Managing Agent in good faith believes to be acting on behalf of the Sellers. The Sellers agree to deliver promptly to the Agent and each applicable Managing Agent a written confirmation of each telephonic notice signed by an authorized officer of the Sellers; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent or applicable Purchaser, the records of the Agent or applicable Managing Agent shall govern absent manifest error.
(b)Notwithstanding any other provision to the contrary herein or in any other Transaction Document, the Original Seller hereby authorizes the Additional Seller and appoints the Additional Seller as its representative for purposes of delivering or receiving any communications or notices or satisfying any other reporting obligation set forth herein or under any other Transaction Document such that delivery or receipt of any communication or notice by the Additional Seller shall be deemed to constitute delivery or receipt of such communication or notice by the Original Seller. The Agent and the Purchasers shall be entitled to deal exclusively with the Additional Seller in matters relating to the funding of Purchases hereunder. The Agent and the Purchasers shall not be required to (but may at their sole option) give notice, demand or other communication to the Original Seller in order for communication to the Sellers to be accomplished. The Additional Seller shall be responsible for providing the Original Seller with any notice given to the Sellers under this Agreement.
3.Sellers Jointly and Severally Liable.
(a)Notwithstanding any other provision to the contrary herein or in any other Transaction Document, the Additional Seller shall be jointly and severally obligated with the Original Seller hereunder and under the other Transaction Documents. Each Seller acknowledges, agrees, represents and warrants the following:
(i)Inducement. Each Affected Party has been induced to enter into this Agreement and each Purchaser has been induced to make purchases of and reinvestments in Purchaser Interests or issue Letters of Credit in return for Purchaser Interests in part based upon the assurances by each Seller that such Seller desires that all Seller Obligations be honored and enforced as separate obligations of such Seller, should the Agent (on behalf of the Affected Parties) desire to do so.
(ii)Combined Liability. Notwithstanding the foregoing, the Sellers shall be jointly and severally liable to the Agent, the Purchasers and the other Affected Parties for all the Seller Obligations (as defined below), including, all their respective representations, warranties, covenants, payment obligations and indemnities, and the Agent may at its option enforce any Obligation due by any Seller (such obligations, “Seller Obligations”) against any one or all of the Sellers (but in each case without duplication of any amount).
(iii)Separate Exercise of Remedies. The Agent may exercise remedies against each Seller and its property (including the Lock-Boxes, Collection Accounts, the
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Related Security, the Collections and all other Collateral) separately, whether or not the Agent exercises remedies against the other Seller or their property (but in each case without duplication of any amount). The Agent may enforce one or all of the Seller Obligations without enforcing the other Seller Obligations. Any failure or inability of the Agent to enforce any Seller Obligation shall not in any way limit the Agent’s right to enforce any other Seller Obligation.
(b)Guaranty.
(i)Each Seller hereby unconditionally guarantees to the Agent, each Purchaser and each other Affected Party the prompt payment of all Seller Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and the timely performance by the other Seller of all their obligations under this Agreement and the other Transaction Documents.
(ii)This guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all of the Seller Obligations whenever arising.
(iii)Notwithstanding any provision to the contrary contained herein or in any other Transaction Document, to the extent the liability of a Seller for all of the Seller Obligations shall be adjudicated to be invalid or unenforceable for any reason (including, because of any Law relating to fraudulent conveyances or transfers) then the liability of such Seller for the Seller Obligations shall be limited to the maximum amount that is permissible under Law.
(c)Obligations Unconditional.
(i)The obligations of each Seller under this Section 14.3 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Transaction Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.
(ii)Each Seller agrees that this Section 14.3 may be enforced by the Agent, the Purchasers and the other Affected Parties without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to any other Transaction Documents or any collateral hereafter securing the Seller Obligations or otherwise, and each Seller hereby waives the right to require any Affected Party to make demand on or proceed against any Seller, the Servicer, the Originator, the Performance Guarantor or any other Person or to require any Affected Party to pursue any other remedy or enforce any other right. Each Seller further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the other Seller or any other guarantor of any Seller Obligations for amounts paid under this Section 14.3 until the date following the date on or after the Scheduled Facility Termination Date when (i) the Aggregate Capital and Yield have been paid in full, (ii) all Seller Obligations shall have been paid in full, (iii) all other amounts owing to the Financial Institutions and any other Indemnified Party or Affected Party hereunder and under the other Transaction Documents have been paid in full and (iv) all accrued Servicing Fees have been paid in full.
(iii)Each Seller further agrees that nothing contained in this Agreement shall prevent any Affected Party from suing on any of the other Transaction Documents or foreclosing its or their, as applicable, security interest in or lien on any collateral
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securing the Seller Obligations or from exercising any other rights available to it or them, as applicable, under this Agreement, any other Transaction Document, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of such Seller’s obligations hereunder; it being the purpose and intent of each Seller that its obligations under this Section 14.3 shall be absolute, independent and unconditional under any and all circumstances.
(iv)Neither any Seller’s obligations under this Section 14.3 nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of the other Seller, of the Servicer, the Originator or of the Performance Guarantor or by reason of the bankruptcy or insolvency of the other Seller, the Servicer, the Originator or of the Performance Guarantor. Each Seller waives any and all notice of the creation, renewal, extension or accrual of any of the Seller Obligations and notice of or proof of reliance by any Affected Party on the guarantees set forth in this Section 14.3 or acceptance thereof. The Seller Obligations, and any part of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantees set forth in this Section 14.3.
(v)All dealings between any Seller (or any of its Affiliates, including the Servicer, the Originator and the Performance Guarantor), on the one hand, and the Affected Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantees set forth in this Section 14.3.
(vi)Each Seller hereby subordinates to the obligations of the other Seller all debts, liabilities and other obligations, whether direct, indirect, primary, secondary, several, joint and several or otherwise, and irrespective of whether such debts, liabilities and obligations be evidenced by note, contract, open account, book entry or otherwise, owing to such Seller by the other Seller, the Servicer, the Originator, the Performance Guarantor or any of their respective Affiliates.
(d)Modifications. Each Seller agrees that (i) all or any part of the other Seller’s property now or hereafter held for the Seller Obligations, if any, may be exchanged, compromised or surrendered from time to time; (ii) none of the Affected Parties shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Seller Obligations; (iii) the time or place of payment of the other Seller’s obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (iv) the other Seller and any other party liable for payment of the Seller Obligations may be granted indulgences generally; (v) any of the other Seller’s rights, duties, obligations or liabilities under any of the Transaction Documents may be modified, amended or waived; (vi) any party (including any co-guarantor) liable for the payment of all or any part of the Seller Obligations may be granted indulgences or be released; and (vii) any deposit balance for the credit of the other Seller or any other party liable for the payment of the Seller Obligations or liable upon any security therefore may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Seller Obligations, all without notice to or further assent by such Seller.
(e)Waiver of Rights.
(i)Each Seller hereby expressly waives diligence, presentment, demand, protest or notice of any kind whatsoever, as well as any requirement that the Affected Parties (or any of them) exhaust any right to take any action against any Seller,
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the Originator, the Servicer, the Performance Guarantor or any other Person (including the filing of claims in the event of receivership or bankruptcy of any Seller, the Servicer, the Performance Guarantor, the Originator or any other Person) or with respect to any collateral or collateral security at any time securing any of the Seller Obligations, and hereby consents to any and all extensions of time of the due performance of any or all of the Seller Obligations.
(ii)Each Seller agrees that it shall not exercise or assert any right which it may acquire by way of contribution, reimbursement or subrogation under this Agreement unless and until the date following the date on or after the Scheduled Facility Termination Date when the Aggregate Unpaids (other than contingent or unmatured Obligations) have been reduced to zero. Each Seller also hereby expressly waives all other defenses it may have as a guarantor or a surety generally or otherwise based upon suretyship, impairment of collateral or otherwise in connection with the Seller Obligations whether in equity or at law. Each Seller agrees that its obligations hereunder shall be irrevocable and unconditional.
(f)Reinstatement. Notwithstanding anything contained in this Agreement or the other Transaction Documents but subject to Section 14.3(b)(iii), the obligations of each Seller under this Section 14.3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Seller Obligations is rescinded or must be otherwise restored by any holder of any of the Seller Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Seller agrees that it will indemnify each Affected Party on demand for all reasonable costs and expenses (including reasonable counsel fees and expenses) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
(g)Remedies. Each Seller acknowledges and agrees that its obligations under this Section 14.3 are secured in accordance with the terms of this Agreement.
(h)Subrogation. Each Seller agrees that, until the date following the date on or after the Scheduled Facility Termination Date when the Aggregate Unpaids (other than contingent or unmatured Obligations) have been reduced to zero, it will not exercise, and hereby waives, any right of reimbursement, subrogation, contribution, offset or other claims against the other Seller arising by contract or operation of law in connection with any payment made or required to be made by such Seller under this Section 14.3. After the date following the date on or after the Scheduled Facility Termination Date when the Aggregate Unpaids (other than contingent or unmatured Obligations) have been reduced to zero, each Seller shall be entitled to exercise against the other Seller all such rights of reimbursement, subrogation, contribution, and offset, and all such other claims, to the fullest extent permitted by Law.
4.Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
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5.Protection of Ownership Interests of the Purchasers. (a) The Sellers agree that from time to time, at their expense, they will promptly execute and deliver all instruments and documents, and take all actions, that may be reasonably necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. Without limiting the foregoing, the Sellers will, upon the request of the Agent, file (or authorize the Agent to file) such financing or continuation statements, or amendments thereto or assignments thereof, and execute and file such other instruments and documents, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Purchaser Interest. At any time after the occurrence of a Collection Notice Event, the Agent may, or the Agent may direct the Sellers or the Servicer to, notify the Obligors of Receivables, at the Sellers’ expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee; it being understood that the Agent shall only exercise such right after the occurrence of a Collection Notice Event notwithstanding that the terms of the Receivables Sale Agreements provide that the relevant Seller (or its assign) may notify Obligors at any time. The Sellers or the Servicer (as applicable) shall, at any Purchaser’s request, withhold the identity of such Purchaser in any such notification.
(a)If any Seller Party fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent’s or such Purchaser’s costs and expenses incurred in connection therewith shall be payable by Sellers as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to authorize on behalf of such Seller Party as debtor and to file financing statements or continuation statements (and amendments thereto and assignments thereof) necessary or desirable in the Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable. The authorization set forth in the second sentence of this Section 14.5(b) is intended to meet all requirements for authorization by a debtor under Article 9 of any applicable enactment of the UCC, including, without limitation, Section 9-509 thereof.
6.Confidentiality. (a) Each Seller Party and each Purchaser shall, and shall cause each of their respective Affiliates to, unless it has prior written consent of the Agent and the Seller, maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the Transaction Documents and the other confidential or proprietary information with respect to the Agent and each Purchaser and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein (collectively, the “Confidential Information”), except that such Seller Party and such Purchaser, and each of their respective Affiliates, officers and employees may disclose such Confidential Information to their (i) respective directors, managers, officers, members, partners, affiliates, employees, representatives, agents and advisors, including without limitation, legal counsel, accountants and auditors, on a confidential basis, (ii) to the Federal Reserve Bank and any other central bank, and (iii) as otherwise permitted in Section 14.6(b).
(a)Anything herein to the contrary notwithstanding, each Seller Party and each Purchaser hereby consents to the disclosure of any Confidential Information (i) to the Agent, any Managing Agent, any LC Bank, any Financial Institution, any Funding Source or any Conduit by each other, (ii) by the Agent, any Managing Agent, any Funding Source or the
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Purchasers to any prospective or actual assignee or participant of any of them (but not the Fee Letter or the contents thereof, except as part of generic disclosure of aggregate sources and uses with respect to the transactions at hand), provided, that such assignee or participant agrees to be bound by the terms of this Section 14.6 and (iii) by the Seller Parties, the Agent, any Managing Agent, any Funding Source or any Purchaser to any insurer, third party administration, settlement or similar service provider, Funding Source, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which the Agent or any Managing Agent acts as the administrative agent and to any officers, directors, employees, outside accountants, advisors and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such Confidential Information. In addition, the Seller Parties, the Purchasers, any Funding Source, the Managing Agents and the Agent may disclose any Confidential Information (i) pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law), (ii) in any required (as reasonably determined by the Sellers) filings with the Securities and Exchange Commission and to the extent required by applicable regulatory authorities or stock exchanges (but not the Fee Letter or the contents thereof, except as part of generic disclosure of aggregate sources and uses with respect to the transactions at hand), (iii) for the purposes of establishing any appropriate defense, or in connection with the exercise of any rights or remedies, including without limitation in the course of litigation between or among any signatories to this Agreement and the Transaction Documents, and, without limiting the generality of the foregoing, (iv) to any nationally recognized statistical rating organization providing a rating of the Sellers or the Purchaser Interests (but not the Fee Letter or the contents thereof, except as part of generic disclosure of aggregate sources and uses with respect to the transactions at hand) as contemplated by Section 17g-5 of the Securities Exchange Act of 1934, as amended.
7.Bankruptcy Petition. Each of the Sellers, the Servicer, the Original Servicer, each Managing Agent, the Agent and each Purchaser hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Conduit or any Funding Source that is a special purpose bankruptcy remote entity, it will not institute against, or join any other Person in instituting against, any Conduit or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
8.Limitation of Liability. (a) Except with respect to any claim arising out of the willful misconduct or gross negligence of any Conduit, any LC Bank, the Agent, any Managing Agent or any Financial Institution, no claim may be made by any Seller Party or any other Person against any Conduit, any LC Bank, the Agent, any Managing Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(a)Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit shall, nor shall it be obligated to, pay any amount pursuant to this Agreement unless (i) such Conduit has received funds which may be used to make such payment and which funds are not required to repay its Commercial Paper when due and (ii) after giving effect to such payment, either (x) such Conduit could issue Commercial Paper to refinance all of its outstanding Commercial Paper (assuming such outstanding Commercial Paper matured at such time) in accordance with the program documents governing such Conduit’s securitization program or (y) all of such Conduit’s Commercial Paper is paid in full. Any amount which such
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Conduit does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Federal Bankruptcy Code) against or corporate obligation of such Conduit for any such insufficiency unless and until such Conduit satisfies the provisions of clauses (i) and (ii) above. This paragraph (b) shall survive the termination of this Agreement.
9.CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
10.CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, ANY MANAGING AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT, ANY MANAGING AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT, ANY MANAGING AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.
11.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
12.Integration; Binding Effect; Survival of Terms.
(a)This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
(b)This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.6, 14.7, 14.8 and 14.17 all be continuing and shall survive any termination of this Agreement.
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13.Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.
14.Roles. In addition to its role as Agent pursuant to Article XI, each of the Purchasers and Managing Agents acknowledges that the Person acting as Agent (or any Affiliate thereof) acts, or may in the future act, (i) as a Financial Institution, an LC Bank or a Managing Agent party hereto, (ii) as administrative agent (or in a similar capacity) for a Conduit, Financial Institution, LC Bank or Managing Agent from time to time party hereto or for any other Person, (iii) as issuing and paying agent for certain Commercial Paper, (iv) to provide credit or liquidity enhancement for the timely payment for certain Commercial Paper and (v) to provide other services from time to time for a Conduit, Financial Institution, LC Bank or Managing Agent from time to time party hereto or for any other Person (collectively, the “Agent Roles”). Without limiting the generality of this Section 14.14, each Purchaser and each Managing Agent hereby acknowledges and consents to any and all Agent Roles and agrees that in connection with any Agent Role, the Person acting as Agent may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for a Conduit party hereto.
15.Characterization. (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest by a Seller hereunder is made without recourse to such Seller; provided, however, that (i) such Seller shall be liable to each Purchaser, each Managing Agent and the Agent for all representations, warranties, covenants and indemnities made by such Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser, the Agent, any Managing Agent or any assignee of any of the foregoing of any obligation of the Sellers or any Cardinal Entity or any other Person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of the Sellers or any Cardinal Entity.
(a)In addition to any ownership interest any Purchaser may from time to time acquire in a Purchaser Interest pursuant hereto, (i) the Original Seller reaffirms its grant of security interests to the Agent pursuant to the Existing Agreement and (ii) each Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of such Seller’s right, title and interest in, to and under all Receivables now existing or hereafter arising, all Collections, each Lock-Box, each Collection Account, the LC Collateral Account and all funds from time to time held therein, all Related Security, all other rights and payments relating to such Receivables and all proceeds of any thereof (the forgoing, collectively, the “Collateral”) prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. After an Amortization Event, the Agent, the Managing Agents and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.
16.Confirmation and Ratification of Terms.
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(a)Upon the effectiveness of this Agreement, each reference to the Existing Agreement in any other Transaction Document, and any document, instrument or agreement executed and/or delivered in connection with the Existing Agreement or any other Transaction Document, shall mean and be a reference to this Agreement.
(b)The other Transaction Documents and all agreements, instruments and documents executed or delivered in connection with the Existing Agreement or any other Transaction Document shall each be deemed to be amended to the extent necessary, if any, to give effect to the provisions of this Agreement, as the same may be amended, modified, supplemented or restated from time to time.
(c)The effect of this Agreement is to amend and restate the Existing Agreement in its entirety, and to the extent that any rights, benefits or provisions in favor of the Agent or any Purchaser existed in the Existing Agreement and continue to exist in this Agreement without any written waiver of any such rights, benefits or provisions prior to the date hereof, then such rights, benefits or provisions are acknowledged to be and to continue to be effective from and after June 29, 2000. This Agreement is not a novation.
(d)The parties hereto agree and acknowledge that any and all rights, remedies and payment provisions under the Existing Agreement, including, without limitation, any and all rights, remedies and payment provisions with respect to (i) any representation and warranty made or deemed to be made pursuant to the Existing Agreement, or (ii) any indemnification provision, shall continue and survive the execution and delivery of this Agreement.
(e)The parties hereto agree and acknowledge that any and all amounts owing as or for Capital, Yield, CP Costs, fees, expenses or otherwise under or pursuant to the Existing Agreement, immediately prior to the effectiveness of this Agreement shall be owing as or for Capital, Yield, CP Costs, fees, expenses or otherwise, respectively, under or pursuant to this Agreement.
17.Excess Funds. Each of Seller, the Servicer, each Purchaser, each Managing Agent and the Agent agrees that each Conduit shall be liable for any claims that such party may have against such Conduit only to the extent that such Conduit has funds in excess of those funds necessary to pay matured and maturing Commercial Paper and to the extent such excess funds are insufficient to satisfy the obligations of such Conduit hereunder, such Conduit shall have no liability with respect to any amount of such obligations remaining unpaid and such unpaid amount shall not constitute a claim against such Conduit. Any and all claims against any Conduit shall be subordinate to the claims against such Conduit of the holders of Commercial Paper and any Person providing liquidity support to such Conduit.
18.Patriot Act. Each of the Agent and the Purchasers hereby notifies you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Agent and the Purchasers may be required to obtain, verify and record information that identifies the Seller Parties, which information includes the name, address, tax identification number and other information regarding the Seller Parties that will allow the Agent and the Purchasers to identify the Seller Parties in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Seller Parties agrees to provide the Agent and the Purchasers, from time to time prior to and after the Closing Date, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.
19.Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other
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agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(c)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.
CARDINAL HEALTH FUNDING, LLC,
as Original Seller
By:
Name:
Title:
GRIFFIN CAPITAL, LLC,
as Original Servicer
By:
Name:
Title:

[Fifth Amended and Restated Receivables Purchase Agreement]
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CARDINAL HEALTH 23 FUNDING, LLC,
as Additional Seller
By:
Name:
Title:
CARDINAL HEALTH 23, LLC,
as Servicer
By:
Name:
Title:

[Fifth Amended and Restated Receivables Purchase Agreement]
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WELLS FARGO BANK, N.A.,
as a Financial Institution and as Managing Agent for WF’s Purchaser Group
By:
Name:
Title:

[Fifth Amended and Restated Receivables Purchase Agreement]
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PNC BANK, NATIONAL ASSOCIATION,
as a Financial Institution and as Managing Agent for PNC’s Purchaser Group
By:
Name:
Title:
PNC BANK, NATIONAL ASSOCIATION,
as an LC Bank
By:
Name:
Title:

[Fifth Amended and Restated Receivables Purchase Agreement]
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VICTORY RECEIVABLES CORPORATION,
as a Conduit
By:
Name:
Title:
MUFG BANK, LTD.,
as Related Financial Institution for Victory

By:
Name:
Title:
MUFG BANK, LTD.,
as Managing Agent for Victory’s Purchaser Group
By:
Name:
Title:
MUFG BANK, LTD.,
as Agent
By:
Name:
Title:

[Fifth Amended and Restated Receivables Purchase Agreement]
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LIBERTY STREET FUNDING LLC,
as a Conduit
By:
Name:
Title:
THE BANK OF NOVA SCOTIA,
as Related Financial Institution for Liberty Street and as Managing Agent for Liberty Street’s Purchaser Group
By:
Name:
Title:
[Fifth Amended and Restated Receivables Purchase Agreement]
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BANK OF AMERICA, NATIONAL ASSOCIATION,
as a Managing Agent and a Financial Institution

By:
    Name:
    Title:
[Fifth Amended and Restated Receivables Purchase Agreement]
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Exhibit I

DEFINITIONS
As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Accrual Period” means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) November 1, 2013 to (and including) November 30, 2013.
“Adjusted Daily One Month Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Daily One Month Term SOFR for such calculation plus (b) the SOFR Spread; provided, that if Adjusted Daily One Month Term SOFR determined as provided above shall ever be less than the Floor, then Adjusted Daily One Month Term SOFR shall be deemed to be the Floor.
“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.
“Adjusted Tangible Net Worth” means, as of any date, (i) the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of deficit) the capital surplus and retained earnings of Cardinal and its consolidated Subsidiaries, but excluding the amount of any foreign currency translation adjustment account shown as a capital account, less (ii) the net book value of all items of the following character which are included in the assets of Cardinal and its consolidated Subsidiaries: (a) goodwill, including, without limitation, the excess of cost over book value of any asset, (b) organization or experimental expenses, (c) unamortized debt discount and expense, (d) patents, trademarks, trade names and copyrights, (e) treasury stock, (f) franchises, licenses and permits, and (g) other assets which are deemed intangible assets under generally accepted accounting principles.
“Affected Financial Institution” has the meaning specified in Section 12.1(c).
“Affected Party” means each Purchaser, each Managing Agent, the Agent and each Funding Source.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.
“Agent” has the meaning set forth in the preamble to this Agreement.
    Exh. I-32
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“Aggregate Capital” means on any date of determination, the aggregate amount of Capital of all Purchasers and Purchaser Interests outstanding on such date.
“Aggregate Reduction” has the meaning specified in Section 1.3.
“Aggregate Reserves” means, on any date of determination, an amount equal to the sum of (i) the greater of (x) the Reserve Floor and (y) the Dynamic Reserve plus (ii) the Carrying Cost Reserve.
“Aggregate Unpaids” means, at any time, an amount equal to the sum of all accrued and unpaid Aggregate Capital, the LC Adjusted Exposure, any LC Reimbursement Obligation and all unpaid Obligations (whether due or accrued) at such time.
“Agreement” means this Fourth Amended and Restated Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.
“Amortization Date” means the earliest to occur of (i) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d), (ii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event, (iii) (A) the date on which the Sellers repurchase all of the outstanding Purchaser Interests in accordance with the terms of Section 2.7 or (B) the date that is 30 Business Days after the Agent’s receipt of written notice from the Additional Seller, for itself and/or on behalf of the Original Seller, that they wish to terminate the facility evidenced by this Agreement and (iv) the Scheduled Facility Termination Date.
“Amortization Event” has the meaning specified in Article IX.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Seller Party or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.
“Anti-Terrorism Laws” means each of: (a) the PATRIOT Act; (b) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956 and any successor statute thereto; (c) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); (d) the Bank Secrecy Act, and the rules and regulations promulgated thereunder; and (e) any other Law of the United States, Canada or any member state of the European Union now or hereafter enacted to monitor, deter or otherwise prevent: (i) terrorism or (ii) the funding or support of terrorism or (iii) money laundering.
“Approved Purchaser” means the Bank of Nova Scotia.
“Approved Sub-Originator” means each of the following Persons and their successors:
    Exh. I-32
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(i)Leader Drugstores, Inc., a Delaware corporation;
(ii)Cardinal Health Pharmacy Services, LLC, a Delaware limited liability company;
(iii)Medicine Shoppe International, Inc., a Delaware corporation;
(iv)Cardinal Health 108, LLC, a Delaware limited liability company;
(v)Cardinal Health Systems, Inc, an Ohio corporation;
(vi)Cardinal Health 112, LLC, a Delaware limited liability company;
(vii)Medicap Pharmacies Incorporated, an Iowa corporation; provided, that Medicap Pharmacies Incorporated shall cease to be an “Approved Sub-Originator” if (a) any of the following events shall occur: (x) an Amortization Event or Potential Amortization Event, (y) the Ratings Level then in effect is either Ratings Level 3 or Ratings Level 4, or (z) Medicap Pharmacies Incorporated shall generate Collections in excess of $3,000,000 in a single calendar month and (b) legal counsel for the Seller Parties shall not have delivered to the Agent and each Purchaser favorable opinions, which address the following matters with respect to Medicap Pharmacies Incorporated and such other matters as the Agent may reasonably request: (x) certain corporate, authority, enforceability and no-conflict matters, (y) certain UCC attachment, perfection and priority maters and (z) true sale and non-consolidation matters, in each case, acceptable to the Agent in its sole discretion; and
(viii)any other Person approved in writing by the Agent and the Required Financial Institutions as an “Approved Sub-Originator” from time to time.
“Assignment Agreement” has the meaning set forth in Section 12.1(b).
“Audit” has the meaning set forth in Section 7.1(d).
“Authorized Officer” means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Base Rate” means, with respect to any Purchaser, on any date, a fluctuating rate of interest per annum equal to the highest of:
(a)~~(b)~~ the applicable Prime Rate for such date; or
(b)~~(c)~~ Daily One Month Term SOFR for such date, plus 0.50%.
    Exh. I-32
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“Base Rate Capital” means Capital accruing Yield at the Base Rate.
“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.
“BNS” means The Bank of Nova Scotia, and its successors.
“BNS Conduit” means Liberty Street Funding LLC, and its successors.
“BofA” means Bank of America, National Association, and its successors.
“Brokerage Receivable” means all rights to payment now or hereafter owed to any Originator for goods sold or services performed through such Originator’s brokerage division, which receivable is designated with company code “20” on such Originator’s AR 2000 accounting system.
“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payments to be made with respect to SOFR, any day other than a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Capital” of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent or any Managing Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason. For the avoidance of doubt, each Purchaser’s Capital shall include (x) any amount that such Purchaser (as a Financial Institution) pays to the LC Bank in respect of any LC Participation Advance and (y) any amount that such Purchaser (as an LC Bank) funds or pays with respect to any drawings under Letters of Credit, to the extent such LC Bank has not been reimbursed therefor by the Sellers or by an LC Participation Advance.
“Cardinal” means Cardinal Health, Inc., an Ohio corporation.
“Cardinal Entity” means each of Cardinal, Griffin, CH-23, the Originator and each Approved Sub-Originator.
“Carrying Cost Reserve” means, on any date of determination, an amount equal to the sum of (a) all accrued and unpaid CP Costs, Yield and fees and any other amounts payable by the Sellers under the Fee Letters plus (b) the product of (i) the Carrying Cost Reserve Percentage multiplied by (ii) the Net Receivables Balance as of the close of business of the Servicer on such date.
    Exh. I-32
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“Carrying Cost Reserve Percentage” means, on any date of determination, a fraction (expressed as a percentage) (a) the numerator of which is the product of (i) 2.00 multiplied by (ii) the sum of (x) the Prime Rate then in effect plus (y) 5.00% multiplied by (iii) Days Sales Outstanding and (b) the denominator of which is 360.
“Cash Management Agreement” means that certain Third Amended and Restated Cash Management Agreement, dated as of June 20, 2007, by and among Cardinal, Griffin, the Original Seller, each Originator and Cardinal Health 2, Inc., a Nevada corporation, formerly known as The Griffin Group, Inc., as administrator, as amended by the First Amendment thereto, dated as of November 19, 2007, and the Second Amendment thereto, dated as of November 13, 2008 and as may be further amended, restated, supplemented or otherwise modified from time to time.
“Change of Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of Performance Guarantor or (ii) Performance Guarantor shall cease to own or control, directly or indirectly, 100% of the outstanding shares of voting stock of any Seller, any Transferor or the Originator.
“Charged-Off Receivable” means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller’s books as uncollectible or (iv) which has been identified by Sellers as uncollectible.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Collateral” has the meaning set forth in Section 14.15(b).
“Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited, including, without limitation, any account established for the purposes of receiving Collections which are paid by automated clearing house (ACH) or wire transfer.
“Collection Account Agreement” means an agreement, in form and substance satisfactory to the Agent, among the Originator or any Transferor and any Seller, the Agent and a Collection Bank, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
“Collection Account Disclosure Letter” means that certain letter between the Sellers and the Agent dated November 3, 2014, identifying, among other things, the Collection Banks and the Collection Accounts, as such letter may be amended, restated, supplemented or otherwise modified from time to time.
    Exh. I-32
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“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.
“Collection Notice” means a notice under a Collection Account Agreement, in form and substance satisfactory to the Agent, from the Agent to a Collection Bank or any similar or analogous notice from the Agent to a Collection Bank.
“Collection Notice Event” means (a) the occurrence of any Potential Amortization Event under Section 9.1(d), (b) the occurrence with respect to Servicer or Performance Guarantor of any event of the type described in Section 9.1(d), but without regard to the 60 day grace period included in the last clause thereof, (c) the occurrence of any Amortization Event or (d) the occurrence of a Material Adverse Effect (as such term is defined herein, in the Receivables Sale Agreements or in any Transferor RPA).
“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all principal payments, yield, Finance Charges or other related amounts accruing in respect thereof, all cash proceeds of Related Security with respect to such Receivable and all amounts received as payments in respect of the Demand Loans.
“Collections-to-Sales Ratio” means, as of the last day of any calendar month, the ratio (expressed as a percentage) of (i) the aggregate amount of Collections during such month, divided by (ii) the aggregate gross sales of the Originators during such month.
“Commercial Paper” means promissory notes of any Conduit issued by such Conduit in the commercial paper market.
“Commitment” means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from Sellers in an amount not to exceed, (i) in the aggregate, the amount set forth opposite such Financial Institution’s name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Commitments pursuant to Section 4.6 hereof) and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.
“Commitment Availability” means at any time the positive difference (if any) between (a) an amount equal to the aggregate amount of the Commitments, minus (b) the sum of (i) the Aggregate Capital at such time, plus (ii) the LC Exposure at such time.
“Concentration Limit” shall have the meaning set forth for such term on Schedule D hereto.
“Conduit” has the meaning set forth in the preamble to this Agreement.
“Confidential Information” has the meaning set forth in Section 14.6.
    Exh. I-32
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“Conforming Changes” means, with respect to either the use or administration of Daily One Month Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Tranche Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of purchase requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Agent, in consultation with the Sellers, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Consent Notice” has the meaning set forth in Section 4.6(a).
“Consent Period” has the meaning set forth in Section 4.6(a).
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.
“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.
“Contractual Dilution Reserve” means, as of any date of determination and with respect to the Receivables of any Obligor, the aggregate amount of any reserves or liabilities maintained on the Seller’s books and records in accordance with generally accepted accounting principles and the Credit and Collection Policy for, or in anticipation of, volume rebates, flat fee rebates, performance-to-plan rebates, cost-plus-zero program rebates or similar rebates affecting or to affect the Receivables of such Obligor as reported on (i) prior to the Amortization Date, the most recently delivered Monthly Report, Weekly Report or Daily Report, as the case may be, or (ii) at any time on or after the Amortization Date, as reported on the last Monthly Report, Weekly Report or Daily Report delivered prior to the Amortization Date.
“CP Costs” means for each day with respect to any Purchaser Interest (or any portion thereof) of any Conduit, an amount equal to the product of (i) the applicable CP Rate, times, (ii)
    Exh. I-32
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the Capital of such Purchaser Interest on such day, times (iii) 1/360; provided, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, Sellers agree that any amounts payable to such Conduit in respect of CP Costs for any period with respect to any Purchaser Interests (or portion thereof) funded by such Conduit by the issuance of Commercial Paper shall include an amount equal to the portion of the face amount of the outstanding Commercial Paper issued to fund or maintain such Purchaser Interests (or portion thereof) that corresponds to the portion of the proceeds of such Commercial Paper that was used to pay the interest component of maturing Commercial Paper issued to fund or maintain such Purchaser Interests (or portion thereof), to the extent that such Conduit had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Commercial Paper (for purposes of the foregoing, the “interest component” of Commercial Paper equals the excess of the face amount thereof over the net proceeds received by such Conduit from the issuance of Commercial Paper, except that if such Commercial Paper is issued on an interest-bearing basis, its “interest component” will equal the amount of interest accruing on such Commercial Paper through maturity).
“CP Disruption Event” means the inability of any Conduit, at any time, whether as a result of a prohibition, a contractual restriction or any other event or circumstance whatsoever, to raise funds through the issuance of its commercial paper notes (whether or not constituting “Commercial Paper” hereunder) in the United States commercial paper market.
“CP Rate” means, for any period with respect to the Purchaser Interests (or portion thereof) of any Conduit then being funded by the issuance of Commercial Paper, the per annum rate equivalent to the weighted average cost (as determined such Conduit or its Managing Agent and which shall include commissions and fees of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit, other purchases by such Conduit (other than under any Liquidity Agreement) and any other costs and expenses associated with the issuance of Commercial Paper) of or related to the issuance of Commercial Paper that is allocated, in whole or in part, by such Conduit or its Managing Agent to fund or maintain such Purchaser Interests (and which may be also allocated in part to the funding of other assets of such Conduit (determined in the case of Commercial Paper issued on a discount by converting the discount to an interest equivalent rate per annum).
“Credit and Collection Policy” means each Seller’s credit and collection policies and practices relating to Contracts and Receivables existing on the date of this Agreement and summarized in Exhibit VII hereto, as modified from time to time in accordance with this Agreement.
“Daily One Month Term SOFR” means, for any day during a Settlement Period, the Term SOFR Reference Rate for a tenor of one-month on such day, or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day (such day, the “Daily One Month Term SOFR Determination Day”), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Daily One Month Term SOFR Determination Day the Term SOFR
    Exh. I-32
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Reference Rate for one month has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Daily One Month Term SOFR will be the Term SOFR Reference Rate for one month as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for one month was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Daily One Month Term SOFR Determination Day.
“Daily One Month Term SOFR Capital” means Capital accruing Yield at Daily One Month Term SOFR.
“Daily One Month Term SOFR Determination Day” has the meaning specified in the definition of “Daily One Month Term SOFR”.
“Daily Report” means a report, in form and substance acceptable to the Agent and each Managing Agent, appropriately completed and furnished by the Servicer to the Agent and each Managing Agent pursuant to Section 8.5.
“Days Sales Outstanding” means, on any date of determination, an amount (expressed in days) equal to the product of (a) the amount obtained by dividing (i) the aggregate Outstanding Balance of all Receivables as of the last day of the most recently ended calendar month by (ii) the aggregate Outstanding Balance of all Receivables that were originated during such calendar month multiplied by (b) 30.
“Deemed Collections” means the aggregate of all amounts the Sellers shall have been deemed to have received as a Collection of a Receivable. The Sellers shall be deemed to have received a Collection in full of a Receivable if at any time (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of defective or rejected goods or services, any discount or any negative adjustment or otherwise by the Sellers (other than cash Collections on account of the Receivables); provided, however, that this clause (i)(x) shall exclude any Excluded Contractual Dilutions, or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), (ii) any of the representations or warranties in Article V are no longer true with respect to any Receivable or (iii) any Receivable is restructured into a Note Receivable.
“Default Fee” means with respect to any amount due and payable by the Sellers in respect of any Aggregate Unpaids, an amount equal to the greater of (i) $1000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2.50% above the Prime Rate.
“Default Ratio” means, for any calendar month, an amount (expressed as a percentage) equal to (i) the sum of (A) the aggregate Outstanding Balance of all Defaulted Receivables as of the last day of such calendar month and (B) the aggregate Outstanding Balance of all Receivables that became Charged-Off Receivables during such calendar month divided by (ii) the aggregate gross sales of the Originators during the calendar month that is four calendar months prior to such calendar month.
    Exh. I-32
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“Defaulted Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 90 but less than 121 days from the original invoice due date for such payment as set forth on the invoice or otherwise.
“Defaulting Financial Institution” means any Financial Institution that (a) has failed to (i) perform its obligation to fund any portion of its Incremental Purchases or LC Participation Advances or (ii) pay over to the Agent or any Purchaser any other amount within two Business Days of the date required to be funded or paid by it hereunder, unless, in the case of clause (i) above, such Financial Institution notifies the Agent and the Sellers in writing that such failure is the result of such Financial Institution’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied or such Financial Institution is a Deferring Purchaser pursuant to Section 1.15, (b) has notified the Sellers, the Agent or any Purchaser in writing, or has made a public statement to the effect, that it does not intend to comply with any of its funding obligations under this Agreement or any other Transaction Document or generally under other agreements in which it commits or extends credit (unless such writing or public statement relates to such Financial Institution’s obligation to fund any portion of its Incremental Purchases or LC Participation Advances and states that such position is based on such Financial Institution’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied), (c) has failed, within three Business Days after written request by the Agent or the Additional Seller, for itself and/or on behalf of the Original Seller, to confirm in writing in a manner satisfactory to the Agent and the Sellers, that it will comply with the terms of this Agreement and the other Transaction Documents relating to its obligations to fund prospective Incremental Purchases and LC Participation Advances under this Agreement (provided that such Financial Institution shall cease to be a Defaulting Financial Institution pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Sellers), (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy or insolvency proceeding or the subject of a Bail-In Action or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity; provided that, for the avoidance of doubt, a Financial Institution shall not be a Defaulting Financial Institution solely by virtue of the ownership or acquisition of any equity interest in such Financial Institution or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Financial Institution with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Financial Institution (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Financial Institution.
“Defaulting Financial Institution Account” means the account or accounts at any time designated as the Defaulting Financial Institution Account established and maintained by the Agent (for the benefit of the LC Banks and the Defaulting Financial Institutions), or such other account as may be so designated as such by the Agent (which, for the avoidance of doubt, may be one or more accounts maintained at the respective LC Banks).
    Exh. I-32
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“Deferred Amount” has the meaning set forth in Section 1.15(a).
“Deferred Funding Date” has the meaning set forth in Section 1.15(a).
“Deferred Funding Notice” has the meaning set forth in Section 1.15(a).
“Deferred Supplemental Funding” has the meaning set forth in Section 1.15(b).
“Deferring Purchaser” has the meaning set forth in Section 1.15(a).
“Delinquency Ratio” means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time, calculated on a three-month rolling average basis.
“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days from the original invoice due date for such payment.
“Demand Loan” means a loan of Collections made by Sellers to Cardinal pursuant to and in accordance with the terms of the Cash Management Agreement, which loan is payable on demand, together with accrued and unpaid interest thereon.
“Designated Obligor” means each Obligor indicated by the Agent to Sellers in writing.
“Determination Date” means the 2nd Business Day of each calendar month.
“DHR Adjustment Factor” means, at any time, the greater of (i) 1.0 and (ii) the quotient determined by dividing (a) the weighted average credit memo lag expressed as a number of days as determined by the Servicer and the Agent based upon the most recently conducted Audit (or such other number of days as agreed to in writing by the Sellers, the Agent and the Managing Agents), by (b) 30.
“DHR Adjustment Factor Remainder” means the amount equal to excess, if any, of (i) the DHR Adjustment Factor, over (ii) the DHR Adjustment Factor rounded down to the nearest whole number.
“DHR Initial Lookback Period” means the number of calendar months preceding such date of determination (beginning with and including the calendar month most recently ended) equal to the DHR Adjustment Factor rounded down to the nearest whole number.
“Dilution Horizon Ratio” means, as of the last day of any calendar month, a percentage equal to (i) the sum of (a) the aggregate gross sales of the Originators during each calendar month falling within the DHR Initial Lookback Period plus (b) the product of (x) the DHR Adjustment Factor Remainder, times (y) the aggregate gross sales of the Originators during the calendar month immediately preceding the DHR Initial Lookback Period, divided by (ii) at any time, the Ratings Level then in effect is (a) Ratings Level 1, the amount equal to the Non-Defaulted Receivables Balance as of the last day of such calendar month, or (b) Ratings Level 2,
    Exh. I-32
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Ratings Level 3 or Ratings Level 4, the Net Receivables Balance as of the last day of the most recently ended calendar month.
“Dilution Percentage” means as of the last day of any calendar month, a percentage equal to the following:
[[SF x ED] +[ (DS - ED) x DS ]] x DHR
ED
where:
SF    =    the Dilution Stress Factor at such time
ED    =    the Expected Dilution Ratio at such time
DS    =    the Dilution Spike Ratio at such time
DHR    =    the Dilution Horizon Ratio at such time
“Dilution-to-Sales Ratio” means, at any time, a percentage equal to (i) the aggregate amount of Dilutions which occurred during the month then most recently ended, divided by (ii) the aggregate gross sales of the Originators during the month one month prior to such month, calculated on a monthly basis.
“Dilution Reserve” means, on any date, an amount equal to the Dilution Percentage multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.
“Dilution Spike Ratio” means, as of the last day of any calendar month, the highest monthly Dilution-to-Sales Ratio calculated as of the last day of each of the twelve calendar months then most recently ended.
“Dilution Stress
Factor” means, at any time, the “Dilution Stress Factor” set forth in the table below corresponding to the Ratings Level in effect at such time and set forth in the table below:

Ratings Level	Dilution Stress Factor
Ratings Level 1	2.00
Ratings Level 2	2.00
Ratings Level 3	2.25
Ratings Level 4	2.25
“Dilutions” means, at any time, the aggregate amount of reductions or cancellations described in clauses (i) and (iii) of the definition of “Deemed Collections”.
    Exh. I-32
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“Discount Rate” means, Adjusted Daily One Month Term SOFR or the Base Rate, as applicable, with respect to each Purchaser Interest of the Financial Institutions.
“Distribution” has the meaning set forth in Section 2.9.
“Dynamic Reserve” means, on any date of determination, an amount equal to the sum of (i) the Dilution Reserve plus (ii) the Loss Reserve.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Receivable” means, at any time, a Receivable:
(i)the Obligor of which (A) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States, (B) is not an Affiliate of any of the parties hereto and (C) is neither (I) a Designated Obligor nor (II) a Sanctioned Person,
(ii)the Obligor of which is not the Obligor of (i) any Charged-Off Receivable or (ii) Receivables more than 30% of which are Delinquent Receivables or (iii) any Note Receivable that was structured as a Note Receivable for credit reasons,
(iii)which is not a Charged-Off Receivable, a Delinquent Receivable or a Legal Receivable,
(iv)which arises under a Contract that requires payment in full of such Receivable within 45 days of the original invoice date therefor; provided, however, that (a) a Medium Term Receivable that is otherwise an “Eligible Receivable” but for this clause (iv), shall be an Eligible Receivable notwithstanding this clause (iv) if the Outstanding Balance of such Medium Term Receivable when added to the Outstanding Balance of all other Medium Term Receivables does not exceed ten percent (10%) of the aggregate Outstanding Balance of all Receivables and (b) a Long Term Non-Trade Show Receivable that is otherwise an “Eligible Receivable” but for this clause (iv), shall be an Eligible Receivable notwithstanding this clause (iv) if the Outstanding Balance of such Long Term Non-Trade Show Receivable when added to the Outstanding Balance of all other Long Term Non-Trade Show Receivable does not exceed five percent (5%) of the aggregate Outstanding Balance of all Receivables,
    Exh. I-32
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(v)which has not had its payment terms extended for credit reasons or otherwise been restructured for credit reasons,
(vi)which is an “account” or “general intangible” within the meaning of the UCC of all applicable jurisdictions or “chattel paper” within the meaning of the UCC of all applicable jurisdictions and which is not evidenced, in whole or in part, by any note, draft or other “instrument” or “document” within the meaning of Article 9 of the UCC,
(vii)which is denominated and payable only in United States dollars in the United States,
(viii)which arises under a Contract, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor by the applicable Originator or Approved Sub-Originator and its assignees, subject to no offset, counterclaim or other defense,
(ix)as to which all right, title and interest thereto and therein has been validly transferred (A) in the case of any Receivable originated by an Approved Sub-Originator, by such Approved Sub-Originator directly to the Originator under and in accordance with the applicable Sub-Originator Sale Agreement, (B) by the Originator directly to the applicable Transferor under and in accordance with the applicable Transferor RPA and (C) by such Transferor directly to the applicable Seller under and in accordance with the relevant Receivables Sale Agreement, and as to which such Seller has good and marketable title thereto free and clear of any Adverse Claim,
(x)which arises under a Contract that contains an obligation to pay a specified sum of money and as to which the applicable Originator or Approved Sub-Originator has performed all obligations due or to become due from it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,
(xi)which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,
(xii)which satisfies all applicable requirements of the Credit and Collection Policy,
(xiii)which was generated in the ordinary course of the applicable Originator’s or Approved Sub-Originator’s business,
(xiv)which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator or Approved Sub-Originator, and not by any other Person (in whole or in part),
(xv)which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or Approved Sub-Originator and which is not subject to any other Adverse Claim, and the Obligor thereon holds no right as against the applicable Originator or Approved Sub-Originator to cause such Originator or Approved Sub-Originator to repurchase the goods or merchandise the sale of which
    Exh. I-32
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shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract or in compliance with the applicable Originator’s or Approved Sub-Originator’s returned goods policy as in effect on the date hereof),
(xvi)the inclusion of which as an Eligible Receivable does not result in the aggregate Outstanding Balance of all Receivables having an Obligor that is a government or a governmental subdivision or agency exceeding ten percent (10%) of the aggregate Outstanding Balance of all Receivables,
(xvii)the inclusion of which as an Eligible Receivable does not result in the aggregate Outstanding Balance of all Trade Show Receivables with terms of up to six (6) months exceeding two percent (2%) of the aggregate Outstanding Balance of all Receivables,
(xviii)as to which the Agent has not notified Sellers that the Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Agent,
(xix)which does not constitute proceeds of any inventory that was pledged to any Person,
(xx)which was originated subsequent to the date hereof and the Originator or Approved Originator of which is not Allegiance Corporation, Cardinal Health 200, LLC, or any other Person that ceases to be an Approved Sub-Originator subsequent to the origination of such Receivable,
(xxi)which does not represent Finance Charges, and
(xxii)which is not a ParMed Receivable, unless and until such time, if any, that the Agent has received (A) such information and reports with respect to ParMed Receivable, in form and substance satisfactory to the Agent, as the Agent has requested from the Sellers or the Servicer and (B) either (1) evidence reasonably satisfactory to the Agent that the Sellers (or Servicer on its behalf) have instructed all Obligors of Receivables ParMed Receivable to deliver payments on such Receivables to an existing Lock-Box Account or (2) a duly executed Collection Account Agreement (or amendment thereto) satisfactory to the Agent relating to each account to which Sellers (or Servicer on its behalf) have instructed Obligors of ParMed Receivable.
“Enhancement Agreement” means any agreement between a Conduit and any other Person(s), entered into to provide (directly or indirectly) credit enhancement to such Conduit’s Commercial Paper facility.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“Erroneous Payment” has the meaning set forth in Section 11.9.
“Erroneous Payment Subrogation Rights” has the meaning set forth in Section 11.9.
    Exh. I-32
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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Excluded Contractual Dilution” means any amounts that would otherwise be included in clause (i)(x) of “Deemed Collections” that result from volume rebates, flat fee rebates, performance-to-plan rebates, cost-plus-zero program rebates or similar rebates affecting the Receivables of any Obligor during any period solely to the extent that such amounts do not, in the aggregate, exceed the Contractual Dilution Reserve for such Obligor and such period; provided, however, that on and after the Amortization Date, “Excluded Contractual Dilution” shall mean any amounts that would otherwise be included in clause (i)(x) of “Deemed Collections” that result from volume rebates, flat fee rebates, performance-to-plan rebates, cost-plus-zero program rebates or similar rebates affecting the Receivables of any Obligor since the Amortization Date solely to the extent that such amounts do not, in the aggregate, exceed the Contractual Dilution Reserve for such Obligor and determined pursuant to clause (ii) of “Contractual Dilution Reserve”.
“Excluded Receivable” means (i) a Note Receivable that has been sold to National City Bank prior to May 21, 2004 pursuant to that certain Purchase and Sale Agreement, dated as of March 25, 1994, among Cardinal, the Originators, National City Bank and certain other parties named therein, as modified by that certain Modification of Purchase and Sale Agreement dated as of June 29, 1998, (ii) a Brokerage Receivable and (iii) a Kinray Receivable.
“Excluded Taxes” means, in the case of each Affected Party, (i) taxes imposed on its overall net income and franchise taxes (and any interest, fees or penalties for late payment thereof) imposed on it by (a) the jurisdiction under the Laws of which such Affected Party is incorporated or organized or (b) the jurisdiction in which such Affected Party’s principal executive office or such Affected Party’s applicable Funding Office is located; and (ii) any Taxes imposed under FATCA (or any amended or successor version of FATCA if such amended or successor version provides a commercially reasonable mechanism to avoid the tax imposed thereunder by satisfying the information reporting and other requirements of FATCA).
“Existing Agreement” has the meaning set forth in the Preliminary Statements to this Agreement.
“Expected Dilution Ratio” means, as of the last day of any calendar month, the average Dilution-to-Sales Ratio in respect of the twelve months then most recently ended.
“Extension Notice” has the meaning set forth in Section 4.6(a).
“Facility Account” has the meaning set forth in the Collection Account Disclosure Letter.
“FASB” has the meaning set forth in Section 10.2.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version) and any current or future regulations or
    Exh. I-32
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official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.
“Fee Letter” means each of (i) the letter agreement, dated as of November 1, 2013 among Seller, the Agent, the Managing Agents and the Purchasers, as it may be amended or modified and in effect from time to time, and (ii) any other fee letter or similar letter agreement relating to the payment of fees to any of the Purchasers entered into among Seller, the Purchasers party thereto and/or any agent or agents acting on behalf of any such Purchasers, as any such fee letter or letter agreement may be amended or modified and in effect from time to time.
“Finance Charges” means, with respect to a Contract, any finance, interest, discount, late payment charges or similar charges owing by an Obligor pursuant to such Contract.
“Financial Institutions” has the meaning set forth in the preamble in this Agreement. For the avoidance of doubt, if any Person that is a Financial Institution is also an LC Bank, “Financial Institution” shall be deemed to be a reference to such Person in both such capacities.
“Financial Institution Termination Date” means, with respect to any Financial Institution and its related Conduit(s), if any, (a) the Scheduled Facility Termination Date that such Terminating Financial Institution did not consent to extend or (b) the date, if any, specified by the related Managing Agent upon not less than thirty (30) days’ prior written notice, which may be delivered to the Sellers if a CP Disruption Event shall have occurred with respect to a related Conduit and shall have continued for a period of 270 consecutive days, so long as such Managing Agent shall have notified the Sellers of the occurrence of such CP Disruption Event and shall have provided the Sellers confirmation that such CP Disruption is continuing promptly following reasonable periodic request therefor.
“Fitch” means Fitch, Inc. (d/b/a Fitch Ratings) or any successor thereto that is a nationally recognized statistical rating organization.
“Floor” means 0.00%.
“Funding Agreement” means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit a Conduit.
“Funding Office” means, with respect to any Affected Party, the office, branch, subsidiary or Affiliate of such Affected Party in which it elects to book its interest in the Purchaser Interest or its other interests hereunder.
    Exh. I-32
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“Funding Source” means (a) any Financial Institution and (b) with respect to any Conduit (i) such Conduit’s Related Financial Institution(s), (ii) such Conduit’s related Managing Agent, (iii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to such Conduit, (iv) any agent, administrator or manager of such Conduit and (v) any bank holding company related to any of the foregoing.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Griffin” means Griffin Capital, LLC, a Nevada limited liability company.
“Incremental Purchase” means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital or the LC Exposure hereunder. For the avoidance of doubt, each issuance of a Letter of Credit hereunder shall constitute an Incremental Purchase.
“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.
“Independent Manager” shall mean a member of the Board of Managers of each Seller who is not at such time, and has not been at any time during the preceding five (5) years, (A) a director, officer, manager, member employee or affiliate of any Seller, any Cardinal Entity, or any of their respective Subsidiaries or Affiliates, or (B) the beneficial owner (at the time of such individual’s appointment as an Independent Manager or at any time thereafter while serving as an Independent Manager) of any of the outstanding membership or other equity interests of any Seller, any Cardinal Entity, or any of their respective Subsidiaries or Affiliates, having general voting rights.
“Kinray Receivable” means, at any time following the merger of Kinray, LLC, a New York limited liability company, and Cardinal Health 110, LLC, a Receivable originated by legacy Kinray, LLC, which receivables are processed on the iSeries/AS400 billing system as of November 14, 2016.
“Law” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders or administrative or judicial precedents or authorities, including the interpretation or administration thereof by any
    Exh. I-32
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Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.
“LC Adjusted Exposure” means, at any time, the LC Exposure minus the amount of cash collateral held in the LC Collateral Account at such time.
“LC Bank” has the meaning set forth in the preamble in this Agreement. If the context so requires, the LC Bank with respect to any Letter of Credit shall be deemed to mean the LC Bank that issued such Letter of Credit.
“LC Collateral Account” means the account or accounts at any time designated as the LC Collateral Account established and maintained by the Agent (for the benefit of the LC Banks and the Financial Institutions), or such other account as may be so designated as such by the Agent (which, for the avoidance of doubt, may be one or more accounts maintained at the respective LC Banks).
“LC Expiry Notice Date” has the meaning set forth in Section 1.6(b).
“LC Exposure” means at any time, the sum of the amounts then available to be drawn under all outstanding Letters of Credit.
“LC Facility Limit” means the lesser of (i) $200,000,000 and (ii) the Purchase Limit.
“LC Fee Expectation” has the meaning set forth in Section 1.9(c).
“LC Limit” means, with respect to each LC Bank, the amount set forth as such LC Bank’s LC Limit in Schedule A hereto.
“LC Participation Advance” has the meaning set forth in Section 1.8(c).
“LC Reimbursement Date” has the meaning set forth in Section 1.8(b).
“LC Reimbursement Obligation” has the meaning set forth in Section 1.8(a).
“LC Reimbursement Purchase” has the meaning set forth in Section 1.8(b).
“Legal Receivable” means a Receivable that is the subject of an action, suit or proceeding before any Governmental Authority or arbitrator or as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor).
“Letter of Credit” means any stand-by letter of credit issued by an LC Bank at the request of the Sellers pursuant to this Agreement.
    Exh. I-32
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“Letter of Credit Application” means, with respect to any Letter of Credit and any related Purchase Notice, the applicable LC Bank’s form of Letter of Credit Application, substantially in the form of Exhibit XII hereto or such other form as such LC Bank specifies from time to time.
“Liquidity Agreement” means any agreement entered into, directly or indirectly, in connection with or related to, this Agreement pursuant to which any Person agrees to make loans or advances to, or purchase from, a Conduit (directly or indirectly) in order to provide liquidity for such Conduit’s Commercial Paper or other senior indebtedness.
“Lock-Box” means a locked postal box or departmental box located at a bank, in each case, maintained by Griffin in its capacity as Servicer with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables.
“Lock-Box Account” means each deposit account that is associated with each Lock-Box.
“Long Term Non-Trade Show Receivable” means a Receivable that (i) is not a Trade Show Receivables and (ii) arises under a Contract that requires payment in full of such Receivable within not less than 91 days and not more than 180 days of the original invoice therefor.
“Loss Horizon Ratio” means as of any date, an amount (expressed as a percentage) equal to (i) the aggregate gross sales of the Originators during the four most recently ended calendar months divided by (ii) at any time, the Ratings Level then in effect is (a) Ratings Level 1, the amount equal to the Non-Defaulted Receivables Balance as of the last day of such calendar month, or (b) Ratings Level 2, Ratings Level 3 or Ratings Level 4, the Net Receivables Balance as of the last day of the most recently ended calendar month.
“Loss Percentage” means, at any time, a percentage equal to the product of (i) Loss Stress Factor multiplied by (ii) the Loss Ratio multiplied by (iii) the Loss Horizon Ratio.
“Loss Ratio” means, on any date, the greatest three-month average Default Ratio as calculated for each of the 12 most recently ended calendar months.
“Loss Reserve” means, on any date, an amount equal to the Loss Percentage multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.
“Loss Stress Factor” means, at any time, the “Loss Stress Factor” set forth in the table below corresponding to the Ratings Level in effect at such time and set forth in the table below:
    Exh. I-32
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Ratings Level	Loss Stress Factor
Ratings Level 1	2.00
Ratings Level 2	2.00
Ratings Level 3	2.25
Ratings Level 4	2.25
“Managing Agent” has the meaning set forth in the preamble to this Agreement.
“Margin Stock” means: (i) any equity security registered or having unlisted trading privileges on a national securities exchange; (ii) any OTC security designated as qualified for trading in the National Market System under a designation plan approved by the Securities and Exchange Commission; (iii) any debt security convertible into a margin stock or carrying a warrant or right to subscribe to or purchase a margin stock; (iv) any warrant or right to subscribe to or purchase a margin stock; or (v) any security issued by an investment company registered under Section 8 of the Investment Company Act of 1940.
“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries taken as a whole, (ii) the ability of any Seller Party to perform its obligations under this Agreement or Performance Guarantor to perform its obligations under any Performance Guaranty, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.
“Medium Term Receivable” means a Receivable that arises under a Contract that requires payment in full of such Receivable within 90 days of the original invoice therefor.
“Monthly Report” means a report, in substantially the form of Exhibit IX hereto (appropriately completed), furnished by the Servicer to the Agent and each Managing Agent pursuant to Section 8.5.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto that is a nationally recognized statistical rating organization.
“MUFG” means MUFG Bank, Ltd., and its successors.
    Exh. I-32
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“MUFG Conduit” means Victory Receivables Corporation and its successors.
“Net Receivables Balance” means, at any time, the aggregate Outstanding Balance of all Receivables that are Eligible Receivables at such time reduced by (i) the aggregate amount by which the Outstanding Balance of all Receivables that are Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor and (ii) the aggregate Contractual Dilution Reserves for all Eligible Receivables of all Obligors.
“Non-Defaulted Receivables Balance” means the aggregate Outstanding Balance of all Receivables as to which no payment, or part thereof, remains unpaid for more than ninety (90) days from the original due date for such payment (determined without regard to any extension of the date due pursuant to Section 8.2(d)).
“Non-Deferring Purchaser” has the meaning set forth in Section 1.15.
“Non-Renewing Financial Institution” has the meaning set forth in Section 4.6(a).
“Non-U.S. Affected Party” has the meaning set forth in Section 10.4(d)(ii).
“Note Receivable” means a Receivable that is evidenced, in whole or in part, by any note, draft or other “instrument” or “document” within the meaning of Article 9 of the UCC.
“Obligations” shall have the meaning set forth in Section 2.1.
“Obligor” means a Person obligated to make payments pursuant to a Contract.
“OFAC” has the meaning set forth in the definition of Sanctioned Person.
“Omnibus Agreement” means that certain Omnibus Amendment and Assignment Agreement, dated as of the date hereof, by and among the parties hereto.
“Originator” means Cardinal Health 110, LLC, a Delaware limited liability company, formerly known as each of Cardinal Health 110, Inc. and Whitmire Distribution Corporation, and as successor by merger to each of Cardinal Syracuse, Inc., a New York corporation, Ohio Valley-Clarksburg, Inc., a Delaware corporation, Cardinal Health 103, Inc., a Mississippi corporation, and Cardinal Health 106, Inc., a Massachusetts corporation, and Cardinal Health 411, LLC, an Ohio limited liability company.
“Other Taxes” has the meaning set forth in Section 10.4(b).
“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.
“ParMed Receivable” means, a Receivable originated by the ParMed division of Cardinal Health 110, LLC, which Receivables are processed on the Business Planning and Control System as of November 14, 2016.
    Exh. I-32
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“Participant” has the meaning set forth in Section 12.2.
“Payment Recipient” has the meaning set forth in Section 11.9.
“Performance Guarantor” means Cardinal.
“Performance Guaranty” means each of (i) that certain Fifth Amended and Restated Performance Guaranty, dated as of November 1, 2013, by the Performance Guarantor in favor of the Original Seller, as may be reaffirmed, amended, restated or otherwise modified from time to time, and (ii) that certain Performance Guaranty, dated as of the date hereof, by the Performance Guarantor in favor of the Additional Seller, as may be reaffirmed, amended, restated or otherwise modified from time to time (the “Additional Performance Guaranty”).
“Permitted Commingled Collections” means all cash collections and other cash proceeds in respect of receivables owing to Subsidiaries of Cardinal that are neither Originators nor Approved Sub-Originators not exceeding $3,000,000 in the aggregate per calendar month; provided, that, such collections shall cease to be “Permitted Commingled Collections” upon the occurrence of any of the following events: (a) an Amortization Event or Potential Amortization Event shall have occurred or (b) the Ratings Level then in effect is either Ratings Level 3 or Ratings Level 4.
“Permitted Linked Accounts” means such accounts designated as “Permitted Link Accounts” by the Sellers or Servicer in writing to the Agent, as the same may be updated from time to time in writing by the Sellers and Servicer.
“Permitted Sub-Servicer” has the meaning set forth in Section 8.1(b).
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“PNC” means PNC Bank, National Association, and its successors.
“Potential Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.
“Prime Rate” means a rate per annum equal to the higher of (x) the prime rate of interest announced from time to time by the Agent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes, and (y) the Federal Funds Rate plus 0.50%.
“Proposed Reduction Date” has the meaning set forth in Section 1.3.
“Pro Rata Share” means, (a) for each Financial Institution, a percentage equal to (i) the Commitment of such Financial Institution, divided by (ii) the aggregate amount of all Commitments of all Financial Institutions hereunder, adjusted as necessary to give effect to the
    Exh. I-32
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application of the terms of Section 4.6 and (b) for each Conduit or Purchaser Group, the aggregate of the Pro Rata Shares determined pursuant to clause (a) above for all Financial Institutions in its or such (as applicable) Purchaser Group.
“Purchase” means any purchase made by a Purchaser under Section 1.1.
“Purchase Limit” means $1,000,000,000, as such amount may be modified in accordance with the terms of Section 4.6(b).
“Purchase Notice” has the meaning set forth in Section 1.2.
“Purchase Price” means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to the Sellers (or, in the case of a Letter of Credit issuance, the amount available to be drawn under such Letter of Credit) for such Purchaser Interest which shall not exceed the least of (i) the amount requested by the Sellers in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit (or, in the case of a Letter of Credit issuance, the lesser of the LC Facility Limit and the applicable LC Limit) on the applicable purchase date, taking into account any other proposed Incremental Purchase requested on the applicable purchase date, and (iii) the excess, if any, of the Net Receivables Balance (less the Aggregate Reserves) on the applicable purchase date (determined as of the date of the most recent report, whether such report is a Monthly Report, Weekly Report or Daily Report) over the sum of the Aggregate Capital plus the LC Adjusted Exposure (determined after giving effect to such Incremental Purchase and any other proposed Incremental Purchase requested on the applicable purchase date).
“Purchaser Group” means each group consisting of a Conduit (if applicable), Financial Institution, LC Bank (if applicable), Agent (if applicable) and Managing Agent, as listed on Schedule A to this Agreement under the heading “Purchaser Groups”.
“Purchaser Group Commitment” means, with respect to any Purchaser Group or any Purchaser in such Purchaser Group, the aggregate Commitments of all Related Financial Institutions in such Purchaser Group.
“Purchasers” means each Conduit, each Financial Institution and each LC Bank.
“Purchaser Interest” means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital and/or any designated portion of the LC Adjusted Exposure, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:
E
NRB - AR
where:
    Exh. I-32
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E	=	the amount of such selected Capital and/or such selected portion of the LC Adjusted Exposure, as the case may be.
NRB	=	the Net Receivables Balance.
AR	=	the Aggregate Reserves.
Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Amortization Date shall remain constant at all times after such Amortization Date. For the avoidance of doubt, unless otherwise specified or unless the context otherwise requires, (x) each reference to the Purchaser Interest of a particular Purchaser or Purchaser Group shall be deemed to mean the Purchaser Interest calculated with respect to all such Purchaser’s or Purchaser Group’s (as applicable) outstanding Capital and Pro Rata Share of the LC Adjusted Exposure and (y) each reference to the Purchaser Interest generally or the Purchaser Interest of all Purchasers or Purchaser Groups shall be deemed to mean the Purchaser Interest calculated with respect to the Aggregate Capital and the entire LC Adjusted Exposure.
“Purchasing Financial Institution” has the meaning set forth in Section 12.1(b).
“Rating Agency” means, collectively, S&P, Moody’s and Fitch.
“Ratings Level” means, at any time, the “Ratings Level” set forth in the table below corresponding to the “Qualification Requirements” set forth in the table below.
    Exh. I-32
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Qualification Requirements	Ratings Level
The senior unsecured long-term debt ratings of Cardinal are (i) at BBB- or higher (as determined by S&P) and (ii) at Baa3 or higher (as determined by Moody’s)	Ratings Level 1
Cardinal does not qualify for Ratings Level 1 and the senior unsecured long-term debt ratings of Cardinal are (i) at BB+ or higher (as determined by S&P) and (ii) at Ba1 or higher (as determined by Moody’s)
Ratings Level 2
Cardinal does not qualify for Ratings Level 1 or Ratings Level 2 and the senior unsecured long-term debt ratings of Cardinal are (i) at BB or higher (as determined by S&P) and (ii) at Ba2 or higher (as determined by Moody’s)
Ratings Level 3
Cardinal does not qualify for Ratings Level 1, Ratings Level 2 or Ratings Level 3 for any reason	Ratings Level 4
“Receivable” means: (i) for purposes of each Receivables Sale Agreement, (a) all rights to payment owed (without giving effect to the transfers under any Sub-Originator Sale Agreement or any Transferor RPA) to the Originator or applicable Approved Sub-Originator for goods sold or services performed by the Originator or such Approved Sub-Originator or in which the Originator or Approved Sub-Originator has a security or other interest, whether such rights to payment constitute an account, chattel paper, general intangible or otherwise (as each of the foregoing terms is used in Article 9 of the UCC) and includes, without limitation, the obligation to pay any Finance Charges with respect thereto, excluding, however, any Excluded Receivable and (b) all rights of the applicable Transferor under each Sub-Originator Sale Agreement and each Transferor RPA and (ii) for purposes of this Agreement, (a) all rights to payment owed (without giving effect to the transfers under any Sub-Originator Sale Agreement, any Transferor RPA or the applicable Receivables Sale Agreement) to the Originator or applicable Approved Sub-Originator for goods sold or services performed by the Originator or such Approved Sub-Originator or in which such Originator or Sub-Originator has a security or other interest, whether such rights to payment constitute an account, chattel paper, general intangible or otherwise (as each of the foregoing terms is used in Article 9 of the UCC) and includes without limitation, the obligation to pay any Finance Charges with respect thereto, excluding however, any Excluded Receivable and (b) all rights of the Sellers under each Sub-Originator Sale Agreement, each Transferor RPA and the applicable Receivables Sale Agreement. Rights to payment arising from any one transaction, including, without limitation, rights to payment represented by an individual invoice shall constitute a Receivable separate from a Receivable consisting of the rights to payment arising from any other transaction.
    Exh. I-32
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“Receivables Sale Agreement” means each of (i) that certain Amended and Restated Receivables Sale Agreement, dated as of May 21, 2004, between Griffin, as transferor (the “Griffin Transferor”) and the Original Seller, as amended by the Omnibus Amendment and Reaffirmation of Performance Guaranty, dated as of August 18, 2004, the Omnibus Limited Waiver and Second Omnibus Amendment and Reaffirmation of Performance Guaranty, dated as of September 24, 2004, the Omnibus Amendment, dated as of June 20, 2007, the Omnibus Amendment and Waiver, dated as of December 15, 2009, the Fourth Amendment thereto, dated as of March 25, 2010, the Fifth Amendment thereto, dated as of November 1, 2014, and as may be further amended, restated or otherwise modified from time to time, and (ii) that certain Receivables Sale Agreement, dated as of the date hereof, between CH-23, as transferor (the “CH-23 Transferor” and collectively with the Griffin Transferor, the “Transferors” and each a “Transferor”) and the Additional Seller, as may be amended, restated or otherwise modified from time to time (the “Additional Receivables Sale Agreement”).
“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.
“Reduction Notice” has the meaning set forth in Section 1.3.
“Regulatory Change” means, relative to any Funding Source:
(a)any change in (or the adoption, implementation, change in phase-in or interpretations or commencement of effectiveness of) any:
(i)law applicable to such Funding Source;
(ii)rule, regulation, interpretation, directive, requirement or request (whether or not having the force of law and including any such rule, regulation, interpretation, directive or requirement regarding capital adequacy) applicable to such Funding Source of (A) any Governmental Authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of (B) any central bank or comparable agency or fiscal, monetary or other authority having jurisdiction over such Funding Source; or
(iii)generally accepted accounting principles consistently applied or regulatory accounting principles applicable to such Funding Source and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above;
(b)any change in the application to such Funding Source of any existing law, rule, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above.
“Reinvestment” has the meaning set forth in Section 2.2.
“Related Financial Institution” means with respect to each Conduit or Purchaser Group, each Financial Institution set forth opposite such Conduit’s name or as a member of such
    Exh. I-32
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Purchaser Group (as the case may be) in Schedule A to this Agreement and/or, in the case of an assignment pursuant to Section 12.1, set forth in the applicable Assignment Agreement.
“Related Security” means, with respect to any Receivable:
(i)all of the applicable Seller’s interest, if any, in the inventory and goods (including returned or repossessed inventory or goods), the sale or financing of which by the applicable Originator gave rise to such Receivable,
(ii)all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,
(iii)all guaranties, letters of credit, insurance, “supporting obligations” (within the meaning of Section 9-102(a) of the UCC of all applicable jurisdictions) and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,
(iv)all service contracts and other contracts and agreements associated with such Receivable,
(v)all of the applicable Seller’s right, title and interest in the Records related to such Receivable; provided, that with respect to any Contract, such Related Security shall only include such right, title and interest as it relates to payment under such Contract,
(vi)all of Sellers’ right, title and interest in, to and under each of the Receivables Sale Agreement, the Performance Guaranty, each Transferor RPA, each Sub-Originator Sale Agreement, the Cash Management Agreement, the Demand Loans, each Lock-Box and each Collection Account, and
(vii)all proceeds of any of the foregoing.
“Required Financial Institutions” means, at any time, collectively, the Financial Institutions with Commitments in excess of 66-2/3% of the aggregate Commitments.
“Required Notice Period” means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below; provided that such notice shall be given by at least 12:00 noon (New York time) on such day:

Aggregate Reduction	Required Notice Period

≤ $250,000,000	one Business Day
> $250,000,000	two Business Days
“Reserve Floor” means, on any date of determination, an amount equal to the product of (i) the Reserve Floor Percentage multiplied by (ii) the Net Receivables Balance as of the close of business of the Servicer on such date.
    Exh. I-32
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“Reserve Floor Percentage” means, on any date of determination, a percentage equal to the sum of (i) 25% plus (ii) the product of (x) the Expected Dilution Ratio multiplied by (y) the Dilution Horizon Ratio.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including the so-called Donetsk People’s Republic and Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea, Syria and Russia.
“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (or any successor thereto) or the U.S. Department of State, or as otherwise published from time to time; (b) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is operating, organized or resident in a Sanctioned Country; (d) with whom engaging in trade, business or other activities is otherwise prohibited or restricted by Sanctions; or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
“Sanctions” means the laws, rules, regulations and executive orders promulgated or administered to implement economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the United States government, including those administered by OFAC, the US State Department, the US Department of Commerce, (b) by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) by other relevant sanctions authorities to the extent compliance with the sanctions imposed by such other authorities would not entail a violation of applicable law.
“Scheduled Facility Termination Date” means September ~~30~~28, ~~2025~~2028.
“Seller” has the meaning set forth in the preamble to this Agreement.
“Seller Parties” has the meaning set forth in the preamble to this Agreement.
“Servicer” means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.
“Servicing Fee” has the meaning set forth in Section 8.6.
“Settlement Date” means (A) the 20th calendar day of each month (or if such day is not a Business Day, the next succeeding Business Day), and (B) the last day of the relevant Tranche Period in respect of each Purchaser Interest of any Financial Institution.
“Settlement Period” means (A) in respect of each Purchaser Interest of the Conduits, the immediately preceding Accrual Period, and (B) in respect of each Purchaser Interest of any Financial Institution, the entire Tranche Period of such Purchaser Interest.
    Exh. I-32
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“Significant Subsidiary” means any Subsidiary of the Performance Guarantor that would be a “significant subsidiary” within the meaning of Rule 1-02 of the Securities and Exchange Commission’s Regulation S-X.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Spread” means 0.10% per annum.
“Specified Regulation” means, without regard to the date enacted, adopted or issued, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III.
“Sub-Originator Sale Agreement” means each of (i) each Receivables Sale Agreement between an Approved Sub-Originator and the Originator, dated as of March 1, 2010, (ii) that certain Receivables Sale Agreement, dated as of November 14, 2016, between Medicap Pharmacies Incorporated, an Iowa corporation, and Cardinal Health 110, LLC (iii) that certain Receivables Sale Agreement, dated as of September 30, 2019, between Cardinal Health 112, LLC, a Delaware limited liability company, and Cardinal Health 110, LLC, and (iv) and any other Receivables Sale Agreement entered into from time to time between an Approved Sub-originator and the Originator, as each of the foregoing may be amended, supplemented or otherwise modified from time to time.
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of any Seller.
“S&P” means Standard & Poor’s Financial Services LLC or any successor thereto that is a nationally recognized statistical rating organization.
“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, charges, or withholdings, and any and all liabilities with respect to the foregoing (including interest, penalties and additions to taxes), but excluding Excluded Taxes.
    Exh. I-32
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“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Percentage” has the meaning set forth in Section 2.2.
“Terminating Commitment Amount” means, with respect to any Terminating Financial Institution, an amount equal to the Commitment (without giving effect to clause (iii) of the proviso to the penultimate sentence of Section 4.6(b)) of such Terminating Financial Institution, minus, an amount equal to 2% of such Commitment.
“Terminating Commitment Availability” means, with respect to any Terminating Financial Institution, the positive difference (if any) between (a) an amount equal to the Commitment (without giving effect to clause (iii) of the proviso to the penultimate sentence of Section 4.6(b)) of such Terminating Financial Institution, minus, an amount equal to 2% of such Commitment minus (b) the Capital of the Purchaser Interests funded by such Terminating Financial Institution.
“Terminating Financial Institution” means (a) a Non-Renewing Financial Institution that is deemed a “Terminating Financial Institution” in accordance with Section 4.6(b) or (b) any Financial Institution that has designated a Financial Institution Termination Date in accordance with clause (b) of the definition thereof.
“Trade Show Receivable” means a Receivable originated at a trade show.
“Tranche Period” means, with respect to any Purchaser Interest held by a Financial Institution:
(a)if Yield for such Purchaser Interest is calculated on the basis of SOFR, a period of one month, commencing on a Business Day selected by Sellers or the applicable Agent or Managing Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or
(b)if Yield for such Purchaser Interest is calculated on the basis of the Base Rate, a period commencing on a Business Day selected by the Sellers and agreed to by the applicable Agent or Managing Agent, provided no such period shall exceed one month.
If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to SOFR, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest of which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche
    Exh. I-32
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Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the applicable Agent or Managing Agent. Notwithstanding anything to the contrary contained herein, with respect to any Purchaser Interest held by a Purchaser Group that does not include a Conduit, the Tranche Period shall be the Accrual Period.
“Transaction Documents” means, collectively, this Agreement, the Existing Agreement, each Purchase Notice, each Receivables Sale Agreement, each Transferor RPA, each Sub-Originator Sale Agreement, each Performance Guaranty, each Collection Account Agreement, each Fee Letter, each Subordinated Note (as defined in each Receivables Sale Agreement), the Collection Account Disclosure Letter, the Cash Management Agreement, the Omnibus Agreement and all other instruments, documents and agreements executed and delivered in connection herewith or in connection with the Existing Agreement (other than the Contracts).
“Transferor RPA” means each of (i) that certain Second Amended and Restated Receivables Purchase and Sale Agreement, dated as of May 21, 2004, by and between Griffin and Cardinal Health 110, LLC, a Delaware limited liability company, formerly known as each of Cardinal Health 110, Inc. and Whitmire Distribution Corporation, and as successor by merger to Cardinal Syracuse, Inc., a New York corporation, Ohio Valley-Clarksburg, Inc., a Delaware corporation, Cardinal Health 106, Inc., a Massachusetts corporation, Cardinal Health 103, Inc., a Mississippi corporation, and Cardinal Health 411, LLC (“CH-110”), an Ohio limited liability company, as amended by the Amendment No. 1, effective as of June 20, 2007, the Amendment No. 2, effective as of November 19, 2007, the Omnibus Amendment and Waiver, dated as of December 15, 2009, and the Third Amendment thereto, dated as of March 25, 2010, and as may be amended, restated or otherwise modified from time to time, and (ii) that certain Receivables Purchase and Sale Agreement, dated as of the date hereof, by and between CH-23 and CH-110, as may be amended, restated or otherwise modified from time to time (the “Additional Transferor RPA”).
“UCC” means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.
“U.S. Affected Party” has the meaning set forth in Section 10.4(d)(i).
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Weekly Report” means a report, in form and substance acceptable to the Agent and each Managing Agent (appropriately completed), furnished by the Servicer to the Agent and each Managing Agent pursuant to Section 8.5.
“WF” means Wells Fargo Bank, N.A., and its successors.
    Exh. I-32
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“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“Yield” means for each respective Tranche Period relating to Purchaser Interests of the Financial Institutions, an amount equal to the sum of the products for each day elapsed during such Tranche Period of (i) the applicable Discount Rate for each Purchaser Interest multiplied by (ii) the Capital of such Purchaser Interest for such day multiplied by (iii) 1/360.
All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.
    Exh. I-32
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EXHIBIT II
FORM OF PURCHASE NOTICE
MUFG Bank, Ltd., as Agent and a Managing Agent
1221 Avenue of the Americas
New York, NY 10020
Attention: Rudy Liu
PNC Bank, National Association, as a Managing Agent
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
Attention: Brian Stanley
The Bank of Nova Scotia, as a Managing Agent
250 Vesey Street, 24th Floor
New York, NY 10281
Attention: Gig Morris
Wells Fargo Bank, N.A., as a Managing Agent
1100 Abernathy Road NE – 16th Floor
Suite 1600
Atlanta, GA 30328-5657
Attention: Bria Brown
Bank of America, National Association, as a Managing Agent
13510 Ballantyne Corporate Place
Charlotte, NC 28277
Attention: Chris Haynes and Ross Glynn
Re: PURCHASE NOTICE
Ladies and Gentlemen:
Reference is hereby made to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of [ ], ~~2023~~2025, by and among Cardinal Health Funding, LLC, a Nevada limited liability company (the “Original Seller”), Cardinal Health 23 Funding, LLC, a Nevada limited liability company (the “Additional Seller” and, together with the Original Seller, the “Sellers” and each a “Seller”), Griffin Capital, LLC, as Original Servicer, Cardinal Health 23, LLC, as Servicer, the Financial Institutions, the Conduits, the LC Banks, the Managing Agents and MUFG Bank, Ltd., as Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement. The Agent and the Managing Agents are hereby notified of the following Incremental Purchase to be made [in cash / by the issuance of a Letter of Credit] as set forth below:
    Exh. II-4
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[Use the following for cash-funded Incremental Purchases only]

Purchase Price:	$
Portion of the Purchase Price Payable by the BNS Conduit’s Purchaser Group:[1]	$
Portion of Purchase Price Payable by the MUFG Conduit’s Purchaser Group:[2]	$
Portion of Purchase Price Payable by PNC:[3]	$
Portion of Purchase Price Payable by WF:[4]	$
Portion of Purchase Price Payable by BofA: [5]	$
Date of Purchase:
Requested Discount Rate: [6]	Daily One Month Term SOFR
Requested Tranche Period: [7]	[______________________________]
Please credit the Purchase Price in immediately available funds to our Facility Account [and then wire-transfer the Purchase Price in immediately available funds on the above-specified date of purchase to]:
[Account Name]
[Account No.]
[Bank Name & Address]
[ABA #]
Reference:
Telephone advice to: [Name] @ tel. no. ( )
Please advise [Name] at telephone no. ( ) _________________ if any Conduit will not be making this purchase.
1    This amount will be equal to the BNS Conduit’s Pro Rata Share of the Purchase Price specified above.
2    This amount will be equal to the MUFG Conduit’s Pro Rata Share of the Purchase Price specified above.
3    This amount will be equal to PNC’s Pro Rata Share of the Purchase Price specified above.
4    This amount will be equal to WF’s Pro Rata Share of the Purchase Price specified above.
5    This amount will be equal to BofA’s Pro Rata Share of the Purchase Price specified above.
6    This is only applicable in the case of Incremental Purchases funded by Financial Institutions.
7    This is only applicable in the case of Incremental Purchases funded by Financial Institutions.
    Exh. II-4
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[Use the following only for Incremental Purchases
involving the issuance of a Letter of Credit]
The Additional Seller, for itself and/or on behalf of the Original Seller, hereby requests that ___________, in its capacity as an LC Bank, issue a Letter of Credit with a face amount of $_____________ on ________________, 20__ (the “Date of Purchase”). The related Letter of Credit Application has been completed in full by the Sellers and is enclosed with this letter.
[Include the following for all Incremental Purchases]
In connection with the Incremental Purchase to be made on the above listed “Date of Purchase” (the “Purchase Date”), the Additional Seller, for itself and/or on behalf of the Original Seller, hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):
(i)the representations and warranties of the Sellers set forth in Section 5.1 and 5.2 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date);
(ii)no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;
(iii)the Amortization Date has not occurred, the Aggregate Capital plus the LC Exposure does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%;
(iv)none of the conditions or circumstances listed in sub-paragraphs (i) through (vi) of Section 1.1(a) of the Receivables Purchase Agreement exist at the time of, or would be caused to exist by, any Incremental Purchase requested hereby; and
(v)the amount of Aggregate Capital is $_________ and the LC Exposure is $_________, in each case, after giving effect to the Incremental Purchase to be made on the Purchase Date.

    Exh. II-4
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Very truly yours,

CARDINAL HEALTH 23 FUNDING, LLC

By:
Name:
Title:

    Exh. II-4
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EXHIBIT III

LEGAL NAMES; JURISDICTIONS OF ORGANIZATION;
LOCATIONS OF RECORDS;
FEDERAL EMPLOYER IDENTIFICATION NUMBERS;
STATE ORGANIZATIONAL IDENTIFICATION NUMBERS

Seller

Legal Name:	Cardinal Health Funding, LLC
Jurisdiction of Organization	Nevada
Locations of Records:	7000 Cardinal Place Dublin, Ohio 43017
Federal Employer’s Identification Number:	88-0462827
State Organizational Identification Number:	LLC4939-2000
Additional Seller Legal Name: Jurisdiction of Organization: Location of Records: Federal Employer’s Identification Number: State Organizational Identification Number:	Cardinal Health 23 Funding, LLC Nevada 7000 Cardinal Place Dublin, Ohio 43017 93-1573939 E32079252023-6

Servicer

Legal Name:	Griffin Capital, LLC
Jurisdiction of Organization	Nevada
Locations of Records:	7000 Cardinal Place Dublin, Ohio 43017
Federal Employer’s Identification Number:	86-0860268
State Organizational Identification Number:	LLC5421-2002

Additional Servicer Legal Name: Jurisdiction of Organization: Location of Records: Federal Employer’s Identification Number: State Organizational Identification Number:	Cardinal Health 23, LLC Nevada 7000 Cardinal Place Dublin, Ohio 43017 93-1607156 E32079452023-4
    Exh. III-2
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EXHIBIT IV

[Reserved]
    Exh. IV-1
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EXHIBIT V

FORM OF COMPLIANCE CERTIFICATE
To: MUFG Bank, Ltd., as Agent
This Compliance Certificate is furnished pursuant to that certain Fifth Amended and Restated Receivables Purchase Agreement dated as of ~~[ ]~~September 1, 2023, among Cardinal Health Funding, LLC (the “Original Seller”), Cardinal Health 23 Funding, LLC (the “Additional Seller” and, together with the Original Seller, the “Sellers” and each a “Seller”), Griffin Capital, LLC, as initial servicer (the “Original Servicer”), Cardinal Health 23, LLC, as Servicer (the “Servicer”), the Purchasers party thereto, the Managing Agents party thereto and MUFG Bank, Ltd., as agent for such Purchasers (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected [______] of each Seller.
2.    I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of each Seller and its respective Subsidiaries during the accounting period covered by the attached financial statements.
3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.
4.    Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.
5.    Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the applicable Seller has taken, is taking, or proposes to take with respect to each such condition or event:

    Exh. V-2
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6.    As of the date hereof, the jurisdiction of organization of each Seller is Nevada, the jurisdiction of organization of the Servicer is Nevada, each of the Sellers and the Servicer is a “registered organization” (within the meaning of Section 9-102 of the UCC in effect in New York) and neither of the Sellers nor the Servicer has changed its jurisdiction of organization since [ ], 2023.
The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of ______________, ___.
Name:
Title:

    Exh. V-2
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SCHEDULE I TO COMPLIANCE CERTIFICATE
A.    Schedule of Compliance as of __________, ____ with Section ___ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
This schedule relates to the month ended:

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EXHIBIT VI

FORM OF ASSIGNMENT AGREEMENT
THIS ASSIGNMENT AGREEMENT (this “Assignment Agreement”) is entered into as of the ___ day of ____________, ____, by and between _____________________ (“Assignor”) and __________________ (“Assignee”).
PRELIMINARY STATEMENTS
A.    This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Fifth Amended and Restated Receivables Purchase Agreement dated as of September 1, 2023, by and among Cardinal Health Funding, LLC (the “Original Seller”), Cardinal Health 23 Funding, LLC (the “Additional Seller” and, together with the Original Seller, the “Sellers” and each a “Seller”), Griffin Capital, LLC, as initial servicer (the “Original Servicer”), Cardinal Health 23, LLC, as Servicer (the “Servicer”), the Conduits party thereto, the LC Banks party thereto, the Managing Agents party thereto, MUFG Bank, Ltd., as Agent, and the Financial Institutions party thereto (as amended, modified or restated from time to time, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Receivables Purchase Agreement.
B.    Assignor is a Financial Institution party to the Receivables Purchase Agreement, and Assignee wishes to become a Financial Institution thereunder; and
C.    Assignor is selling and assigning to Assignee an undivided ____________% (the “Transferred Percentage”) interest in all of Assignor’s rights and obligations under the Receivables Purchase Agreement and the Transaction Documents, including, without limitation, Assignor’s Commitment and (if applicable) the Capital of Assignor’s Purchaser Interests as set forth herein.
AGREEMENT
The parties hereto hereby agree as follows:
1.The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the “Effective Date”) two (2) Business Days (or such other date selected by the Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement (“Effective Notice”) is delivered by the Agent to the Conduit in the Assignor’s and Assignee’s Purchaser Group, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Financial Institution party to the Receivables Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.
2.If Assignor has no outstanding Capital under the Receivables Purchase Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6
Exh.VI-1
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below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and all rights and obligations associated therewith under the terms of the Receivables Purchase Agreement, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Article I of the Receivables Purchase Agreement.
3.If Assignor has any outstanding Capital under the Receivables Purchase Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of Assignor’s Purchaser Interests (such amount, being hereinafter referred to as the “Assignee’s Capital”); (ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee’s Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee’s Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the “Assignee’s Acquisition Cost”); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and the Capital of Assignor’s Purchaser Interests (if applicable) and all related rights and obligations under the Receivables Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Article I of the Receivables Purchase Agreement.
4.Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Receivables Purchase Agreement.
5.Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.
6.By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent and the other Financial Institutions in the Assignor’s and Assignee’s Purchaser Group as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Receivables Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Receivables Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Sellers, any Obligor, any Affiliate of Sellers or the performance or observance by the Sellers, any Obligor, any Affiliate of Sellers of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of the Receivables Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agent, any Conduit, the Sellers or any other Financial Institution or Purchaser and based on such documents and information as
Exh.VI-2
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it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Purchase Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) Assignee appoints and authorizes _________ to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Managing Agent for the Assignee’s Purchaser Group by the terms thereof, together with such powers as are reasonably incidental thereto; and (g) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Receivables Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Financial Institution (including, without limitation, as a Related Financial Institution) or, when applicable, as a Purchaser.
7.Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Receivables Purchase Agreement, including, without limitation, Article I, Sections 4.1, and 14.6 thereof.
8.Schedule I hereto sets forth the revised Commitment of Assignor, the Conduit for which Assignee shall act as a Related Financial Institution and the Commitment of Assignee, as well as administrative information with respect to Assignee.
9.THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
10.Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of any Conduit, it will not institute against, or join any other Person in instituting against, any Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.
[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Exh.VI-3
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SCHEDULE I TO ASSIGNMENT AGREEMENT
LIST OF LENDING OFFICES, ADDRESSES
FOR NOTICES AND COMMITMENT AMOUNTS
Date: _______________, ____
Transferred Percentage:    ________%

	A-1	A-2	B-1	B-2
Assignor	Commitment (prior to giving effect to the Assignment Agreement)	Commitment (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

		A-2	B-1	B-2
Assignee		Commitment (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

Assignee is a Related Financial Institution for:________________________
Address for Notices
Attention:
Phone:
Fax:

1
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SCHEDULE II TO ASSIGNMENT AGREEMENT

EFFECTIVE NOTICE
TO:        , Assignor

TO:        , Assignee

The undersigned, as Agent under the Fifth Amended and Restated Receivables Purchase Agreement, dated as of September 1, 2023, by and among Cardinal Health Funding, LLC (the “Original Seller”), Cardinal Health 23 Funding, LLC (the “Additional Seller” and, together with the Original Seller, the “Sellers” and each a “Seller”), Griffin Capital, LLC, as initial servicer (the “Original Servicer”), Cardinal Health 23, LLC, as Servicer (the “Servicer”), the Conduits party thereto, the LC Banks party thereto, the Managing Agents party thereto, MUFG Bank, Ltd., as Agent, and the Financial Institutions party thereto, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of ____________, ____ between __________________, as Assignor, and __________________, as Assignee. Terms defined in such Assignment Agreement are used herein as therein defined.
1.Pursuant to such Assignment Agreement, you are advised that the Effective Date will be ______________, ____.
2.The Conduit in the Assignor’s Purchaser Group hereby consents to the Assignment Agreement as required by Section 12.1(b) of the Receivables Purchase Agreement.
[3.    Pursuant to such Assignment Agreement, the Assignee is required to pay $____________ to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]
1
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Very truly yours,

MUFG BANK, LTD., individually and as Agent

By:
Title:

[APPLICABLE COMPANY]

By:
Title:

2
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EXHIBIT VII

CREDIT AND COLLECTION POLICY

(attached)
Exh. VII-1
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EXHIBIT VIII

[Reserved]
Exh. VIII-1
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EXHIBIT IX

FORM OF MONTHLY REPORT

(attached)
Exh. IX-1
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EXHIBIT X

[Reserved]
Exh. X-1
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EXHIBIT XI

FORM OF REDUCTION NOTICE

_____________________, 20___
MUFG Bank, Ltd., as Agent and a Managing Agent
1221 Avenue of the Americas
New York, NY 10020
Attention: Rudy Liu
PNC Bank, National Association, as a Managing Agent
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
Attention: Brian Stanley
The Bank of Nova Scotia, as a Managing Agent
250 Vesey Street, 24th Floor
New York, NY 10281
Attention: Gig Morris
Wells Fargo Bank, N.A., as a Managing Agent
1100 Abernathy Road NE – 16th Floor
Suite 1600
Atlanta, GA 30328-5657
Attention: Bria Brown
Bank of America, National Association, as a Managing Agent
13510 Ballantyne Corporate Place
Charlotte, NC 28277
Attention: Chris Haynes and Ross Glynn
Ladies and Gentlemen:
The undersigned, Cardinal Health 23 Funding, LLC, as Seller (the “Additional Seller”), for itself and on behalf of Cardinal Health Funding, LLC, as Seller (the “Original Seller”), refers to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of ~~[ ]~~September 1, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, the Original Seller, Griffin Capital, LLC, as initial servicer (the “Original Servicer”), Cardinal Health 23, LLC, as Servicer (the “Servicer”), certain Conduits party thereto, certain LC Banks party thereto, certain Financial Institutions party thereto, certain Managing Agents party thereto and MUFG Bank, Ltd., as Agent for such Conduits, LC Banks and Financial Institutions (the Conduits, LC Banks and the Financial Institutions, collectively, the “Purchasers”). Pursuant to Section 1.3 of the Receivables Purchase Agreement, the
Exh. XI-1
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undersigned hereby irrevocably notifies you that it will repay [all] [a portion] of the Capital outstanding under the Receivables Purchase Agreement and in that connection sets forth below the information relating to such repayment (the “Proposed Reduction”):
The Business Day of the Proposed Reduction is _________________, 20_____.
The total amount of the Proposed Reduction is $_____________________.
The Pro Rata Share of the Proposed Reduction for each Conduit is:
$______________ for Liberty Street Funding LLC; and
$______________ for Victory Receivables Corporation.
The Pro Rata Share of the Proposed Reduction for each Financial Institution is: for MUFG, $_______________ for WF, $_______________, for BNS, $_______________, $______________ for PNC and $______________ for BofA.
On the date of the Proposed Reduction, the Sellers shall pay to each relevant Purchaser(s), an amount equal to (i) such Purchaser’s Pro Rata Share of the outstanding Capital described above, plus (ii) all other amounts payable to the Agent or any Purchaser under the Transaction Documents.
Very truly yours,

CARDINAL HEALTH 23 FUNDING, LLC

By:
Name:
Title:

Exh. XI-2
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EXHIBIT XII

FORM OF LETTER OF CREDIT APPLICATION
(attached)
Exh. XII-1
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SCHEDULE A

COMMITMENTS, CONDUIT PURCHASE LIMITS, WIRING INSTRUCTIONS,
RELATED FINANCIAL INSTITUTIONS AND MANAGING AGENTS
Financial Institutions, Commitments and Wiring Instructions
for Financial Institutions
Sch. A-1
~~2307655.04B-NYCSR03A - MSW~~
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Financial Institutions	Commitment	Wiring Instructions for Payments to Financial Institutions (Wiring instructions for payments to Conduits are on the following page)
Wells Fargo Bank, N.A.	$250,000,000	Wells Fargo Bank, N.A. ABA # 121-000-248 A/C # 37235547964500543 Ref: CHU01-Cardinal Health
MUFG Bank, Ltd., with respect to Victory Receivables Corporation	$250,000,000	MUFG Bank, Ltd. ABA # 026-009-632 AC# 310-051-428 Account Name: VRC Reference: Cardinal Health
Bank of America, National Association	$250,000,000	Bank of America, N.A. 026009593 A/C Name: Wire Clearing Acct for Syn Loans – LIQ A/C No.: 1366072250600 City: Charlotte State: NC Attn: Peggy Poindexter Reference: Cardinal Health Funding LLC
PNC Bank, National Association	$125,000,000	PNC Bank, NA Routing # 043000096 A/C # 130760016803 A/C Name: Commercial Loan Department Ref: Cardinal Health
The Bank of Nova Scotia, with respect to Liberty Street Funding LLC	$125,000,000
RECEIVING/INTERMEDIARY BANK INFORMATION

Bank Name: Bank of America NA
Bank Address: 1 Bryant Park, New York, NY 10036
Fedwire ABA: 026009593
Swift Code/IBAN Code: BOFAUS3N

BENEFICIARY BANK INFORMATION
Bank Name: The Bank of Nova Scotia Houston
Bank Address: 711 Louisiana Street, Houston, TX 77002 USA
Swift Code/IBAN Code: NOSCUS4H
Beneficiary Account Name: Liberty Street Funding LLC
~~The Bank of Nova Scotia - New York Agency~~
~~ABA#: 026 – 002532~~
~~Account: Liberty Street Funding LLC~~
~~Acct#: 2158-13 Ref: Cardinal Health Funding LLC~~Account No: 1016733

Sch. A-2
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LC Banks and Related LC Limits

LC Banks	LC Limits
PNC Bank, National Association	$200,000,000

Conduits, Wiring Instructions for Conduits and
Related Financial Institutions of Conduits

Conduits	Wiring Instructions for Conduits	Related Financial Institution
Liberty Street Funding LLC
RECEIVING/INTERMEDIARY BANK INFORMATION

Bank Name: Bank of America NA
Bank Address: 1 Bryant Park, New York, NY 10036
Fedwire ABA: 026009593
Swift Code/IBAN Code: BOFAUS3N

BENEFICIARY BANK INFORMATION
Bank Name: The Bank of Nova Scotia Houston
Bank Address: 711 Louisiana Street, Houston, TX 77002 USA
Swift Code/IBAN Code: NOSCUS4H
Beneficiary Account Name: Liberty Street Funding LLC
~~The Bank of Nova Scotia - New York Agency~~
~~ABA#: 026 - 002532~~
~~Account: Liberty Street Funding LLC~~
~~Acct#: 2158-13~~
~~Ref: Cardinal Health Funding LLC~~ Account No: 1016733
The Bank of Nova Scotia
Victory Receivables Corporation	MUFG Bank, Ltd. ABA # 026-009-632 AC# 310-051-428 Account Name: VRC Reference: Cardinal Health	MUFG Bank, Ltd.

Sch. A-3
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Managing Agents

Purchasers	Managing Agent
Liberty Street Funding LLC, as a Conduit The Bank of Nova Scotia, as a Financial Institution	The Bank of Nova Scotia
Victory Receivables Corporation, as a Conduit MUFG Bank, Ltd., as a Financial Institution	MUFG Bank, Ltd.
PNC Bank, National Association, as a Financial Institution and as an LC Bank	PNC Bank, National Association
Wells Fargo Bank, N.A., as a Financial Institution	Wells Fargo Bank, N.A.
Bank of America, National Association, as a Financial Institution	Bank of America, National Association

Purchaser Groups

Liberty Street Funding LLC, as a Conduit The Bank of Nova Scotia, as a Financial Institution and as Managing Agent
Victory Receivables Corporation, as a Conduit MUFG Bank, Ltd., as a Financial Institution MUFG Bank, Ltd., as Managing Agent
PNC Bank, National Association, as a Financial Institution, as an LC Bank and as Managing Agent
Wells Fargo Bank, N.A., as a Financial Institution and as Managing Agent
Bank of America, National Association, as a Financial Institution and as Managing Agent

Sch. A-4
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Agent and Wiring Instructions for the Agent

Agent	Wiring Instructions for Agent
MUFG Bank, Ltd.	MUFG Bank, Ltd. ABA # 026-009-632 AC# 310-051-428 Account Name: VRC Reference: Cardinal Health

Sch. A-5
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SCHEDULE B

DOCUMENTS TO BE DELIVERED TO THE AGENT
ON OR PRIOR TO THE DATE HEREOF
1.Executed copies of this Agreement, duly executed by the parties hereto.
2.Copy of the Resolutions of the Board of Directors of Cardinal and each Seller Party certified by its Secretary or Assistant Secretary authorizing such Person’s execution, delivery and performance of this Agreement and the other documents to be delivered by it hereunder.
3.Certificate of Incorporation of Cardinal certified by the Secretary of State of its jurisdiction of incorporation on or within thirty (30) days prior to the date hereof.
4.Articles of Organization of each Seller Party certified by the Secretary of State of its jurisdiction of organization on or within thirty (30) days prior to the date hereof.
5.Good Standing Certificate for Cardinal and each Seller Party issued on or within thirty (30) days prior to the date hereof by the Secretary of State of its state of organization or incorporation and of each jurisdiction where its chief executive office or principal place of business is located, each of which is listed below:
(a)Sellers: Nevada
(b)Original Servicer: Nevada
(c)Servicer: Nevada
(d)Cardinal: Ohio
6.A certificate of the Secretary or Assistant Secretary of Cardinal and each Seller Party certifying (i) the names and signatures of the officers authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder and (ii) a copy of such Person’s By-Laws or Operating Agreement.
7.Executed copy of the Omnibus Agreement, duly executed by the parties thereto.
8.Executed copy of the Additional Transferor RPA, duly executed by the parties thereto.
9.Executed copy of the Additional Receivables Sale Agreement and the Subordinated Note (as defined therein) issued pursuant thereto, each duly executed by the parties thereto or the issuer thereunder, as applicable.
10.Executed copy of the Additional Performance Guaranty, duly executed by the parties thereto.
11.A favorable opinion of legal counsel for the Seller Parties and Performance Guarantor reasonably acceptable to the Agent regarding true sale matters as related to the new transfers effected pursuant to the Additional Transferor RPA and the Additional Receivables Sale Agreement.
Sch. B-1
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12.A favorable opinion of legal counsel for the Seller Parties and Performance Guarantor reasonably acceptable to the Agent regarding non-consolidation matters as between the Additional Seller and the “above the line” entities specified therein.
13.Favorable opinions of legal counsel (including in-house counsel) for the Seller Parties and Performance Guarantor reasonably acceptable to the Agent that address the following matters (though the Agent acknowledges that the exact formulation thereof may vary) and such other matters as the Agent may reasonably request:
--    Each Seller Party and Performance Guarantor is a corporation or limited liability company, duly organized or incorporated, validly existing, and in good standing under the laws of its state of incorporation or organization.
--    Each Seller Party and Performance Guarantor has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on such Person’s business.
--    Each Seller Party and Performance Guarantor has all requisite power and authority to execute, deliver and perform all of its obligations under this Agreement, the Omnibus Amendment, the Additional Transferor RPA, the Additional Receivables Sale Agreement and each other listed Transaction Document to which it is a party.
--    The execution and delivery by each Seller Party and Performance Guarantor of this Agreement, the Omnibus Agreement, the Additional Transferor RPA, the Additional Receivables Sale Agreement and each other listed Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of such Person and will not:
(i)require any action by or in respect of, or filing with, any governmental body, agency or official;
(ii)contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any scheduled agreement, judgment, injunction, order, decree or other instrument binding upon such Person; or
(iii)result in the creation or imposition of any Adverse Claim on assets of such Person (except as contemplated by this Agreement).
--    This Agreement, the Omnibus Agreement, the Additional Transferor RPA, the Additional Receivables Sale Agreement and each other listed Transaction Document to which it is a party has been duly executed and delivered by such Person and constitutes the legal, valid, and binding obligation of such Person, enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.
--    As to the creation and perfection of the security interest created pursuant to this Agreement, the Additional Transferor RPA and the Additional Receivables Sale Agreement in the event of the recharacterization of the true sale contemplated thereunder, respectively.
Sch. B-2
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--    To the opinion giver’s actual knowledge, there is no action, suit or other proceeding against any Seller Party or the Performance Guarantor that would materially adversely affect the business or financial condition of such Person and its Affiliates taken as a whole or which would seek to enjoin or otherwise interfere directly with the ability of such Person to perform its obligations under any Transaction Document to which it is a party.
Sch. B-3
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SCHEDULE C

NOTICE ADDRESSES

Original Seller:	Cardinal Health Funding, LLC 7000 Cardinal Place
Dublin, Ohio 43017
Attention: Jeff Cui e-mail: jeffy.cui@cardinalhealth.com

with a copy to:
Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
Attention: Vice President – Corporate & Securities, for purposes of Sections 3.3 and 4.2 only, Treasury (Fax No. 614/652-8639) e-mail: laura.dhaliwal@cardinalhealth.com

Additional Seller:	Cardinal Health 23 Funding, LLC 7000 Cardinal Place
Dublin, Ohio 43017
Attention: Jeff Cui
e-mail: jeffy.cui@cardinalhealth.com

with a copy to:
Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
Attention: Vice President – Corporate & Securities e-mail: laura.dhaliwal@cardinalhealth.com

Servicer:	Cardinal Health 23, LLC 7000 Cardinal Place
Dublin, Ohio 43017
Attention: Jeff Cui e-mail: jeffy.cui@cardinalhealth.com

with a copy to:
Cardinal Health, Inc.
7000 Cardinal Place
Sch. C-1
2307655.04B-NYCSR03A - MSW
~~1751912986.2~~1751912986 07130679

Dublin, Ohio 43017
Attention: Vice President – Corporate & Securities e-mail: laura.dhaliwal@cardinalhealth.com

BNS:	The Bank of Nova Scotia
250 Vesey Street, 24th Floor
New York, New York 10281
Attn: Gig Morris
e-mail: ~~[~~gig.morris~~]~~@scotiabank.com[8]

BNS Conduit:	Liberty Street Funding LLC
c/o Global Securitization Services, LLC
114 West 47th Street, Suite 2310
New York, NY 10036-1508
Attn: Kevin Corrigan
Fax: (212) 302-8767 e-mail: kcorrigan@gssnyc.com

(with a copy to BNS)

MUFG:	MUFG Bank, Ltd.
1221 Avenue of the Americas
New York, NY 10020
Attn: Rudy Liu
e-mail: securitization_reporting@us.mufg.jp

MUFG Conduit:	Victory Receivables Corporation
c/o Global Securitization Services, LLC
68 South Service Road, Suite 120 Melville, NY 11747 Telephone: (631) 930-7216
Facsimile: (212) 302-8767
Attention: David V. DeAngelis
e-mail: securitization_reporting@us.mufg.jp

(with a copy to MUFG)

PNC	PNC Bank, National Association
The Tower at PNC Plaza
~~8 NTD: Please confirm.~~
Sch. C-2
2307655.04B-NYCSR03A - MSW
~~1751912986.2~~1751912986 07130679

300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
Attention: Brian Stanley
Fax: (412) 762-9184 e-mail: brian.stanley@pnc.com with a copy to: ABFAdmin@pnc.com

WF	Wells Fargo Bank, N.A.
1100 Abernathy Rd NE
16th Floor, Suite 1600
Atlanta, GA 30328
Attention: Bria Brown
Fax: (855) 818-1934 e-mail: bria.brown@wellsfargo.com

BofA	Bank of America, National Association
13510 Ballantyne Corporate Place
Charlotte, NC 28277
Attention: Chris Haynes and Ross Glynn
e-mail: christpher.haynes@bofa.com, ross.glynn@bofa.com

Sch. C-3
2307655.04B-NYCSR03A - MSW
~~1751912986.2~~1751912986 07130679

SCHEDULE D

CONCENTRATION LIMIT
“Concentration Limit” means, at any time, for any Obligor, five percent (5%) of the aggregate Outstanding Balance of all Receivables that are Eligible Receivables, or such other amount (a “Special Concentration Limit”) for such Obligor designated by the Agent; provided, that, and to the extent applicable, the Rating Agencies then rating the Commercial Paper notes of the applicable Conduit shall have confirmed that the ratings of the Commercial Paper notes of such Conduit will not be downgraded or withdrawn as a result of any designation by the Agent of any new Obligor subject to a Special Concentration Limit or any increase by the Agent of an existing Special Concentration Limit percentage; and provided, further, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that the Agent or any Managing Agent may, upon not less than three Business Days’ notice to the Sellers, cancel any Special Concentration Limit; and provided, further, that the Special Concentration Limit for the Obligor CVS Health Corporation shall be automatically cancelled if, at any time, the senior unsecured short-term debt ratings of CVS Health Corporation fall below A-2 (or is withdrawn), as determined by S&P, and fall below P-2 (or is withdrawn), as determined by Moody’s. The following Special Concentration Limit has been established by the Agent for the following Obligor:

Obligor	Special Concentration Limit (% of the aggregate Outstanding Balance of Eligible Receivables)
CVS Health Corporation	25.00%

Sch. D-1
2307655.04B-NYCSR03A - MSW
~~1751912986.2~~1751912986 07130679

SCHEDULE E

SUBJECT CONVERSION CONDITION DOCUMENTS
(i)a certificate of the Secretary or Assistant Secretary of Converted Entity, certifying the names and true signatures of its officers who are authorized to sign the Transaction Documents on behalf of such Converted Entity;
(ii)certified copies of (A) the resolutions of the Board of Directors of each Converted Entity authorizing the execution, delivery and performance by such Converted Entity of the Transaction Documents to which it is a party and (B) the certificate of formation and operating agreement of each Converted Entity;
(iii)a good standing certificate with respect to each Converted Entity issued by the Secretary of State (or similar official) of the State of Delaware;
(iv)completed UCC search reports, dated on or shortly before the Conversion Date, with respect to each Converted Entity from the Delaware Secretary of State;
(v)proof of filing of a UCC-1 Financing Statement, naming such Converted Entity as debtor and the Agent as the secured party, with the Delaware Secretary of State and in form and substance satisfactory to the Agent;
(vi)proof of filing of (a) a UCC-1 Financing Statement, naming such Converted Entity as debtor and the Agent as the secured party and (b) a UCC-3 Financing Statement Amendment, amending the debtor’s name for the UCC-1 Financing Statement filed against the Converting Entity in connection with the Transaction Documents, in each case, with the Delaware Secretary of State and in form and substance satisfactory to the Agent; and
(vii)one or more favorable opinions of legal counsel the Converted Entity satisfactory to the Agent as to (i) certain general limited liability company, authority, enforceability and no-conflict matters and (ii) certain UCC attachment, perfection and priority maters, in each case, with respect to the Converted Entity.

Sch. E-1
2307655.04B-NYCSR03A - MSW
~~1751912986.2~~1751912986 07130679

Summary report: Litera Compare for Word 11.11.0.158 Document comparison done on 10/2/2025 4:27:51 PM
Style name: Default Style
Intelligent Table Comparison: Active
Original DMS: iw://cloudimanage.com/amecurrent/1751912986/2 - 2.a. Cardinal_Fifth_A&R_Receivables_Purchase_Agreement.docx
Modified DMS: iw://cloudimanage.com/amecurrent/1751912986/7 - 01.a. MUFG-Cardinal - Exhibit A to First Amendment to Fifth A&R Receivables Purchase Agreement (Conformed).docx
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